Exhibit 10.1







                    PARTICIPATION AGREEMENT

                 Dated as of December 22, 1995



                   Entered Into By and Among

                    CONSOLIDATED FREIGHTWAYS
                    CORPORATION OF DELAWARE
                           as Lessee,

                      ABN AMRO BANK N.V.,
             not individually, except as expressly
                 set forth herein, but as Agent

                              and

                     The Lessors Listed on
                       Schedule I Hereto

                       TABLE OF CONTENTS

                                                                         Page

ARTICLE I    Definitions                                                  1

ARTICLE II   Purchase and Lease of Vehicles                               1
             Section 2.1 Fundings; Payment of Purchase Price              1
             Section 2.2 Application of Funds; Sale and Lease of Vehicles 3
             Section 2.3 Time and Place of Delivery Dates                 4
             Section 2.4 Postponement of Delivery Date                    4
             Section 2.5 Commitment Fee                                   4

ARTICLE III  Conditions to Delivery Date Closings                         5
             Section 3.1   Delivery Date Notice; Invoices                 5
             Section 3.2   Appraisal                                      5
             Section 3.3   Participation Agreement                        6
             Section 3.4   Lease                                          6
             Section 3.5   Lease Supplements                              6
             Section 3.6   Financial Reports                              7
             Section 3.7   Financing Statements                           7
             Section 3.8   Certificates of Title                          7
             Section 3.9   Transaction Costs; Fees                        7
             Section 3.10  Opinions of Counsel                            8
             Section 3.11  Corporate Status and Proceedings               8
             Section 3.12  Consents and Approvals                         8
             Section 3.13  Payment of Impositions                         8
             Section 3.14  Search Reports                                 9
             Section 3.15  [Intentionally Omitted]                        9
             Section 3.16  Insurance                                      9
             Section 3.17  Proceedings Satisfactory, Etc.                 9
             Section 3.18  Absence of Material Adverse Effect             9
             Section 3.19  Representations and Warranties True; Absence of
                                    Defaults                              9

ARTICLE IV   General Provisions                                           9
             Section 4.1   Nature of Transaction                          9
             Section 4.2   [Intentionally Omitted]                       10
             Section 4.3   Replacements                                  10

ARTICLE V    Representations and Warranties                              10
             Section 5.1  Representations and Warranties of Lessee       10
             Section 5.2  Representations and Warranties of Lessors      16
             Section 5.3  Representations and Warranties of Agent        16

ARTICLE VI   Covenants                                                   18
             Section 6.1  Covenants of Lessee                            18
             Section 6.2  [Intentionally Omitted]                        24
             Section 6.3  Covenants of Agent and Lessors                 24

ARTICLE VII  General Indemnities                                         25
             Section 7.1  Indemnity                                      25
             Section 7.2  Excessive Use Indemnity                        26
             Section 7.3  Increased Capital Costs                        26
             Section 7.4  LIBO Rate Unlawful                             27
             Section 7.5  Funding Losses                                 27
             Section 7.6  Actions of Affected Lessors                    28

ARTICLE VIII General Tax Indemnity                                       28
             Section 8.1  General Tax Indemnity                          28
             Section 8.2  Contest                                        29
             Section 8.3  Gross Up                                       30
             Section 8.4  Tax Returns                                    31
             Section 8.5  Withholding Tax Exemption                      32

ARTICLE IX   Agent                                                       33
             Section 9.1  Appointment of Agent; Powers and Authorization
                             to Take Certain Actions                     33
             Section 9.2  Reliance                                       34
             Section 9.3  Action Upon Instructions Generally             34
             Section 9.4  Indemnification                                35
             Section 9.5  Independent Credit Investigation               36
             Section 9.6  Refusal to Act                                 36
             Section 9.7  Resignation or Removal of Agent; Appointment of
                            Successor                                    37
             Section 9.8  Separate Agent                                 37
             Section 9.9  Termination of Agency                          38
             Section 9.10 Compensation of Agency                         38
             Section 9.11 Limitations                                    38

ARTICLE X    Amendments to Operative Agreements                          39
             Section 10.1  Amendments to Operative Agreements With
                            Consent of Lessors                           39
             Section 10.2  Amendments to Operative Agreements
                            Affecting Agent                              40

ARTICLE XI   Miscellaneous                                               40
             Section 11.1  Survival of Covenants                         40
             Section 11.2  APPLICABLE LAW  40
             Section 11.3  Distribution and Application of Rents and Other
                              Payments                                   40
             Section 11.4  Notices                                       41
             Section 11.5  Transaction Costs; Other Expenses             42
             Section 11.6  Counterparts                                  42
             Section 11.7  Severability                                  43
             Section 11.8  Successors and Assigns; Transfers             43
             SECTION 11.9  JURY TRIAL                                    45
             Section 11.10 Captions; Table of Contents                   45
             Section 11.11 FINAL AGREEMENT                               45
             Section 11.12 No Third-Party Beneficiaries                  45
             Section 11.13 Further Assurances                            45
             Section 11.14 Reproduction of Documents                     46
             Section 11.15 Consideration for Consents to Waivers and
                              Amendments                                 46
             Section 11.16 Submission to Jurisdiction                    46



                 LIST OF SCHEDULES AND EXHIBITS

Schedule I               -    Commitments of Lessors; Payment Instructions
Schedule II              -    Description of Vehicles

Schedule X               -    Definitions

Exhibit A                -    Form of Lease
   Schedule I               -    Description of Vehicles
   Exhibit A                -    Form of Lease Supplement
Exhibit B                -    Form of Delivery Date Notice
   Schedule I               -    Vehicle List and Purchase Price
Exhibit C                -    Form of Lessee's Opinion of Counsel
Exhibit D                -    Form of Officer's Certificate
Exhibit E                -    Form of Investor's Letter
Exhibit F                -    Form of Assumption Agreement
Exhibit G                -    Form of Schedule I to Lease Agreement
Exhibit H                -    Form of Schedule II to Lease Agreement


                    PARTICIPATION AGREEMENT


     THIS PARTICIPATION AGREEMENT, dated as of December 22, 1995 (this "Participation Agreement"), is entered into among CONSOLIDATED FREIGHTWAYS CORPORATION OF DELAWARE, a Delaware corporation, as Lessee ("Lessee"), ABN AMRO BANK N.V., a bank organized under the laws of the Netherlands, not in its individual capacity, except as otherwise expressly provided herein, but solely as Agent for the Lessors (the "Agent"), and the several Lessors listed on Schedule 1 hereto (together with their respective permitted successors, assigns and transferees, each a "Lessor" and collectively the "Lessors").

     WHEREAS, on each Delivery Date, Lessee will transfer to Agent, for the benefit of Lessors, and Agent, on behalf of Lessors, will purchase and receive from Lessee, an interest in certain of the Vehicles described on Schedule II hereto; and

     WHEREAS, upon the transfer of the Vehicles on each Delivery Date, Agent, on behalf of Lessors, will lease such Vehicles to Lessee and Lessee will lease such Vehicles from Agent, for the benefit of Lessors, pursuant to the terms of the Lease substan tially in the form of Exhibit A hereto and one or more Lease Supplements, each substantially in the form of Exhibit A to the Lease;

     NOW, THEREFORE, in consideration of the mutual terms and conditions herein contained, the parties hereto agree as follows:


                           ARTICLE I


                          Definitions

     Capitalized terms used but not defined herein (including those used in the foregoing recitals) shall have the meanings specified in Schedule X hereto unless the context otherwise requires, which Schedule X shall for all purposes constitute a part of this Participation Agreement.


                           ARTICLE II

                 Purchase and Lease of Vehicles

     Section II.1  Fundings; Payment of Purchase Price.

     (a) Subject to the terms and conditions hereinafter set forth, and in reliance on the representations and warranties contained herein or made pursuant hereto, upon receipt of each Delivery Date Notice, each Lessor shall transfer to Agent on the specified Delivery Date an amount equal to the product of the aggregate Purchase Price of the Vehicles specified in such Delivery Date Notice, multiplied by such Lessor's Commitment Percentage (each such transfer being referred to herein as a "Funding"). In no event shall any Lessor be required to provide funds under this Participation Agreement in an aggregate amount exceeding such Lessor's Commitment.

     (b) Remittances pursuant to this Section 2.1 shall be made in immediately available federal funds by wire transfer to the account of Agent set forth below (or as otherwise specified by Agent to each Lessor from time to time not less than three Business Days prior to the date of the requested Funding) and must be received by Agent by 2:00 p.m., New York time on the applicable Delivery Date:



     (c) If the Agent determines that any Lessor (a "Defaulting Lessor") will not make available the amount (the "Defaulted Amount") which would constitute its Commitment Percentage of the total Purchase Price of the Vehicles specified in a Delivery Date Notice, Agent shall promptly notify each other Lessor (each, a "Non-Defaulting Lessor") and specify the additional amounts required to be funded by each Non-Defaulting Lessor. Each Non-Defaulting Lessor, as soon as practical after receipt of notice but not before the Delivery Date, shall transfer to the Agent, in immediately available funds, its pro rata share of the Defaulted Amount, determined in the same proportion that such Non-Defaulting Lessor's Commitment bears to the aggregate Commitments of all Non-Defaulting Lessors; provided that such amount, together with all amounts previously funded by each Non-Defaulting Lessor, shall not exceed the Non-Defaulting Lessor's Commitment. If the Defaulted Amount cannot be fully funded by the Non-Defaulting Lessors, Agent shall so notify the Non-Defaulting Lessors and give to all Non-Defaulting Lessors the opportunity to increase their respective Commitments by notice in writing to the Agent; provided that should the aggre gate proposed increased Commitments by one or more Non-Default ing Lessors exceed the Defaulted Amount, Agent shall increase the Commitments of the participating Non-Defaulting Lessors on a pro-rata basis in accordance with the respective amounts by which such Non-Defaulting Lessors have offered to participate, it being understood that in no event shall the aggregate amount funded by any Lessor exceed the amount of such Lessor's Commit ment, after giving effect to any increase in such Commitment pursuant to this sentence.

     In the event of any funding of all or a portion of the Defaulted Amount by the Non-Defaulting Lessors, the following rules shall apply notwithstanding any other provision in any Operative Agreement:

          (i)  The Commitment of the Defaulting Lessor
     shall be decreased in an amount equal to the total aggregate increase in the Commitments of the Non-Defaulting Lessors pursuant to this Section
     2.1(c);

          (ii) A Defaulting Lessor shall be obligated to fund any deliveries occurring after its default based upon its revised Commitment Percentage;

          (iii)  A Defaulting Lessor shall not have the
     right to fund its Defaulted Amount without the written consent of the Agent and Lessee and then only to the extent such Defaulted Amount has not been funded by the Non-Defaulting Lessors;

          (iv)  If and to the extent that the Defaulted
     Amount is not funded by the Non-Defaulting Lessors, Agent may delete Vehicles from the Delivery Date
     Notice so that the total Purchase Price of the Vehicles specified in the Delivery Date Notice equals the aggregate revised Fundings for the Delivery Date;
     and

          (v) The Defaulting Lessor shall not be responsi ble for any consequential damages suffered by Lessee or any of Lessee's Affiliates as a result of its failure to so fund.

     Section II.2 Application of Funds; Sale and Lease of Vehicles. On each Delivery Date, upon (a) receipt by Agent of all amounts to be paid by the Lessors pursuant to Section 2.1, and (b) satisfaction or waiver of each of the conditions set forth in Article III, (i) Agent shall purchase, for the benefit of the Lessors, an interest in the Vehicles to be acquired on such Delivery Date, as specified in the relevant Delivery Date Notice delivered pursuant to Section 3.1, (ii) in consideration therefor, Agent, on behalf of the Lessors, shall pay, from the funds made available by the Lessors pursuant to Section 2.1, an amount equal to the aggregate Purchase Price of the interest in the Vehicles being so sold and purchased in immediately availa ble federal funds remitted by wire transfer to the account specified by Lessee in the relevant Delivery Date Notice, and
(iii) Agent, on behalf of the Lessors, shall lease to Lessee the Vehicles so purchased by Agent and Lessee shall accept delivery of and lease from Agent such Vehicles pursuant to the Lease. Each Lessor shall hold an undivided interest in the Vehicles equal to such Lessor's Investment Percentage.

     Section II.3  Time and Place of Delivery Dates.  Each
Delivery Date Closing shall take place on the Delivery Date set forth in the relevant Delivery Date Notice, commencing at 10:00 a.m. San Francisco time, at Pillsbury Madison & Sutro LLP, subject to the following:

          (i)  no more than one Funding and one Delivery
     Date may occur;

          (ii)  each Delivery Date shall occur on a
     Business Day on or after the date hereof and not later than December 29, 1995, it being understood that there may be a Funding without a Delivery Date Closing if Lessee has postponed the Delivery Date pursuant to
     Section 2.4, so long as such Delivery Date occurs not later than December 29, 1995; and

          (iii)  in no event shall the aggregate amount
     advanced by the Lessors exceed the Total Commitment.

     Section II.4 Postponement of Delivery Date. In the event that the Lessors shall make the Funding requested pursuant to any Delivery Date Notice and the relevant Delivery Date Closing shall not have occurred on the date specified in such Delivery Date Notice, Lessee shall pay to Agent, for the benefit of Lessors, interest on the amount funded by each Lessor at the Assumed Interest Rate, less any interest earned by investing such funded amounts, which interest shall be for the ratable benefit of the Lessors; provided that this provision shall not be construed to require Agent to invest such funds in interest-bearing accounts. Such interest shall be due and payable by Lessee upon the occurrence of such Delivery Date and such payment shall be an additional condition precedent to such Delivery Date Closing; provided, however, that no additional Delivery Date Notice shall be required to be given if a Delivery Date Closing is postponed and thereafter consummated; and provided, further, that if such Delivery Date Closing shall not have occurred by the first to occur of (a) the fifth (5th) Business Day following the Funding in respect thereof and
(b) December 29, 1995; then all such interest shall be due and payable on such date, and Agent shall refund to each Lessor all amounts funded by such Lessor, plus any other amounts due under
Section 7.5.

     Section II.5 Commitment Fee. On the Lease Commencement Date, in the event that the outstanding Lease Balance is less than 95% of the Total Commitment (after giving effect to any Delivery Date Closing that may have occurred on such date), Lessee shall pay to Agent, for the benefit of the Lessors, a commitment fee (the "Commitment Fee") equal to the amount accrued on the unfunded portion of the Total Commitment from the Initial Delivery Date through the Lease Commencement Date at the rate of .20% per annum; provided, however, if the Initial Delivery Date and the Lease Commencement Date occur on the same date, no Commitment Fee shall be payable by Lessee.


                          ARTICLE III

              Conditions to Delivery Date Closings

     The obligation of each Lessor and Agent to perform its obli gations on any Delivery Date, and of each Lessor to make its Funding, shall be subject to the fulfillment to the satisfaction of (including, with respect to writings, such writings being in form and substance reasonably satisfactory to the addressee or beneficiary thereof), or the waiver in writing by, each Lessor and Agent of the conditions precedent set forth in this Article III on or prior to such Delivery Date (except that the obligation of any party hereto shall not be subject to the performance or compliance of such party or of any of such party's Affiliates).

     Section III.1 Delivery Date Notice; Invoices. Lessee shall have delivered to Agent and each Lessor, not later than 1:00 p.m. San Francisco time not earlier than the tenth (10th) and not later than the first (1st) Business Day prior to the proposed Delivery Date, an irrevocable notice (a "Delivery Date Notice") substantially in the form of Exhibit B, specifying (i) the proposed Delivery Date, (ii) a description (including model, make, serial number and registration) of each Vehicle to be purchased on such Delivery Date and a representation and warranty that as of the date Lessee takes possession of each such Vehicle and at all times thereafter, such Vehicle will either be (a) used in interstate commerce, titled in a State with respect to which Agent and Lessors have received an opinion in the form of Exhibit C-1 and registered in a State which is a party to the International Registration Plan or (b) used in intrastate commerce, registered in the State in which it is so used and titled in a State with respect to which Agent and Lessors have received an opinion in the form of Exhibit C-1,
(iii) the respective Purchase Prices of such Vehicles, and
(iv) wire transfer instructions for the disbursement of funds. Concurrently with each Delivery Date Notice, Lessee shall deliver to Agent true and correct copies of the manufacturer's or dealer's invoice for each Vehicle to be delivered on such Delivery Date, which invoices shall set forth the Invoice Cost of each such Vehicle.

     Section III.2 Appraisal. At least one (1) Business Day prior to the Initial Delivery Date, Agent and each Lessor shall have received an Appraisal to their reasonable satisfaction opining:

     (a) that the Appraised Value of the Vehicles is reasonably expected to be as follows:

                   Date                                Value

     Sum of Fair Market Value
     Vehicles on the Initial Delivery Date        $64,725,527.48
     End of Base Period                           $47,896,890.34
     End of First Renewal Term                    $39,482,571.76
     End of Second Renewal Term                   $31,068,253.19
     End of Third Renewal Term                    $22,653,934.62

     (b) that the remaining economic useful life of each Vehicle is not less than eight (8) years;

     (c) that the values set forth in clause (a) above assume an increase for inflation of 2% per annum, and that such infla tion assumption is reasonable.

     Section III.3  Participation Agreement.  On or prior to the
Initial Delivery Date, each of the Participants shall have received a fully executed counterpart of this Participation
Agreement.

     Section III.4  Lease.  On or prior to the Initial Delivery
Date, each Participant shall have received a fully executed counterpart of the Lease.

     Section III.5 Lease Supplements. On each Delivery Date, Lessee by accepting Vehicles for lease on such Delivery Date shall execute and deliver to Agent and each Lessor one or more Lease Supplements in form and substance reasonably satisfactory to Lessors and substantially in the form of Exhibit A to the Lease (each a "Lease Supplement"); provided, however, only Agent shall receive the Lease Supplement marked "Counterpart No. 1 - Agent's Original Copy". Each Lease Supplement to be executed and delivered by Lessee on each Delivery Date shall set forth:

     (a) in Schedule I thereto, a description of and the Purchase Price for the Vehicles; and

     (b)  in Schedule II thereto, (i) the Interim Rent (if any),
(ii) a schedule of the installments of Fixed Rent, the Payment Dates therefor payable during the Base Period and during each Renewal Term, the Supplement Balance of such Lease Supplement as of the Delivery Date therefor and as of each Payment Date in the Base Term and each Renewal Term, assuming in each case that all installments of Fixed Rent due and payable thereunder to and including such Payment Date have been paid, (iii) the Lease Supplement Termination Percentages, (iv) the Lease Supplement Lessee Risk Percentages and (v) the Lease Supplement Lessor Risk Percentages.

An amortization schedule, providing for equal quarterly install ments of Fixed Rent and Variable Rent over the full five years of the Lease Term (that is, the Base Term and the three Renewal Terms), will be prepared for each Lease Supplement using the Interest Rate as determined on the date of the Delivery Date Notice, such that at the end of the Lease Term the Supplement Balance of such Lease Supplement shall be equal to the Appraised Value at such date of the Vehicles subject to such Lease Supplement. The installments of Fixed Rent so determined shall be set forth in Schedule II to such Lease Supplement and shall be payable by Lessee on the dates and in the amounts set forth in said Schedule II. The installment of Variable Rent shall vary over the Lease Term, based upon changes in the applicable Interest Rate. Schedules I and II to each Lease Supplement shall be prepared by Agent, and the items set forth by Agent in such Schedules shall be conclusive and binding upon Lessee for all purposes hereunder. To assist the Agent in preparing Schedules I and II to each Lease Supplement, attached hereto as Exhibits G and H are hypothetical Schedules I and II which have been prepared using certain assumed information.

     Section III.6 Financial Reports. At least three (3) Business Days prior to the Initial Delivery Date, Lessee shall have delivered to Agent and Lessors copies of its most recent financial statements prepared in accordance with GAAP, applied on a consistent basis throughout the periods covered thereby and on a basis consistent with prior periods.

     Section III.7 Financing Statements. On or prior to each Delivery Date, Agent shall have received from Lessee duly executed UCC financing statements identifying Lessee as debtor and Agent as secured party for the benefit of the Lessors, and describing the Lease as a secured transaction, and such financ ing statements shall have been filed in (a) the jurisdiction in which Lessee has its principal office and (b) each jurisdiction in which any Vehicle being delivered on such Delivery Date is to be titled.

     Section III.8 Certificates of Title. On or prior to each Delivery Date, Agent and each Lessor shall have received a duly executed Officer's Certificate from Lessee, certifying that
(a) Lessee has submitted to each applicable motor vehicle Authority the Certificate of Title or Certificate of Origin for each Vehicle to be delivered on such Delivery Date, together with (i) applications duly completed by Lessee requesting that such Authority record the interests of Agent, on behalf of the Lessors, as lienholder on each such Certificate of Title and
(ii) payment of all applicable fees and charges and (b) as so submitted, such Certificates of Title do not evidence title, or any interest in or Lien against title, in any such Vehicle in any Person other than the Lessee and the Agent.

     Section III.9 Transaction Costs; Fees. On or prior to each Delivery Date, Lessee shall have paid to Agent, for the benefit of Agent and the Lessors, any Transaction Costs invoiced and not previously paid. Such payment shall be made by wire transfer of immediately available funds to the account specified for Agent at Schedule I.

     Section III.10 Opinions of Counsel. On or prior to the Initial Delivery Date, each Lessor and Agent shall have received the opinions of (a) Morrison & Foerster, as counsel to Lessee substantially to the effect of the matters set forth in Exhibit C-1, and (b) general counsel to Consolidated Freightways, Inc., the parent corporation of Lessee, substantially to the effect of the matters set forth in Exhibit C-2. By their execution hereof, Lessee expressly instructs Morrison & Foerster and such general counsel to execute and deliver such opinions to Agent and the Lessors. To the extent that any Vehicle to be delivered on any Delivery Date is titled in a jurisdiction with respect to which Agent and the Lessors have not previously received a satisfactory opinion or memorandum of counsel establishing to their satisfaction that title to such Vehicle may be held in the name of the Lessee thereof, with the interest of Agent, as lienholder on behalf of the Lessors, noted on the Certificate of Title (and that the Lien of Agent is thereby perfected), then Lessee shall cause such an opinion or memorandum satisfactory to the Lessors to be delivered to Agent and each Lessor on or prior to such Delivery Date.

     Section III.11 Corporate Status and Proceedings. On or prior to the Initial Delivery Date, Agent shall have received:

     (a) certificates of existence and good standing with respect to Lessee from the Secretary of State of the State of its incorporation, dated no earlier than the 15th day prior to the Initial Delivery Date; and

     (b) with respect to Lessee, an Officer's Certificate substantially in the form of Exhibit D, dated the Initial Delivery Date, with respect to such Person's governing docu ments, resolutions and incumbent officers, representations and warranties and absence of defaults.

     Section III.12 Consents and Approvals. On or prior to the Initial Delivery Date, all necessary consents, approvals and authorizations of, and declarations, registrations and filings with, Authorities and nongovernmental Persons required to consum mate the transactions contemplated by this Agreement and the other Operative Agreements shall have been obtained or made by Lessee and shall be in full force and effect.

     Section III.13 Payment of Impositions. All Impositions other than Charges payable on or prior to each Delivery Date in connection with the execution, delivery, recording or filing of any of the Operative Agreements, in connection with the filing of any of the financing statements, any applications regarding certificates of title and any other documents, in connection with the consummation of any other transactions contemplated hereby or by any of the other Operative Agreements, shall have been paid in full by Lessee.

     Section III.14 Search Reports. Prior to each Delivery Date, Agent shall have received reports acceptable to Agent and counsel to the Lessors as to Lessee by the office of the Secretaries of State and the appropriate county filing or recording offices (if applicable) of each jurisdiction contemplated by Section 3.7, each dated as close to the relevant Delivery Date as practicable, in respect of a search of the applicable UCC files and any indices of Liens maintained by such offices (including, if applicable, indices of judgment, revenue and tax liens).

     Section III.15  [Intentionally Omitted].

     Section III.16 Insurance. On or prior to the Initial Delivery Date, Agent shall have received (and each Lessor shall have received a copy of) a current certificate to the effect that insurance complying with Section 7.1 of the Lease is in full force and effect, and there shall be no past due premiums in respect of any such insurance.

     Section III.17 Proceedings Satisfactory, Etc. All proceed ings taken in connection with such Delivery Date and all docu ments relating thereto shall be reasonably satisfactory to each Participant and its counsel, and each Participant and its coun sel shall have received copies of such documents as such Partici pant or its counsel may reasonably request in connection therewith, all in form and substance reasonably satisfactory to such Participant and its counsel.

     Section III.18 Absence of Material Adverse Effect. Except as disclosed in writing to Agent, since September 30, 1995, no Material Adverse Effect shall have occurred and be continuing.

     Section III.19  Representations and Warranties True;
Absence of Defaults. Each of the representations and warranties made by or on behalf of Lessee under the Operative Agreements shall be true on and as of each Delivery Date, and no Incipient
Default or Event of Default shall have occurred and be continuing on and as of each Delivery Date.


                           ARTICLE IV

                       General Provisions

     Section IV.1 Nature of Transaction. It is the intent of the Participants that: (a) the transaction contemplated hereby constitutes an operating lease from Agent and Lessors to Lessee for purposes of each Lessee's financial reporting, (b) the trans action contemplated hereby preserves ownership in the Vehicles to Lessee for purposes of Federal and state income tax, bankruptcy and UCC purposes, (c) the Lease grants a security interest in the Vehicles and the other Collateral to Agent for the benefit of Agent and the Lessors, and (d) the obligations of Lessee to pay Fixed Rent and Variable Rent shall be treated as payments of principal and interest, respectively. Nevertheless, Lessee acknowledges and agrees that Agent has not made any representations or warranties concerning the tax, accounting or legal characteristics of the Operative Agreements and that Lessee has obtained and relied upon such tax, accounting and legal advice concerning the Operative Agreements as it deems appropriate. Except as specifically provided for herein or in the Lease, Agent, for the benefit of the Lessors, shall retain an interest in the Vehicles, free and clear of all Liens other than Permitted Liens, as security for the obligations of Lessee under the Operative Agreements. Lessee shall not have any right, title or interest in the Vehicles except as expressly set forth in this Agreement or in the Lease. Without limiting the foregoing, Lessee shall be permitted to be named as the record owner of each Vehicle leased by such Lessee on the Certificate of Title and the registration issued for such Vehicle by each applicable Authority so long as Agent is listed on the same Certificate of Title as having a security interest in the Vehicle or Lessee has taken such other steps as may be necessary to perfect Agent's security interest, on behalf of the Lessors, in such Vehicle. Other than Agent, who will hold a security interest on behalf of the Lessors, and the Lessors, no Person shall be named on the Certificate of Title of any Vehicle as having a security interest in such Vehicle.

     Section IV.2  [Intentionally Omitted].

     Section IV.3 Replacements. Lessors hereby agree that they shall instruct Agent to release a Part or Vehicle from the Lease and evidence such release by the execution and delivery of a termination statement release, a release of Lien from the applicable Certificate of Title and such other documents as may be required to release the replaced Part or Vehicle from the Lease and which are in form and substance satisfactory to the Required Lessors subject to the satisfaction of the conditions set forth in the Lease with respect to the release of such Part or Vehicle.


                           ARTICLE V

                 Representations and Warranties

     Section V.1 Representations and Warranties of Lessee. As of each Delivery Date, Lessee makes the representations and warranties set forth in this Section 5.1 to Agent and each
Lessor:

     (a) Title. Lessee has record title to each of the Vehicles listed opposite such Lessee's name on Schedule I to the applicable Delivery Date Notice or has beneficial title to such Vehicle with record title being subject only to the issuance in the ordinary course of the original Certificate of Title, for which an application has already been submitted to the appropri ate titling Authority, and each of the Vehicles and all of the other Collateral is free from all Liens except for Permitted Liens.

     (b) Perfection of Security Interests. No filing, recorda tion or registration is necessary or advisable in order to perfect the security interest of Agent, for the benefit of the Lessors, in the Vehicles and other Collateral referred to in the foregoing subsection (a) other than (i) the filing or recording of financing statements under Article 9 of the applicable UCC in the jurisdictions contemplated by Section 3.7, and the recorda tion on the Certificate of Title for each Vehicle with the applicable Authority of the security interest of Agent on behalf of the Lessors or (ii) in the case of any Sublease, the delivery to Agent of the chattel paper original of such Sublease, and upon the actions described in the foregoing clauses (i) and (ii) the security interests in the Vehicles and the other Collateral are enforceable, properly perfected, first-priority Liens, subject only to Permitted Liens; provided, however, that such actions may not be effective to perfect such security interest in certain Intellectual Property Collateral that can only be perfected by filing with the United States Patent and Trademark Office and certain items described in clause (e) of the defini tion of "Collateral" to the extent such items are stored in (but not made a part of) a Vehicle and located from time to time in jurisdictions where no such filing has been made or to the extent that any such item consists of a type of collateral in which a security interest cannot be perfected by taking such actions.

     (c) Appraisal Data. The information provided by Lessee to the Appraiser and forming the basis for the conclusions set forth in the Appraisal, taken as a whole, was true and correct in all material respects and did not omit any information neces sary to make the information provided not materially misleading as of the time provided.

     (d) Corporate Existence. Lessee is a corporation duly incorporated validly existing and in good standing under the laws of the State of Delaware, and Lessee is duly qualified or licensed and in good standing as a foreign corporation authorized to do business in each state where, because of the nature of its activities or properties, such qualification or licensing is required, except for such jurisdictions where the failure to be so qualified or licensed would not have a Material Adverse Effect.

     (e) Corporate Authority. Lessee has all requisite corporate power and authority to execute, deliver, and perform its respective obligations under each Operative Agreement to which it is a party.

     (f) Authorization; Non-Contravention. The execution and delivery by Lessee of the Operative Agreements to which it is a party, and the performance by Lessee of its obligations under such Operative Agreements, have been duly authorized by all necessary corporate action (including any necessary stockholder action) on its part, and do not and will not: (i) violate any provision of any law, rule or regulation presently in effect having applicability to Lessee or of any order, writ, judgment, decree, determination or award presently in effect having appli cability to Lessee, which violation or violations would have, individually or in the aggregate, a Material Adverse Effect;
(ii) violate any provision of the charter or bylaws of Lessee;
(iii) result in a breach of or constitute a default under any indenture, loan or credit agreement, or any other agreement or instrument to which Lessee is a party or by which Lessee or its properties may be bound or affected, which breaches or default would have, individually or in the aggregate, a Material Adverse Effect; or (iv) result in, or require, the creation or imposi tion of any Lien of any nature upon or with respect to any of the properties now owned or hereafter acquired by Lessee (other than the security interest contemplated by the Lease); and Lessee is not in default under or in violation of its charter or by-laws.

     (g) Binding Effect. Each of the Operative Agreements to which Lessee is a party constitutes the legal, valid and binding obligation of Lessee, enforceable against Lessee, in accordance with its terms, except as enforcement may be limited by bank ruptcy, insolvency, arrangement, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

     (h) Absence of Litigation, etc. There is no litigation (including, without limitation, derivative actions), arbitration or governmental proceedings pending or, to the knowledge of Lessee, threatened against Lessee in which there is a reasonable possibility of an adverse decision which, if adversely deter mined, would have a Material Adverse Effect.

     (i) Consents, etc. No authorization, consent, approval, license or formal exemption from, nor any filing, declaration or registration with, any Authority, including, without limitation, the Securities and Exchange Commission, or with any securities exchange, is or will be required in connection with the execu tion and delivery by Lessee of the Operative Agreements to which it is a party, the performance by Lessee of its obligations under such Operative Agreements or the ownership, operation and maintenance of the Vehicles as contemplated by the Operative Agreements, except as described in Section 5.1(b).

     (j) Location of Offices. The principal place of business and chief executive office (as such term is used in Article 9 of the UCC) of Lessee is located at 2882 Sand Hill Road, Suite 210,
Menlo Park, California 94025.

     (k) ERISA. Relying upon the accuracy of the representa tions in Section 5.2(a) hereof, the execution and delivery of the Operative Agreements by Lessee will not involve any prohi bited transaction within the meaning of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended.

     (l) Taxes. Lessee has filed or caused to be filed all United States Federal and all other material tax returns that are required to be filed by Lessee, and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessment received by Lessee to the extent that such taxes have become due and payable except to the extent that taxes due, but unpaid, are being contested in good faith by Lessee by appropriate action or proceeding and, to the extent (if any) that such taxes are not due and payable, has established or caused to be established reserves that are adequate for the payment thereof in accordance with GAAP.

     (m) Compliance with Laws. The Vehicles, the properties from which they are operated and serviced and the current opera tion thereof and thereon do not violate any laws, rules, regula tions, or orders of any Authorities that are applicable thereto, including, without limitation, any thereof relating to matters of occupational safety and health or Environmental Laws, or motor vehicles or the titling or registration thereof, except for such violations as would not have, individually or in the aggregate, a Material Adverse Effect.

     (n) Disclosure. Taken as a whole, neither this Participa tion Agreement, nor any offering materials, nor the other Opera tive Agreements to which Lessee is or will be a party nor the other documents and certificates furnished pursuant to this Participation Agreement to Agent, or the Lessors, in connection with the transactions contemplated by this Participation Agree ment, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the state ments contained herein and therein, in the light of the circum stances under which they were made, not misleading as of the time furnished.

     (o) Impositions. No sales, use, excise, transfer or other tax, fee or imposition shall result from the titling, regis tration or delivery of a Vehicle on or before any Delivery Date, except such taxes, fees or impositions that have been paid in full on or prior to the applicable Delivery Date, except with respect to sales and use taxes owing in connection with a trans fer which shall be paid monthly or quarterly as due and payable.

     (p)  Certain Vehicle Matters.

          (i) Each Vehicle accepted by the Lessors on a Delivery Date which is to be used in interstate commerce will be properly registered pursuant to the International Registration Plan as in effect in the state in which such Vehicle is titled on such Delivery
     Date.

          (ii) Each Vehicle has a gross weight rating of more than 16,000 pounds, and none of the Vehicles has been specially constructed, rebuilt, reconstituted or assembled.

          (iii) Lessee is not in the business of selling vehicles and the Vehicles do not constitute "inven tory" under any applicable UCC.

          (iv)  Each Vehicle is manufactured within the
     United States of America.

          (v) In connection with the submission of each application to have the Lien of Agent, for the benefit of the Lessors, listed on each Certificate of Title, Lessee has submitted sufficient evidence of ownership of the applicable Vehicle to the relevant motor vehicle titling Authority.

     (q) Registration of Vehicles Used in Intrastate or Interstate Commerce. Each Vehicle accepted by the Lessors on a Delivery Date will be, when Lessee takes possession thereof and at all times thereafter, either (i) used in interstate commerce, titled in a State with respect to which Agent has received an opinion in the form of Exhibit C-1 and registered in a State which is a party to the International Registration Plan or
(ii) used in intrastate commerce, registered in the State in which it is so used and titled in a State with respect to which Agent and Lessors have received an opinion in the form of Exhibit C-1.

     (r) Holding Company. Lessee is not subject to regulation as a "holding company," an "affiliate" of a "holding company", or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     (s) Investment Company Act. Lessee is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     (t) Intellectual Property. To Lessee's knowledge or as represented in writing by a vendor of the Vehicles which writing has been provided to Agent, there are no patents, patent rights, trademarks, service marks, trade names, copyrights, licenses or other intellectual property rights with respect to the Vehicles, or proprietary, patented or patentable modifications or Parts used in connection with the Vehicles, the unavailability of which would have a material adverse effect on the current Fair Market Value of the Vehicles.

     (u) Subjection to Regulation. Neither Agent nor any Lessor will, solely by reason of entering into the Operative Agreements or the consummation and performance of the transac tions contemplated thereby (other than upon the exercise of remedies under the Lease) (i) be required to qualify to do business in any jurisdiction, (ii) become subject to ongoing regulation by any Authority as a company engaged in the business of Lessee in any jurisdiction or (iii) to the best knowledge of Lessee, become subject to any other ongoing regulation of its operations by any Authority (other than any taxing Authority).

     (v) Use of Proceeds. The use of the proceeds from the transaction contemplated by the Operative Agreements will not violate or result in any violation of Section 7 of the Securi ties Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System.

     (w)  Absence of Defaults.  No Incipient Default or Event of
Default has occurred and is continuing, and since June 30, 1995 there has occurred no Material Adverse Effect.

     (x) Absence of Casualty. No Casualty has occurred with respect to the Vehicles being delivered on such Delivery Date.

     (y)  Insurance.  All insurance coverages required by
Section 7.1 of the Lease are in full force and effect and there are no past due premiums in respect of any such insurance.

     (z) Financial Reports. The financial statements delivered by Lessee to Agent pursuant to Section 0 will fairly present the financial condition of Lessee and its consolidated Subsidiaries at the dates thereof and the consolidated results of their operations for the periods covered thereby.

     (aa) Private Offering. Neither Lessee, nor anyone acting on behalf of it, has taken or will take any action which will subject the issue and sale of any interest being acquired by the Lessors under the Operative Agreements to the requirements of
Section 5 of the Securities Act of 1933, as amended (the "Securities Act"), and, assuming the truth and accuracy of the representations set forth in Section 5.2(b), the issuance, sale and delivery of such interests under the circumstances contem plated by this Agreement do not require the registration of such interests under the Securities Act or the qualification of any of the Operative Agreements under the Trust Indenture Act of 1939, as amended.

     (bb) Brokers, etc. Lessee has not engaged or authorized any broker, finder, investment banker or other third party to act on its behalf, directly or indirectly, as a broker, finder, investment banker, agent or in any other like capacity in connec tion with any of the Operative Agreements or the transactions contemplated thereby. Lessee shall be responsible for, and shall indemnify, defend and hold each Lessor harmless from and against any and all claims, liabilities or demands by any Person for broker's, finder's, investment banker's or agent's fees, commissions or other entitlements with respect the Operative Agreements and the transactions contemplated thereby (except to the extent arising from a breach of Sections 5.2(c) or 5.3(f)).

     Section V.2  Representations and Warranties of Lessors.
Each of Lessors hereby represents and warrants severally but not jointly to the other Participants as set forth in this
Section 5.2.

     (a) ERISA. Such Lessor is not and will not be funding any of its Commitment or performing any of its obligations under the Operative Agreements with the assets of an "employee benefit plan" (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA, or a "plan" (as defined in Section 4975(e)(1) of the Code.

     (b) Investment. The interest being acquired by such Lessor under the Operative Agreements is being acquired for its own account, without any view to the distribution thereof or any interest therein, provided that such Lessor shall be entitled to assign, transfer or convey its interest in accordance with
Section 11.8.

     (c) Brokers, etc. Such Lessor has not engaged or authorized any broker, finder, investment banker or other third party to act on its behalf, directly or indirectly, as a broker, finder, investment banker, agent or in any other like capacity in connection with any of the Operative Agreements or the transactions contemplated thereby.

     Section V.3  Representations and Warranties of Agent.  ABN
AMRO Bank N.V., in its individual capacity, hereby represents and warrants to the other Participants as set forth in this
Section 5.2.

     (a) Organization and Authority. Agent is a corporation duly organized and validly existing in good standing under the laws of the Netherlands and has the corporate power and authority to enter into and perform its obligations under the Operative Agreements.

     (b) Authorization; Binding Effect. The Operative Agree ments to which Agent is or will be a party have been or will be, on the date required to be delivered hereby, duly authorized, executed and delivered by Agent, and this Participation Agree ment is, and such other Operative Agreements are, or, when so executed and delivered by Agent will be, valid, legal and binding agreements of Agent, enforceable against Agent in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

     (c) Non-Contravention. Neither the execution and delivery by Agent of the Operative Agreements to which it is or will be a party, either in its individual capacity, as Agent, or both, nor compliance with the terms and provisions thereof, conflicts with, results in a breach of, constitutes a default under (with or without the giving of notice or lapse of time or both), or violates any of the terms, conditions or provisions of: (i) the articles of incorporation or by-laws of Agent; (ii) any bond, debenture, note, mortgage, indenture, agreement, lease or other instrument to which Agent, either in its individual capacity, as Agent or both, is now a party or by which it or its property, either in its individual capacity, as Agent or both, is bound or affected, where such conflict, breach, default or violation would be reasonably likely to materially and adversely affect the ability of Agent, either in its individual capacity, as Agent or both, to perform its obligations under any Operative Agreement to which it is or will be a party, either in its indi vidual capacity, as Agent or both; or (iii) any of the terms, conditions or provisions of any law, rule, regulation, order, injunction or decree of any Authority applicable to it in its individual capacity, as Agent or both, where such conflict, breach, default or violation would be reasonably likely to materially and adversely affect the ability of Agent, either in its individual capacity, as Agent or both, to perform its obliga tions under any Operative Agreement to which it is or will be a party.

     (d) Absence of Litigation, etc. There is no litigation (including, without limitation, derivative actions), arbitration or governmental proceedings pending or, to the best knowledge of Agent, threatened against it which would be reasonably likely to adversely affect Agent's ability to perform its obligations under the Operative Agreements to which it is party.

     (e) Consents, etc. No authorization, consent, approval, license or formal exemption from, nor any filing, declaration or registration with, any Authority, is or will be required in connection with the execution and delivery by Agent of the Operative Agreements to which it is party or the performance by Agent of its obligations under such Operative Agreements.

     (f) Brokers, etc. Agent has not engaged or authorized any broker, finder, investment banker or other third party (other than ABN AMRO North America, Inc.) to act on its behalf, directly or indirectly, as a broker, finder, investment banker, agent or in any other like capacity in connection with any of the Operative Agreements or the transactions contemplated thereby.


                           ARTICLE VI

                           Covenants

     Section VI.1 Covenants of Lessee. Lessee, covenants and agrees with the Lessors and Agent that during the Lease Term, and, if Lessee has not purchased the Vehicles pursuant to the Lease, for 90 days thereafter, Lessee shall comply with each of the following provisions of this Section 6.1.

     (a) Corporate Existence, etc. Subject to Section 6.1(c) and any merger permitted thereby pursuant to which Lessee ceases to exist (in which case this subsection (a) shall apply to the surviving corporation of such merger), Lessee shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and powers and franchises and its power and authority to perform its obliga tions under the Operative Agreements, including, without limita tion, any necessary qualification or licensing in any foreign jurisdiction, except where the failure to be so qualified would not have a Material Adverse Effect.

     (b) Compliance With Laws. Lessee shall comply with all applicable statutes, regulations, franchises, and orders of, and all applicable restrictions imposed by, any Authority, in respect of the conduct of its business and the ownership of its properties (including, without limitation, applicable statutes, rules, ordinances, regulations and orders relating to Environ mental Laws), except for such instances of non-compliance which would not have, individually or in the aggregate, a Material Adverse Effect. Without limiting the foregoing, Lessee shall at all times be responsible for, and shall comply with, all provi sions of any Authority with respect to the titling and registration of Vehicles.

     (c) Mergers, Consolidations, Dispositions. Lessee shall not consolidate with or merge into any other Person, or convey, transfer or lease all or substantially all of its assets to any other Person, unless:

          (i) the Person resulting from such consolidation or merger, or the Person which acquires all or substan tially all of Lessee's assets (the "Surviving
     Corporation"), is a corporation organized under the laws of the United States of America or any State thereof, and executes and delivers to Agent and each Lessor an Assumption Agreement substantially in the form of Exhibit G hereto (the "Assumption Agreement"), pursuant to which the Surviving Corporation shall succeed to and assume all of the obligations of Lessee with which it is so merged or whose assets it so acquires under the Operative Agreements and for all purposes thereafter be deemed to be such Lessee thereunder;

          (ii)  at the time of, and immediately after
     giving effect to, such transaction, there shall exist no Incipient Default, Event of Default or any violation of any covenant or agreement under any of the Operative Agreements;

          (iii)  promptly upon the consummation of such
     transaction, such Surviving Corporation shall cause the Certificate of Title for each Vehicle acquired by it pursuant to such transaction to be reissued with such Surviving Corporation listed as the holder of title to each such Vehicle (unless it has provided to Agent and each Lessor, prior to the consummation of such transaction, an opinion of counsel acceptable to Agent to the effect that such re-titling is not required under applicable law), with the interests of Agent and Lessors as lienholders duly noted thereon, and such Surviving Person shall comply with the provisions of Sections 6.1(f) and (g) in connection therewith, for such purposes treating the date of consummation of such transaction as a "Delivery Date";
     and

          (iv)  promptly upon the consummation of such
     transaction, each Lessor and Agent shall have received an opinion of counsel to such Surviving Corporation with respect to the validity of such transaction and as to the enforceability of the Assumption Agreement and the other Operative Agreements against such Surviving Corporation.

     (d) Liens. Lessee shall not incur or suffer to exist any Lien on any of the Collateral other than Permitted Liens. With out limiting the foregoing, Lessee shall not assign or pledge any of its rights under any Sublease to any Person other than Agent.

     (e) Change of Name or Location. Lessee shall furnish to Agent notice on or before the 30th day prior to any relocation of its chief executive office or principal place of business, or change of its name.

     (f)  Perfection and Maintenance of Security Interest.

          (i) Lessee, at its expense, shall cause, as soon as possible, but in any event no later than the 10th day after any request, financing statements (and continuation statements with respect thereto) and all other documents necessary or reasonably requested by Agent in connection with the establishment and perfec tion of the interest of Agent in the Collateral, to be recorded or filed at the locations contemplated by
     Section 3.7, and in such manner, and, at its expense, shall take, or shall cause to be taken, all such other action as may be necessary or reasonably requested by Agent or the Required Lessors in order to establish, preserve, protect and perfect the rights, titles and interests of Agent, on behalf of the Lessors, to the Collateral.

          (ii)  All Certificates of Title relating to
     Vehicles delivered on any Delivery Date shall indicate the address of Agent set forth in Section 11.4 as the address of the lienholder thereon, for the benefit of the Lessors.

          (iii)  Lessee shall, no later than seventy-five
     (75) days following each Delivery Date, have delivered to Agent and each Lessor an Officer's Certificate certifying that each such Certificate of Title is in the possession of Lessee, shows Lessee as owner of record, and names Agent, on behalf of the Lessors (and
     Lessors to the extent permitted under applicable law and procedure to be so named), on the face of such Certificates of Title as having a perfected first security interest in such Vehicles, and reflecting no other Liens other than Permitted Liens. All Certifi cates of Title so held by Lessee shall be available for inspection by Agent during normal business hours, and Lessee shall deliver possession of such Certifi cates of Title to Agent immediately upon Agent's request therefor.

          (iv)  Notwithstanding the foregoing, if naming
     Agent (and, if permitted as aforesaid, Lessors) as a secured party on such Certificate or Certificates of Title as hereinabove contemplated is not adequate to perfect the first priority security interest of Agent, for the benefit of the Lessors, then Lessee shall, upon receipt of Agent's request therefor, within the applicable time period specified above, deliver to Agent, in addition to the original Certificates of Title, all such other documents or filings as reasona bly required by Agent or the Required Lessors to ensure that Agent, on behalf of the Lessors, has a perfected first priority security interest in such Vehicles.

     Without limiting the foregoing, in the event that any application for registration of such Lien on the Certificate of Title to any Vehicle shall be rejected by the applicable Authority, Lessee shall make such corrections as may be necessary in order that such registration shall be re-submitted to the applicable Authority not more than fifteen (15) days following the initial rejection thereof, and duly completed not more than sixty (60) days following such re-submission. Follow ing receipt by Lessee of any Certificate of Title as contem plated by clause (iv) hereof, Lessee shall not, without the prior written approval of Agent, change the State of title or the Certificate of Title of any Vehicle, apply for an additional Certificate of Title for any Vehicle, or otherwise modify such Certificate of Title. Agent shall grant such written approval upon Lessee's satisfaction of the provisions of this Section 6.1(f) with respect to the perfection of Agent's security interest, on behalf of the Lessors, in such Vehicle (or any Replacement Vehicle) and upon receipt by Agent and each Lessor of an opinion of counsel substantially to the effect of the matters set forth in Exhibit C-1 with respect to the jurisdic tion in which such Vehicle is to be titled or registered (to the extent that Agent and Lessors have not previously received such an opinion of counsel with respect to such jurisdiction). The security interest of Agent, on behalf of the Lessors, on any Certificate of Title shall not be removed therefrom, nor shall any other security interest be noted thereon, unless and until such Vehicle is to be released from the Lien created by the Lease in accordance with the applicable provisions of the Operative Agreements. Lessee shall not, without the prior written approval of Agent, register any Vehicle in any manner that would render Section 5.1(q) untrue with respect to such Vehicle as of any date of determination.

     It is expressly understood that to the extent that any Certificate of Title is in the possession of Lessee, such possession shall be strictly for the benefit of Agent and solely in accordance with the provisions of the Operative Agreements.

     (g) Mandatory Purchase Following a Delivery Date. If Lessee shall upon the expiration of the applicable time period set forth in Section 6.1(f) fail to deliver the Officer's Certificate described in Section 6.1(f)(iii) with respect to any Vehicle evidencing no other Liens other than that of Agent, for the benefit of the Lessors, then Lessee shall, on the Payment Date immediately following the expiration of such time period, purchase each of the Vehicles for which Lessee has failed to satisfy any such requirement and pay to Agent, for the benefit of the Lessors, on such Payment Date a portion of the Lease Balance equal to the Casualty Amount for each such Vehicle.
Upon Lessors' receipt of the payments described in the preceding sentence and all Rent then due and payable under the Lease and each of the Lease Supplements, Agent shall transfer its interest in such Vehicle or Vehicles to Lessee in accordance with the last two sentences of Section 12.1 of the Lease.
Notwithstanding the foregoing, if the amount of the Lease Balance repaid from the Initial Delivery Date to any date of determination pursuant to this Section 6.1(g) and the last sentence of Article X of the Lease exceeds $4,000,000 in the aggregate, Lessee shall be required to repay the entire outstand ing Lease Balance, together with the applicable Administrative Charge and all accrued but unpaid Variable Rent to the date of such repayment.

     (h)  Periodic Reporting.  Lessee shall deliver to Agent:

          (i) promptly following but in no event more than 60 days following the end of each fiscal quarter
     Lessee's quarterly unaudited consolidated financial statements and no more than 90 days following the end of each fiscal year Lessee's annual audited consoli dated financial statements; provided that if annual audited consolidated financial statements are not prepared by Lessee in the ordinary course of its business, Lessee shall deliver unaudited annual consolidated financial statements certified as to accuracy and adherence to GAAP by the Chief Financial
     Officer or Chief Accounting Officer of Lessee;

          (ii) concurrently with each delivery pursuant to the foregoing paragraph (i), but in any event not later than the 60th day after the end of each fiscal quarter in each fiscal year of Lessee, an Officer's
     Certificate of Lessee stating that such officer has reviewed the activities of Lessee during such period and that, to the best of such officer's knowledge, during such period Lessee has performed and fulfilled each and every covenant, obligation and condition contained in the Operative Agreements, no Incipient
     Default, Event of Default exists under any of the Operative Agreements, or if such condition shall exist, specifying the nature and status thereof.

     (i)  Financial Tests.  Lessee shall:

          (i)  maintain a minimum Consolidated Tangible Net
     Worth equal to the greater of (a) one hundred seventy-five million dollars ($175,000,000) or (b) sixty-five percent (65%) of Consolidated Tangible Net Worth as of
     December 31, 1995 plus fifty percent (50%) of Consolidated Net Income from January 1, 1996, with no reduction for losses, provided that if Lessee shall cease to be at least fifty-one percent (51%) owned by Consolidated Freightways, Inc. then the minimum
     Consolidated Tangible Net Worth shall be reduced by fifty percent (50%) of dividends to Consolidated
     Freightways, Inc. after September 30, 1995, provided, further, that under no circumstances shall such minimum Consolidated Tangible Net worth fall below one hundred fifty million dollars ($150,000,000), all of which shall be tested at the end of each fiscal quarter;

          (ii)  maintain a Consolidated Debt to
     Consolidated Tangible Net Worth of not more than 2 to 1 at the end of each fiscal quarter; and

          (iii) maintain a ratio of Consolidated EBITDAR divided by Consolidated Interest Expense plus
     Consolidated Rental Expense of at least (i) 1.25 to 1 at the end of each fiscal quarter up to and including
     September 30, 1996 and (ii) 1.5 to 1 at the end of each fiscal quarter thereafter on a four quarter rolling average.

     (j) Default and Acceleration of Material Debt. Lessee agrees that if an Incipient Default or an Event of Default shall occur, or if an event or condition shall occur that results in the acceleration of the maturity of Debt of Lessee in amounts exceeding twenty million dollars ($20,000,000), or in the event that such acceleration should occur with respect to Debt of any Affiliates of Lessee, Lessee shall promptly notify Agent thereof and upon Agent's request, Lessee shall immediately deliver to Agent, Certificates of Title for all of the Vehicles, duly endorsed by Lessee in blank.

     (k) Sale of Assets. Lessee will not sell, lease or other wise transfer any of its assets to any other Person, except for the sale, lease or other transfer of any asset of the Lessee
(i) in the ordinary course of business; (ii) for fair value, provided the aggregate fair value of assets sold or otherwise transferred does not exceed the fair value of assets acquired during any fiscal year by $50,000,000; (iii) in accordance with the provisions of Section 6.1(c); or (iv) assets transferred to a wholly owned subsidiary of Consolidated Freightways, Inc. or one of its subsidiaries, so long as (a) such transferred assets are still available for use by Lessee in the conduct of its business or (b) the fair value of the transferred assets does not exceed $50,000,000 in the aggregate in any fiscal year, if such assets are no longer available for use by Lessee in the conduct of its business.

     (l) ERISA Events. Promptly upon Lessee's becoming aware of the occurrence of any matter or matters referred to in the following clauses (i), (ii) and (iii) involving liability that may reasonably be expected to exceed, individually or in the aggregate, $20,000,000, Lessee shall notify Agent and each of the Lessors in writing specifying the nature thereof, what action Lessee is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto: (i) a "Reportable Event" as such term is defined in Section 4043 of ERISA, (ii) an "Accumulated Funding Deficiency" as such term is defined in
Section 302 of ERISA, or (iii) a "Prohibited Transaction", as such term is defined in Section 4975 of the Code or described in
Section 406 of ERISA, in connection with any Pension Plan (or any trust created thereunder).

     (m) Notice of Defaults. Promptly upon, but in no event later than five (5) days after Lessee shall have obtained Actual Knowledge thereof, Lessee shall notify Agent and each Lessor in writing of the existence of an Incipient Default, Event of Default, or any other matter which has resulted in or could reasonably be expected to have a Material Adverse Effect, which notice shall describe the nature of such Incipient Default, Event of Default or other matter and the action Lessee is taking with respect thereto.

     (n) Notice of Proceedings. Promptly upon Lessee's becoming aware of (i) any proposed or pending investigation of Lessee, or any of its Subsidiaries by any Authority, (ii) any court or administrative proceeding involving any Person described in the foregoing clause (i), or (iii) any notice, claim or demand from any Authority which alleges that any such Person is in violation of any law or has failed to comply with any order issued pursuant to any Federal, state or local statute regulating its operation and business, which in any such case involves (A) one or more claims involving an aggregate amount of $25,000,000 or more with respect to Lessee, or (B) individually or in the aggregate, the reasonable expectation of a Material Adverse Effect, Lessee shall notify Agent and each of the Lessors specifying its nature and the action Lessee is taking with respect thereto.

     (o) Additional Information. Promptly upon receipt of a written request from Agent or any Lessor, Lessee shall deliver to such requesting party such other data and information as from time to time may be reasonably requested.

     (p) Reports to Lessors. Lessee shall, concurrently with any notice, delivery or other communication required to be delivered to Agent pursuant to any Operative Agreement, deliver a copy of such notice, delivery or other communication to each Lessor at such Lessor's current address.

     Section VI.2  [Intentionally Omitted].

     Section VI.3 Covenants of Agent and Lessors. Agent, in its individual capacity, and each of the Lessors, covenants and agrees with each of the other parties that: (a) it will not directly or indirectly create, incur, assume or suffer to exist any Lessor Liens arising by, through or under it on the Collateral, other than Permitted Lessor Liens; (b) it will, at its own cost and expense, promptly take such action in its individual capacity as may be necessary to discharge fully such Lessor Liens created by it on the Collateral, other than Permitted Lessor Liens; (c) it will not, except in compliance with the Operative Agreements, sell, transfer or otherwise dispose of all or any part of the Vehicles or the other Collateral; and (d) it will not claim any depreciation with respect to the Vehicles during the term of the Lease.


                          ARTICLE VII

                      General Indemnities

     Section VII.1 Indemnity. Whether or not the transactions contemplated hereby are consummated, to the fullest extent permitted by applicable law, Lessee waives and releases any claims now or hereafter existing against Indemnitees on account of, and shall indemnify, reimburse and hold the Indemnitees harmless (subject to Section 8.3) from, any and all claims by third parties (including, but not limited to, claims relating to trademark or patent infringement and claims based upon negli gence, strict liability in tort, violation of laws, including, without limitation, Environmental Laws, statutes, rules, codes or orders or claims arising out of any loss or damage to any property or death or injury to any Person), any losses, damages or obligations owing to third parties, any penalties, liabili ties, demands, suits, judgments or causes of action, and all legal proceedings (either administrative or judicial), in each case whether or not the Indemnitee is a party thereto, and any costs or expenses in connection therewith (including costs incurred in connection with discovery) or in connection with the enforcement of this indemnity (including reasonable attorneys' fees and expenses, and fees and expenses of internal counsel, incurred by the Indemnitees), including, in each case, matters based on or arising from the negligence of Indemnitees (subject to the proviso below), which may be imposed on, incurred by or asserted against the Indemnitees by Persons other than Lessee (except to the extent arising by or through a claim of a third party) in any way relating to or arising in any manner out of:

     (a) the registration, purchase, taking or foreclosure of a security interest in, ownership, delivery, condition, lease, sublease, assignment, storage, transportation, possession, use, operation, return or other disposition of any of the Vehicles, or any defect in any such Vehicle, arising from the material or any article used therein or from the design, testing or use thereof, or from any maintenance, service, repair, overhaul or testing of any such Vehicle regardless of when such defect shall be discovered, whether or not such Vehicle is in the possession of Lessee and no matter where it is located; or

     (b)  this Participation Agreement, any other Operative
Agreement or any document or certificate delivered in connection therewith, the enforcement hereof or thereof or the consummation of the transactions contemplated hereby or thereby;

provided that Lessee shall not be obligated to indemnify an Indemnitee for any such claim, loss, damage, liability, obliga tion, penalty, demand or suit to the extent the same results directly from

     (c) the willful misconduct or gross negligence of such Indemnitee;

     (d) the incorrectness in any material respect of any repre sentation or warranty made by such Indemnitee in the Operative
Agreements;

     (e) the creation or existence of a Lessor Lien attributa ble to such Indemnitee;

     (f) a disposition by such Indemnitee of any Vehicle following the purchase of such Vehicle by such Indemnitee from Agent in a foreclosure sale or any use or operation of such Vehicle following such disposition (other than use or operation by Lessee or Sublessee or an Affiliate, agent or representative of Lessee); or

     (g) any Impositions described in Section 8.1 except any amount necessary under this Section 7.1 to hold the Indemnitee harmless (subject to Section 8.3) from all Impositions required to be paid by such Indemnitee with respect to the receipt or accrual of such indemnity under the laws of any Authority in the United States;

provided, however, that nothing in the preceding proviso shall be deemed to exclude or limit any claim that any Indemnitee may have under any Operative Agreement or applicable laws from Lessee for breach of its representations, warranties or covenants.

     Section VII.2 Excessive Use Indemnity. In the event that at the end of the Lease Term: (a) Lessee elects the Sale Option; and (b) after paying to Agent any amounts due under
Section 11.3 of the Lease, Agent does not have sufficient funds to reduce the Lease Balance to zero, then Lessee shall promptly pay over to Agent the shortfall unless Lessee delivers a report from the Appraiser in form and substance satisfactory to the Required Lessors which establishes that the decline in value in each Vehicle which was sold pursuant to the Sale Option from that amount anticipated for such date in the Appraiser's report delivered with respect to such Vehicle on the applicable Delivery Date was not due to extraordinary use, failure to maintain or replace, failure to use, workmanship or method of installation or removal or any other cause or condition within the power of Lessee to control or effect (each an "Excessive Use").

     Section VII.3 Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, direc tive, guideline, decision or request (whether or not having the force of law) of any court, central bank regulator or other Authority ("Change in Law") affects or would affect the amount of capital required or expected to be maintained by any Lessor directly or by its parent company (including, without limita tion, any reserve requirements specified under regulations issued from time to time by the Board of Governors of the Federal Reserve System and then applicable to assets or liabili ties consisting of and including "Eurocurrency Liabilities" as defined in Regulation D of such Board of Governors) and such Lessor determines (in its sole and absolute discretion) that the rate of return on it or its parent's capital as a consequence of the Funding made by such Lessor hereunder to pay its share of the Purchase Price is reduced to a level below that which such Lessor or its parent could have achieved but for the occurrence of any such circumstances, then, in any such case, upon written notification from time to time by Lessor to Lessee, Lessee shall, within five (5) Business Days following receipt of the statement referred to in the next sentence, pay directly to such Lessor additional amounts sufficient to compensate Lessor or its parent for such reduction in rate of return (subject to Section 8.3). A statement of a Lessor as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on Lessee. In determining such amount, each Lessor shall use any method of averaging or attribution that it (in its reasonable discretion) shall deem applicable. Notwithstanding the foregoing, any demand by a Lessor pursuant to this
Section 7.3 shall be made in writing within 120 days after such Lessor receives actual notice or obtains actual knowledge of the matter giving rise to such demand. In the event such Lessor fails to make such demand within such 120 day period, Lessee shall have no obligation to pay any portion of the demanded payment accruing prior to the 120th day preceding such demand.

     Section VII.4 LIBO Rate Unlawful. If any Lessor shall determine in good faith (which determination shall, upon notice thereof to Lessee, be conclusive and binding on Lessee) that a Change in Law makes it unlawful, or the central bank or other Authority asserts that it is unlawful, for such Lessor to make, continue or maintain any amount of such Lessor's Funding on a LIBO Rate basis, the obligations of such Lessor to make, continue or maintain any such Funding shall, upon such determina tion, forthwith be suspended until such Lessor shall notify Lessee that the circumstances causing such suspension no longer exist, and all Variable Rent allocable to such Lessor, commenc ing with the Rent Period in which such notice is given, shall automatically be determined on a CD Rate basis beginning on the next immediately succeeding Payment Date with respect thereto or sooner, if required by such law or assertion.

     Section VII.5 Funding Losses. Lessee agrees to reimburse Lessor for any loss or expense incurred (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lessor to make, continue or maintain any portion of its Outstanding Investment as a LIBO Rate financing) as a result of (i) the failure of the transaction contemplated by Article l of the Lease to occur on or before the Delivery Date specified in the Delivery Date Notice or (ii) any payment of all or any portion of the Lease Balance for any reason on a date other than a Payment Date. Lessor shall promptly notify Lessee in writing of the amount of any claim under this Section 7.5, the reason or reasons therefor and the additional amount required fully to compensate such Lessor for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on Lessee.

     Section VII.6 Actions of Affected Lessors. Each Lessor shall use reasonable efforts (including reasonable efforts to change the booking office for this transaction) to avoid or minimize any amounts which might otherwise be payable pursuant to Section 7.3; provided, however, that such efforts shall not be deemed by such Lessor, in its sole discretion, to be disadvan tageous to it. In the event that such reasonable efforts are insufficient to avoid or minimize such amounts that might be payable pursuant to Section 7.3, then such Lessor (the "Affected Lessor") shall use its reasonable efforts to transfer to any other Lessor approved by Lessee (which itself is not then an Affected Lessor) its rights and obligations hereunder; provided, however, that such transfer shall not be deemed by such Affected Lessor, in its sole discretion, to be disadvantageous to it (other than the economic disadvantage of ceasing to be a Lessor). In the event that the Affected Lessor is unable, or otherwise is unwilling, so to transfer its rights and obliga tions, Lessee may designate an alternate financial institution to purchase the Affected Lessor's rights and obligations here under, at the amount of such Lessor's Outstanding Investment plus accrued Variable Rent, indemnities, and other amounts owing to such Lessor and, subject to the provisions of Sections 7.5 and 11.8, the Affected Lessor shall transfer its rights and obli gations to such alternate financial institution and such alternate financial institution shall become a Lessor hereunder.


                          ARTICLE VIII

                     General Tax Indemnity

     Section VIII.1 General Tax Indemnity. Lessee agrees to pay or reimburse Indemnitees for, and to indemnify and hold Indemnitees harmless from, all Impositions arising at, or relating to, any time prior to or during the Base Period or Renewal Terms, or upon any termination of the Lease or prior to, or upon the return of, the Vehicles to Agent, and levied or imposed upon Indemnitees directly or otherwise, by any Federal, state or local government or taxing authority in the United States or by any foreign country or foreign or international taxing authority upon or with respect to: (a) the Vehicles or any other Collateral; (b) the exportation, importation, registration, purchase, ownership, delivery, condition, lease, sublease, assignment, storage, transportation, possession, use, operation, maintenance, repair, return, sale (including to Agent or any Lessee pursuant to the Operative Agreements), transfer of title or other disposition thereof; (c) the rentals, receipts, or earnings arising from any of the Vehicles; or (d) the Lease or any payment made thereunder; provided that this Section 8.1 shall not apply to: (i) Impositions which are based upon or measured by the Indemnitee's net income, or which are expressly in substitution for, or relieve Indemnitee from, any actual Imposition based upon or measured by Indemnitee's net income;
(ii) Impositions characterized under local law as franchise, net worth, or shareholder's capital (excluding, however, any value added, license, property or similar Impositions); and
(iii) Impositions based upon the voluntary transfer, assignment or disposition by Agent or any Lessor of any interest in any of the Vehicles (other than a transfer pursuant to the exercise of remedies under the Operative Agreements, transfers pursuant to the exercise of the Lessee Purchase Option or Sale Option, a transfer to Lessee or otherwise pursuant to the Lease). Notwithstanding the foregoing provisions of this Section 8.1, Lessee shall pay or reimburse, and indemnify and hold harmless, any Lessor which is not incorporated under the laws of the United States, or a state thereof, and which has complied with
Section 8.5, from any deduction or withholding of any United States Federal income tax.

     Section VIII.2 Contest. Lessee shall pay on or before the time or times prescribed by law any Impositions (except any Impositions excluded by Section 8.1); provided, however, that Lessee shall be under no obligation to pay any such Imposition so long as the payment of such Imposition is not delinquent or is being contested by a Permitted Contest. If any claim or claims is or are made against any Indemnitee solely for any Imposition which is subject to indemnification as provided in
Section 8.1, Indemnitee shall as soon as practicable, but in no event more than 20 days after receipt of formal written notice of the Imposition or proposed Imposition, notify Lessee and if, in the reasonable opinion of Lessee and (in the case of any Imposition which may reasonably be expected to exceed $100,000 in the aggregate) tax counsel acceptable to the Indemnitee, there exists a reasonable basis to contest such Imposition (and if the provisos of the definition of "Permitted Contest" continues to be satisfied and so long as no Event of Default exists), Lessee at its expense may, to the extent permitted by applicable law, contest such imposition, and subsequently may appeal any adverse determination, in the appropriate administra tive and legal forums; provided that in all other circumstances, upon notice from Lessee to such Indemnitee that there exists a reasonable basis to contest any such Imposition (as supported by an opinion of tax counsel to Lessee reasonably acceptable to the Indemnitee), the Indemnitee, at Lessee's expense, shall contest any such Imposition. Lessee shall pay all expenses incurred by the Indemnitee in contesting any such Imposition (including, without limitation, all reasonable attorneys' and accountants' fees, including the allocated costs of internal counsel), upon demand by the Indemnitee. Lessee shall have the right to participate in the conduct of any proceedings controlled by the Indemnitee to the extent that such participation does not interfere with the Indemnitee's control of such contest and Lessee shall in all events be kept informed, to the extent practicable, of material developments relative to such proceed ings. The Indemnitee shall have the right to participate in the conduct of any proceedings controlled by Lessee and the Indemni tee shall in all events be kept informed, to the extent practica ble, of material developments relative to such proceedings. The Indemnitees agree that a contested claim for which Lessee would be required to make a reimbursement payment hereunder will not be settled or compromised without Lessee's prior written consent (which consent shall neither be unreasonably delayed nor withheld other than in good faith), unless the provisos of the definition of "Permitted Contest" would not continue to be satisfied. Indemnitee shall endeavor to settle or compromise any such contested claim in accordance with written instructions received from Lessee provided that: (x) Lessee on or before the date the Indemnitee executes a settlement or compromise pays the contested Imposition to the extent agreed upon or makes an indemnification payment to the Indemnitee in an amount accepta ble to the Indemnitee; and (y) the settlement or compromise does not, in the reasonable opinion of the Indemnitee materially adversely affect the right of such Lessor to receive Rent or the Lease Balance or any other payment pursuant to the Operative Agreements, or involve a material risk of sale, forfeiture or loss of any of the Vehicles or any interest therein or any matter described in the provisos to the definition of "Permitted Contest". The failure of an Indemnitee to timely contest a claim against it for any Imposition which is subject to indemni fication under Section 8.1 and for which it has an obligation to Lessee to contest under this Section 8.2 in the manner required by applicable law or regulations where Lessee has timely requested that such Indemnitee contest such claim shall relieve Lessee of their obligations to such Indemnitee under Section 8.1 with respect to such claim to the extent such failure results in the loss of an effective contest. If applicable law requires the payment of a contested Imposition as a condition to, or regardless of, its being contested, and Lessee chooses to contest such Imposition or to direct the Indemnitee to contest such Imposition in accordance with this Section, then Lessee shall provide the Indemnitee with the funds to pay such Imposi tion, such provision of funds to be deemed a non-interest bearing loan by Lessee to the Indemnitee to be repaid by any recovery of such Imposition from such contest and any remaining unpaid amount not recovered to offset Lessee's obligation to indemnify the Indemnitee for such Imposition. In the event that the Indemnitee receives a refund (or like adjustment) in respect of any Imposition for which the Indemnitee has been reimbursed by Lessee, the Indemnitee shall immediately remit the amount of such refund (or like adjustment) to Lessee, net of all costs and expenses incurred by such Indemnitee.

     Section VIII.3 Gross Up. If an Indemnitee shall not be entitled to a corresponding and equal deduction with respect to any payment or Imposition which Lessee is required to pay or reimburse under Article VII, Section 8.1 or Section 8.2 (each such payment or reimbursement under Article VII, Section 8.1 or
Section 8.2, an "original payment") and which original payment constitutes income to such Indemnitee, then Lessee shall pay to such Indemnitee on demand the amount of such original payment on a gross-up basis such that, after subtracting all Impositions imposed on such Indemnitee with respect to such original payment by Lessee (including any Impositions otherwise excluded by Section 8.1 and assuming for this purpose that such Indemnitee was subject to taxation at the applicable Federal, state or local marginal rates used to compute such Indemnitee's tax return for the year in which such income is taxable), such payments shall be equal to the original payment to be received (net of any credits, deductions or other tax benefits then actually recognized that arise from the payment by such Indemni tee of any amount, including taxes, for which the payment to be received is made).

     Section VIII.4 Tax Returns. Except as otherwise provided in the third sentence below, Lessee shall prepare and file (whether or not it is a legal obligation of an Indemnitee) all tax returns or reports that may be required with respect to any Impositions assessed, charged or imposed on the Vehicles or the Lease, including, but not limited to sales and use taxes, prop erty taxes (ad valorem and real property) and any other tax or charge based upon the ownership, leasing, subleasing, rental, sale, purchase, possession, use, operation, delivery, return or other disposition of any of the Vehicles or upon the rentals or the receipts therefrom (excluding, however, any tax based upon the net income of an Indemnitee or any tax which is in substi tution for or relief of a tax imposed upon or measured by the net income of an Indemnitee). Lessee may notify in writing all applicable Authorities having jurisdiction with respect to personal property taxes that Lessee is the appropriate party for receiving notices of (or copies of, if such Authority is required by law to notify Agent) assessment, appeal and payment with respect to the Vehicles. If an Indemnitee is obligated by law to file any such reports or returns, then Lessee shall at least 10 days before the same are due, prepare the same and forward them to the Indemnitee, as appropriate, with detailed instructions as to how to comply with all applicable filing requirements, together with funds in the amount of any payment required pursuant thereto. Indemnitee shall forward to Lessee at its address listed in Section 11.4 copies of all assessment and valuation notices it receives within 10 days of receipt; provided that Indemnitee's failure to deliver such notices on a timely basis shall not relieve Lessee of any obligations hereunder. The Participants agree that neither they nor any corporation controlled by them, or under common control with them, directly or indirectly will at any time take any action or fail to take any action with respect to the filing of any income tax return, including an amended income tax return, inconsistent with the intention of the parties expressed in Section 4.1.

     Section VIII.5  Withholding Tax Exemption.

     (a) At least five (5) Business Days prior to the first date on which any Rent is payable hereunder or under any other Operative Agreement for the account of any Lessor not incorpo rated under the laws of the United States or a state thereof, such Lessor agrees that it will have delivered to Lessee and Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lessor is entitled to receive payments under this Agreement and the other Operative Agreements without deduction or withholding of any United States Federal income taxes. Each Lessor which so delivers a Form 1001 or 4224 further undertakes to deliver to Lessee and Agent two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Lessee or Agent, in each case certifying that such Lessor is entitled to receive payments under this Agreement and the other Operative Agreements without deduction or withholding of any United States Federal income taxes, unless prior to the date on which any such delivery would otherwise be required any change in treaty, law or regulation or in the interpretation thereof by the applicable taxing Authority occurring after such Lessor became a Lessor hereunder has rendered all such forms inapplica ble or has prevented such Lessor from duly completing and delivering any such form with respect to it and such Lessor advises Lessee and Agent that, as a result of such change in treaty, law, regulation or interpretation, it is not capable of receiving payments without any withholding of United States Federal income tax.

     (b) At least five (5) Business Days prior to the first date on which any Rent is payable hereunder or under any other Operative Agreement for the account of any Lessor who does not have a street address in the State of California, such Lessor agrees that it will have delivered to Lessee and Agent two duly completed copies of California Form 587 or 590, certifying in either case that such Lessor is entitled to receive payments under this Agreement and the other Operative Agreements without deduction or withholding of any California income taxes. Each Lessor which so delivers a Form 587 or 590 further undertakes to deliver to Lessee and Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it (including, without limitation, any change in residency or address), and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Lessee or Agent, in each case certifying that such Lessor is entitled to receive payments under this Agreement and the other Operative Agreements without deduction or withholding of any California income taxes, unless prior to the date on which any such delivery would other wise be required any change in treaty, law or regulation or in the interpretation thereof by the applicable taxing Authority occurring after such Lessor became a Lessor hereunder has rendered all such forms inapplicable or has prevented such Lessor from duly completing and delivering any such form with respect to it and such Lessor advises Lessee and Agent that, as a result of such change in treaty, law, regulation or interpreta tion, it is not capable of receiving payments without any withholding of California income tax.


                           ARTICLE IX

                             Agent

     Section IX.1  Appointment of Agent; Powers and
Authorization to Take Certain Actions.

     (a) Each Lessor irrevocably appoints and authorizes ABN AMRO Bank N.V. to act as its agent hereunder, with such powers as are specifically delegated to Agent by the terms hereof, together with such other powers as are reasonably incidental thereto. Each Lessor authorizes and directs Agent to, and Agent agrees for the benefit of the Lessors, that, on the Initial Delivery Date it will accept the documents described in Article III of this Participation Agreement. Agent accepts the agency hereby created applicable to it and agrees to receive all payments and proceeds pursuant to the Operative Agreements and disburse such payments or proceeds in accordance with the Operative Agreements. Agent shall have no duties or responsi bilities except those expressly set forth in the Lease and this Participation Agreement. Agent shall not be responsible to any Lessor (or to any other Person) (i) for any recitals, state ments, representations or warranties of any party contained in the Lease, this Participation Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, the Operative Agreements, other than the representations and warranties made by Agent in Section 5.3, or
(ii) for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Collateral or the title thereto (subject to Agent's obligations under Section 6.3) or of the Lease or any other document referred to or provided for therein or (iii) for any failure by Lessee, any Lessor or any other third party (other than Agent) to perform any of its obligations under any Operative Agreement. Agent may employ agents, trustees or attorneys-in-fact, may vest any of them with any property, title, right or power deemed necessary for the purposes of such appointment and shall not be responsible for the negligence or misconduct of any of them selected by it with reasonable care. Neither Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder, or in connection herewith, except for its or their own gross negligence or willful misconduct.

     (b) Agent shall not have any duty or obligation to manage, control, use, operate, store, lease, sell, dispose of or other wise deal with any Vehicle, any other Collateral or the Lease, or to otherwise take or refrain from taking any action under, or in connection with, this Agreement, the Lease or any related document to which Agent is a party, except as expressly provided by the terms hereof, and no implied duties of any kind shall be read into any Operative Agreement against Agent. The permissive right of Agent to take actions enumerated in this Agreement and the Lease shall never be construed as a duty, unless Agent is instructed or directed to exercise, perform or enforce one or more rights by the Required Lessors (provided that Agent has received indemnification reasonably satisfactory to it).
Subject to Section 9.1(c) below, no provision of the Operative Agreements shall require Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its obligations under the Operative Agreements, or in the exercise of any of its rights or powers thereunder. It is understood and agreed that the duties of Agent are ministerial in nature.

     (c) Except as specifically provided herein, Agent is acting hereunder solely as agent and, except as specifically provided herein, is not responsible to any party hereto in its individual capacity, except with respect to any claim arising from Agent's gross negligence or willful misconduct or any breach of a representation or covenant made in its individual capacity.

     (d) Agent may accept deposits from, lend money to and otherwise deal with Lessee or any of its Affiliates with the same rights as it would have if it were not the named Agent hereunder.

     Section IX.2 Reliance. Agent may rely upon, and shall not be bound or obligated to make any investigation into the facts or matters stated in, any certificate, notice or other communica tion (including any communication by telephone, telecopy, telex, telegram or cable) reasonably believed by it to be genuine and correct and to have been made, signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent with due care (including any expert selected by Agent to aid Agent in any calculations required in connection with its duties under the Operative Agreements).

     Section IX.3 Action Upon Instructions Generally. Subject to Sections 9.4 and 9.6, upon written instructions of the Required Lessors, Agent shall, on behalf of the Lessors, give such notice or direction, exercise such right, remedy or power hereunder or in respect of any Vehicle, and give such consent or enter into such amendment to any document to which it is a party as Agent as may be specified in such instructions. Agent shall deliver to each Lessor a copy of each notice, report and certifi cate received by Agent pursuant to the Operative Agreements. Agent shall have no obligation to investigate or determine whether there has been an Event of Default or an Incipient Default. Agent shall not be deemed to have notice or knowledge of an Event of Default or Incipient Default unless a Responsible Officer of Agent is notified in writing of such Event of Default or Incipient Default, provided that Agent shall be deemed to have been notified in writing of any failure of Lessee to pay Rent in the amounts and at the times set forth in Article III of the Lease. If Agent receives notice of an Event of Default, Agent shall give prompt notice thereof, at Lessee' expense, to each Lessor. Subject to Sections 9.4 and 9.6 and Article X, Agent shall take action or refrain from taking action with respect to such Event of Default as directed by the Required Lessors or, in the case of a Payment Default, as directed by any Lessor; provided that, unless and until Agent receives such directions, Agent may refrain from taking any action, or may act in its discretion, with respect to such Event of Default or Payment Default. Prior to the date the Lease Balance shall have become due and payable by acceleration pursuant to Section 8.2 of the Lease, Required Lessors may deliver written instructions to Agent to waive, and Agent shall waive pursuant thereto, any Event of Default and its consequences; provided that in the absence of written instructions from all Lessors, Agent shall not waive any (i) Payment Default or (ii) covenant or provision which, under Section 10.1, cannot be modified or amended without the consent of all Lessors. As to any matters not expressly provided for by this Agreement, Agent shall in all cases be fully protected in acting, or in refraining from acting, here under in accordance with instructions signed by the Required Lessors and such instructions of the Required Lessors and any action taken or failure to act pursuant thereto shall be binding on each Lessor.

     Section IX.4 Indemnification. Each Lessor shall reimburse and hold Agent harmless, ratably in accordance with its Outstand ing Investment at the time the indemnification is required to be given, (but only to the extent that any such indemnified amounts have not in fact been paid to Agent by, or on behalf of, Lessee in accordance with Section 7.1) from any and all claims, losses, damages, obligations, penalties, liabilities, demands, suits, judgments, or causes of action, and all legal proceedings, and any reasonable costs or expenses in connection therewith, including allocated charges, costs and expenses of internal counsel of Agent and all other reasonable attorneys' fees and expenses incurred by Agent, in any way relating to or arising in any manner out of (i) any Operative Agreement, the enforcement hereof or thereof or the consummation of the transactions contemplated thereby, or (ii) instructions from the Required Lessors (including, without limitation, the costs and expenses that Lessee is obligated to and does not pay hereunder, but excluding normal administrative costs and expenses incident to the performance by Agent of its agency duties hereunder other than materially increased administrative costs and expenses incurred as a result of an Event of Default), provided that no Lessor shall be liable for any of the foregoing to the extent they arise from (a) the gross negligence or willful misconduct of Agent, (b) the inaccuracy of any representation or warranty or breach of any covenant given by Agent in Section 5.3 or
Section 6.3 hereof or in the Lease, (c) in the case of Agent's handling of funds, the failure to act with the same care as Agent uses in handling its own funds or (d) any taxes, fees or other charges payable by Agent based on or measured by any fees, commissions or compensation received by it for acting as Agent in connection with the transactions contemplated by the Operative Agreements.

     Section IX.5 Independent Credit Investigation. Each Lessor by entering into this Agreement agrees that it has, inde pendently and without reliance on Agent or any other Lessor and based on such documents and information as it has deemed appro priate, made its own credit analysis of Lessee and its own decision to enter into this Agreement and each of the other Operative Agreements to which it is a party and that it will, independently and without reliance upon Agent or any other Lessor, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking action under this Agreement and any related documents to which it is a party. Agent shall not be required to keep itself informed as to the performance or observance by Lessee of any other document referred to (directly or indirectly) or provided for herein or to inspect the proper ties or books of Lessee. Except for notices or statements which Agent is expressly required to give under this Agreement and for notices, reports and other documents and information expressly required to be furnished to Agent alone (and not also to each Lessor, it being understood that Agent shall forward copies of same to each Lessor) hereunder or under any other Operative Agreement, Agent shall not have any duty or responsibility to provide any Lessor with copies of notices or with any credit or other information concerning the affairs, financial condition or business of Lessee (or any of its affiliates) that may come into the possession of Agent or any of its Affiliates.

     Section IX.6 Refusal to Act. Except for notices and actions expressly required of Agent hereunder and except for the performance of its covenants in Section 6.3, Agent shall in all cases be fully justified in failing or refusing to act unless
(a) it is indemnified to its reasonable satisfaction by the Lessors against any and all liability and reasonable expense which may be incurred by it by reason of taking or continuing to take any such action (provided that such indemnity shall not be required to extend to liability or expense arising from any matter described in clauses (a) through (d) of Section 9.4, it being understood that no action taken by Agent in accordance with the instructions of the Required Lessors shall be deemed to constitute any such matter) and (b) it is reasonably satisfied that such action is not contrary to any Operative Agreement or to any applicable law.

     Section IX.7 Resignation or Removal of Agent; Appointment of Successor. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving notice thereof to each Lessor and Lessee or may be removed at any time by written notice from the Required Lessors. Upon any such resignation or removal, the Required Lessors at the time of the resignation or removal shall have the right (with the reasonable, prompt approval of Lessee unless an Event of Default shall be continuing) to appoint a successor Agent which shall be a financial institution having a combined capital and surplus of not less than $100,000,000. If, within 30 calen dar days after the retiring Agent's giving of notice of resigna tion or receipt of a written notice of removal, a successor Agent is not so appointed and does not accept such appointment, then the retiring or removed Agent may appoint a successor Agent and transfer to such successor Agent all rights and obligations of the retiring Agent. Such successor Agent shall be a finan cial institution having combined capital and surplus of not less than $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent and the retiring or removed Agent shall be discharged from duties and obligations as Agent thereafter arising hereunder and under any related document. If the retiring Agent does not appoint a successor, any Lessor shall be entitled to apply to a court of competent jurisdiction for such appointment, and such court may thereupon appoint a successor to act until such time, if any, as a successor shall have been appointed as above provided.

     Section IX.8 Separate Agent. The Required Lessors may, and if they fail to do so at any time when they are so required, Agent may, for the purpose of meeting any legal requirements of any jurisdiction in which any Vehicle or Collateral may be located, appoint one or more individuals or corporations either to act as co-agent jointly with Agent or to act as separate agent of all or any part of the Vehicles or Collateral or the Lease, and vest in such individuals or corporations, in such capacity, such title to the Vehicles or Collateral or the Lease or any part thereof, and such rights or duties as Agent may consider necessary or desirable. Agent shall not be required to qualify to do business in any jurisdiction where it is not now so qualified. Agent shall execute, acknowledge and deliver all such instruments as may be required by any such co-agent or separate agent more fully confirming such title, rights or duties to such co-agent or separate agent. Upon the acceptance in writing of such appointment by any such co-agent or separate agent, it, she or he shall be vested with such interest in the Vehicles or Collateral and the Lease or any part thereof, and with such rights and duties, not inconsistent with the provi sions of the Operative Agreements, as shall be specified in the instrument of appointment, jointly with Agent (except insofar as local law makes it necessary for any such co-agent or separate agent to act alone), subject to all terms of the Operative Agree ments. Any co-agent or separate agent, to the fullest extent permitted by legal requirements of the relevant jurisdiction, at any time, by an instrument in writing, shall constitute Agent its attorney-in-fact and agent, with full power and authority to do all acts and things and to exercise all discretion on its behalf and in its name. If any co-agent or separate agent shall die, become incapable of acting, resign or be removed, the interest in the Vehicles or Collateral and the Lease and all rights and duties of such co-agent or separate agent shall, so far as permitted by law, vest in and be exercised by Agent, without the appointment of a successor to such co-agent or separate agent.

     Section IX.9 Termination of Agency. The agency created hereby shall terminate upon the final disposition by Agent of all Collateral at any time subject hereto and the final distribu tion by Agent of all moneys or other property or proceeds received pursuant to the Lease in accordance with its terms, provided that at such time Lessee shall have complied fully with all the terms hereof.

     Section IX.10 Compensation of Agency. As compensation for the performance of Agent's obligations hereunder, Lessee shall pay to Agent, on the Initial Delivery Date and on each anniver sary of the Initial Delivery Date occurring during the Lease Term, a fee (the "Agency Fee") in the amount of $15,000.

     Section IX.11 Limitations. It is expressly understood and agreed by and among the parties hereto that, except as otherwise provided herein or in the other Operative Agreements: (a) this Participation Agreement and the other Operative Agreements to which Agent is a party are executed by Agent, not in its indivi dual capacity (except with respect to the representations and covenants of Agent in Sections 5.3 and 6.3o), but solely as Agent under the Operative Agreements in the exercise of the power and authority conferred and vested in it as such Agent;
(b) each and all of the undertakings and agreements herein made on the part of Agent are each and every one of them made and intended not as personal undertakings and agreements by Agent, or for the purpose or with the intention of binding Agent personally, but are made and intended for the purpose of binding only the Collateral unless expressly provided otherwise;
(c) actions to be taken by Agent pursuant to its obligations under the Operative Agreements may, in certain circumstances, be taken by Agent only upon specific authority of the Lessors;
(d) nothing contained in the Operative Agreements shall be construed as creating any liability on Agent, individually or personally, or any incorporator or any past, present or future subscriber to the capital stock of, or stockholder, officer or director, employee or agent of, Agent to perform any covenants either express or implied contained herein, all such liability, if any, being expressly waived by the other parties hereto and by any Person claiming by, through or under them; and (e) so far as Agent, individually or personally, is concerned, the other parties hereto and any Person claiming by, through or under them shall look solely to the Collateral and Lessee for the perfor mance of any obligation under any of the instruments referred to herein; provided, however, that nothing in this Section 9.11 shall be construed to limit in scope or substance the general corporate liability of Agent in respect of its gross negligence or willful misconduct or those representations, warranties and covenants of Agent in its individual capacity set forth herein or in any of the other agreements contemplated hereby.


                           ARTICLE X

               Amendments to Operative Agreements

     Section X.1 Amendments to Operative Agreements With Consent of Lessors. This Participation Agreement and each of the other Operative Agreements shall be changed, waived, discharged or terminated with respect to Lessee and each Lessor upon the ratification in writing of such change, waiver, discharge or termination by Lessee and the Required Lessors, in which case such change, waiver, discharge or termination shall be effective as to each Lessor and Lessee; provided no such change, waiver, discharge or termination shall, without the written ratification of each Lessor:

          (i)  modify any of the provisions of this Section
     10.1 or Article III, change the definitions of "Commit ment", "Commitment Percentage", "Total Commitment" or
     "Required Lessors" or modify or waive any provision of an Operative Agreement requiring action by the foregoing, or release any Collateral (except as otherwise specifically provided in any Operative
     Agreement);

          (ii) modify, amend, waive or supplement any of the provisions of Articles III, VII, VIII (except as otherwise expressly provided in Section 9.3 hereof), X or XI, Sections 13.9 or 13.10 of the Lease or Section
     11.3 hereof, provided that the Required Lessors may waive an Event of Default other than a Payment
     Default;

          (iii) reduce, modify, amend or waive any indemni ties in favor of any Participant, whether pursuant to Articles VII or VIII or otherwise (except that any Person may consent to any reduction, modification, amendment or waiver of any indemnity payable to it);

          (iv)  modify, postpone, reduce or forgive, in
     whole or in part, any Rent payment (other than pursuant to the terms of any Operative Agreement), Lease Balance, Termination Value, Lessor Risk Amount,
     Lessee Risk Amount, interest or, subject to clause
     (iii) above, any other amount payable under the Lease or Participation Agreement, or modify the definition or method of calculation of any Rent payment (other than pursuant to the terms of any Operative
     Agreement), Lease Balance, Termination Value, Lessor
     Risk Amount, Lessee Risk Amount or other amount payable hereunder;

          (v)  consent to any assignment of the Lease
     releasing any Lessee from its obligations in respect of the payments due pursuant to the Operative Agree ments or changing the absolute and unconditional character of such obligations; or

          (vi)  permit the creation of any Lien on the
     Collateral or any part thereof except as contemplated in the Operative Agreements, or deprive any Lessor of the benefit of the security interest in the Collateral granted by Lessee.

     Section X.2 Amendments to Operative Agreements Affecting Agent. Without the prior written consent of Agent, no amendment of, supplement to, or waiver or modification of, any Operative Agreement shall adversely affect Agent's rights or immunities or modify or increase the duties or obligations of Agent with respect to any Operative Agreement.


                           ARTICLE XI

                         Miscellaneous

     Section XI.1 Survival of Covenants. All claims pertaining to the representations, warranties, covenants or indemnities of the Participants shall survive the termination of the Lease to the extent such claims arose out of events occurring or condi tions existing prior to any such termination. Without limiting the foregoing, the provisions of Article VII and Article VIII hereof shall survive the termination of the Lease.

     Section XI.2  APPLICABLE LAW.  THIS PARTICIPATION AGREEMENT
SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF CALIFORNIA
WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF.

     Section XI.3 Distribution and Application of Rents and Other Payments. Except as otherwise specifically provided for in the Lease or in Articles VII and VIII hereof, all amounts of money received or realized by Agent pursuant to the Lease which are to be distributed to the Lessors (after payment of accrued but unpaid fees and expenses and indemnification payments payable to Agent in its capacity as Agent that remain unpaid for 30 days or more) shall be distributed to each Lessor pro rata, in accordance with each Lessor's Outstanding Investment and without preference or priority of any Lessor over another; provided, however, that in the case such moneys are insufficient to pay in full the whole amount due, owing and unpaid, then application shall be made in the manner set forth in Section 8.4 of the Lease. All payments to the Lessors shall be made in accordance with Section 3.2 of the Lease.

     Section XI.4 Notices. All notices, demands, declarations, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms hereof shall be in writing and shall be deemed to have been duly given when delivered personally, by facsimile (and confirmed, which confirmation may be mechanical), nationally recognized overnight courier or otherwise actually received or 5 Business Days after being deposited in the United States mail certified, postage prepaid, addressed as follows:

     If to Lessee:

               Consolidated Freightways Corporation
            of Delaware
               175 Linfield Drive
               Menlo Park, California 94025-3799
               Attn:  Treasurer
               Fax:  415-617-6702

     With a copy to:

          c/o Consolidated Freightways, Inc.
          3240 Hillview Avenue
          Palo Alto, California 94304
          Attn:  Treasurer
          Fax:  415-856-1685

     If to Agent:

               ABN AMRO Bank N.V.
          Syndications
          335 Madison Avenue
          New York, NY 10017
          Attn:  Andrew P. Helene
          Fax:  212-682-0364

     With a copy to:

          ABN AMRO Bank N.V.
          c/o ABN AMRO North America, Inc.
          101 California Street, Suite 4550
          San Francisco, CA 94111
          Attn:  Jeff French
          Fax:  415-362-3524

     and

          ABN AMRO North America, Inc.
          Surface Transportation Group
          135 So. La Salle St., Suite 760
          Chicago, IL 60603
          Attn:  David Thomas
          Fax:  312-904-2849

     If to the Lessors, to their respective addresses set forth on Schedule I hereto or at such other place as any such party may designate by notice given in accordance with this Section
11.4.

     Section XI.5 Transaction Costs; Other Expenses. Lessee shall pay all Transaction Costs whether or not the transactions contemplated hereby close. In addition, Lessee shall pay or reimburse Agent and the Lessors for all other out-of-pocket costs and expenses (including allocated fees of internal coun sel) reasonably incurred in connection with: (a) entering into, or the giving or (in the case of any amendments, supplements, waivers or consents proposed by Lessee) withholding of, any future amendments, supplements, waivers or consents with respect to the Operative Agreements (including without limitation any legal services rendered in connection with or arising under
Section 6.1 hereof), it being understood that Lessee shall only be required to pay for one firm of legal counsel to Agent and Lessors in respect of any transaction under this clause (a); (b) any Casualty or termination of the Lease or any other Operative Agreement; (c) the negotiation and documentation of any restruc turing or "workout," whether or not consummated, of any Opera tive Agreement; (d) the enforcement of the rights or remedies under the Operative Agreements; (e) further assurances requested pursuant to Section 11.13 hereof or any similar provision in other Operative Agreements; (f) any and all out-of-pocket expenses of Agent in connection with the Sale Option described in Section 11.3 of the Lease; (g) any transfer by Agent or a Lessor of any interest in the Operative Agreements during the continuance of an Event of Default; and (h) the Agency Fee.

     Section XI.6 Counterparts. This Participation Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each executed counterpart constituting an original but all together one agreement.

     Section XI.7 Severability. Whenever possible, each provision of this Participation Agreement shall be interpreted in such manner as to be effective and valid under applicable law; but if any provision of this Participation Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Participation Agreement.

     Section XI.8 Successors and Assigns; Transfers. This Participation Agreement shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the benefit of the parties hereto and their respective succes sors and permitted assigns. Lessee may not assign any of its rights and obligations under any Operative Agreement except as expressly provided in the Operative Agreements.

     No Lessor shall assign, convey or otherwise transfer (including pursuant to a participation) all or any portion of its right, title or interest in, to or under any of the Opera tive Agreements, any Collateral and its interest in the Vehicles, except that without the prior written consent of Agent or Lessee (x) any bank or similar financial or commercial lending institution may pledge its interest in the ordinary course of its business without the consent of Lessee or Agent, provided, that no transfer upon a foreclosure pursuant to such a pledge may occur unless the other provisions of this Section are complied with, (y) any Lessor may transfer all or any portion of its interest to any other existing Lessor and (z) any Lessor may transfer any or all of such right, title and interest upon the satisfaction of each of the following conditions:

     (a) Required Notice and Effective Date. Any Lessor desiring to effect a transfer of its interest hereunder shall give written notice of each such proposed transfer to Lessee and Agent at least ten (10) days prior to such proposed transfer, setting forth the name of such proposed transferee, the percentage or interest to be retained by such Lessor, if any, and the date on which such transfer is proposed to become effective. All reasonable out-of-pocket costs incurred by Agent in connection with any such disposition by a Lessor under this
Section 11.8 shall be borne by such Lessor, unless such transfer is being made pursuant to Section 7.6, in which case such costs shall be borne by Lessee. In the event of a transfer under this
Section 11.8, any expenses incurred by the transferee in connection with its review of the Operative Agreements and its investigation of the transactions contemplated thereby shall be borne by such transferee or the relevant Lessor, as they may determine, but shall not be considered costs and expenses which Lessee are obligated to pay or reimburse under Section 11.5, unless such transfer is being made pursuant to Section 7.6.

     (b) Assumption of Obligations. Any transferee pursuant to this Section 11.8 shall have executed and delivered to Agent a letter substantially in the form of the Investor's Letter attached hereto as Exhibit F, and thereupon the obligations of the transferring Lessor under the Operative Agreements shall be proportionately released and reduced to the extent of such transfer. Upon any such transfer as above provided, the trans feree shall be deemed to be bound by all obligations (whether or not yet accrued) under, and to have become a party to, all Operative Agreements to which its transferor was a party, shall be deemed the pertinent "Lessor" for all purposes of the Opera tive Agreements and shall be deemed to have made that portion of the payments pursuant to the Participation Agreement previously made or deemed to have been made by the transferor represented by the interest being conveyed; and each reference herein and in the other Operative Agreements to the pertinent "Lessor" shall thereafter be deemed a reference to the transferee, to the extent of such transfer, for all purposes. Upon any such trans fer, Agent shall deliver to each Lessor and Lessee a new
Schedule I to this Participation Agreement, revised to reflect the relevant information for such new Lessor and the Commitment of such new Lessor (and the revised Commitment of the transferor Lessor if it shall not have transferred its entire interest).

     (c) Employee Benefit Plans. No Lessor may make any such assignment, conveyance or transfer to or in connection with any arrangement or understanding in any way involving any employee benefit plan (or its related trust), as defined in Section 3(3) of ERISA, or with the assets of any such plan (or its related trust), as defined in Section 4975(e)(1) of the Code (other than a governmental plan, as defined in Section 3(32) of ERISA), with respect to which Lessee or such Lessor or any of their Affili ates is a party in interest within the meaning of ERISA or a "disqualified person" within the meaning of the Code.

     (d) Amount of Commitment. Unless Lessee shall consent to otherwise, no Lessor may make any such assignment, conveyance or transfer if, as a consequence thereof, the transferor (if such Lessor retains any part of its Commitment) or transferee Lessor would have an Outstanding Investment of less than $5,000,000.

     (e) Representations and Warranties. Notwithstanding anything to the contrary set forth above, no Lessor may assign, convey or transfer its interest to any Person, unless such Person shall have delivered to Agent and Lessee a certificate confirming the accuracy of the representations and warranties set forth in Section 5.2 with respect to such Person (other than as such representation or warranty relates to the execution and delivery of Operative Agreements).

     (f)  Financial Condition.  Any transferee pursuant to this
Section 11.8 shall be a financial institution having combined capital and surplus of at least $100,000,000.

     Each transferee of a Lessor pursuant to this Section 11.8 shall be entitled to the benefits of Sections 7.3, 7.4 and 7.5; provided that no such transferee shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lessor would have been entitled to receive in respect of the amount of the Commitment transferred by such transferor Lessor to such transferee if such transfer had not occurred.

     SECTION XI.9 JURY TRIAL. LESSEE WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS PARTICIPATION AGREEMENT OR ANY OTHER OPERATIVE AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELA TIONSHIP EXISTING IN CONNECTION WITH THIS PARTICIPATION AGREE MENT OR ANY OPERATIVE AGREEMENT AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     Section XI.10  Captions; Table of Contents.  Section
captions and the table of contents used in this Participation
Agreement (including the exhibits and schedules) are for convenience of reference only and shall not affect the construction of this Participation Agreement.

     Section XI.11 FINAL AGREEMENT. THIS PARTICIPATION AGREE MENT, TOGETHER WITH THE OTHER OPERATIVE AGREEMENTS, REPRESENT THE ENTIRE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY AND IN THE OTHER OPERATIVE AGREEMENTS. THIS PARTICIPATION AGREEMENT CANNOT BE MODIFIED, SUPPLEMENTED, AMENDED, RESCINDED OR CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES, EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     Section XI.12 No Third-Party Beneficiaries. Nothing in this Participation Agreement or the other Operative Agreements shall be deemed to create any right in any Person not a party hereto or thereto (other than the permitted successors and assigns of Lessors, Agent and Lessee), and such agreements shall not be construed in any respect to be a contract in whole or in part for the benefit of any third party except as aforesaid.

     Section XI.13 Further Assurances. Lessee, at its expense, will promptly and duly execute and deliver all such documents and take such further action as may be necessary or appropriate in order to effect the intent or purpose of this Participation Agreement and the other Operative Agreements and to establish and protect the rights and remedies created or intended to be created in favor of the Lessors and Agent for the benefit of the Lessors, including, without limitation, if requested by Required Lessors at the expense of Lessee, the recording or filing of any Operative Agreement or any other document in accordance with the laws of the appropriate jurisdictions.

     Section XI.14 Reproduction of Documents. This Participa tion Agreement, all documents constituting Schedules or Exhibits hereto, and all documents relating hereto received by a party hereto, including, without limitation: (a) consents, waivers and modifications that may hereafter be executed; (b) the Certificates of Title and all other documents received by the Lessors or Agent in connection with the receipt and/or acquisi tion of the Vehicles; and (c) financial statements, certifi cates, and other information previously or hereafter furnished to Agent or any Lessor may be reproduced by the party receiving the same by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. Each of the Participants agrees and stipulates that, to the extent permitted by law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such party in the regular course of business) and that, to the extent permitted by law, any enlargement, facsimile, or further reproduction of such reproduction shall likewise be admissible in evidence.

     Section XI.15 Consideration for Consents to Waivers and Amendments. Lessee hereby agrees that it will not, and that it will not permit any of its Affiliates to, offer or give any consideration or benefit of any kind whatsoever to any Lessor in connection with, in exchange for, or as an inducement to, such Lessor's consent to any waiver in respect of, any modification or amendment of, any supplement to, or any other consent or approval under, any Operative Agreement unless such considera tion or benefit is offered ratably to all Lessors.

     Section XI.16 Submission to Jurisdiction. Any suit by Agent or any Lessor to enforce any claim arising out of the Operative Agreements may be brought in any state or Federal court located in San Francisco, California having subject matter jurisdiction, and with respect to any such claim, each Partici pant hereby irrevocably: (a) submits to the jurisdiction of such courts; and (b) consents to the service of process out of said courts by mailing a copy thereof, by registered mail, postage prepaid, to such Participant at its address specified in this Participation Agreement, and agrees that such service, to the fullest extent permitted by law: (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding; and (ii) shall be taken and held to be valid personal service upon and personal delivery to it. Lessee irrevocably waives, to the fullest extent permitted by law: (A) any claim, or any objection, that it now or hereafter may have, that venue is not proper with respect to any such suit, action or proceeding brought in such a court located in San Francisco, California including, without limitation, any claim that any such suit, action or proceeding brought in such court has been brought in an inconvenient forum; and (B) any claim that Lessee is not subject to personal jurisdiction or service of process in such forum. Lessee agrees that any suit to enforce any claim arising out of the Operative Agreements or any course of conduct or dealing of Agent or any Lessor shall be brought and maintained exclusively in any state or Federal court located in San Francisco, California. Nothing in this Section
11.16 shall affect the right of Agent or any Lessor to bring any action or proceeding against Lessee or any Vehicle or other Collateral in the courts of any other jurisdiction. Lessee agrees that a final judgment in any action or proceeding in a state or Federal court within the United States may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.


         [Remainder of page intentionally left blank.]
     IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be executed and delivered as of the date first above written.


CONSOLIDATED FREIGHTWAYS
                              CORPORATION OF DELAWARE, as Lessee



                              By /s/D.F. Morrison
                              Name Printed: D.F. Morrison
                              Title: Vice President and
                              Treasurer


                              ABN AMRO
                              BANK N.V., not individually, but
                              solely as Agent for the Lessors



                              By /s/Jeffery A. French
                              Name Printed: Jeffery A. French
                              Title: Vice President


                              By /s/L.T. Osborne
                              Name Printed: L.T. Osborne
                              Title: Group Vice President


                              LESSORS:
                              ABN AMRO BANK N.V.

                              By /s/Jeffery A. French
                              /s/Jeffery A. French
                              Name Printed: Jeffery A. French
                              Title: Vice President


                              By /s/L.T. Osborne
                              Name Printed: L.T. Osborne
                              Title: Group Vice President


                           SCHEDULE I
                               TO
                    PARTICIPATION AGREEMENT

         AGENT AND LESSOR ADDRESSES; LESSOR COMMITMENTS


AGENT:    ABN AMRO BANK N.V. (address set forth in Section 11.4)

LESSORS:

1.   ABN AMRO BANK N.V.

                           SCHEDULE X

                               TO
                    PARTICIPATION AGREEMENT

                          DEFINITIONS


     The following terms (or other terms used or defined in any Operative Agreement which have meanings substantially similar or equivalent to the meanings assigned to such terms) shall have the following meanings for all purposes, and such meanings shall be equally applicable both to the singular and plural forms of the terms defined. Any agreement, document or instrument defined or referred to in this Schedule X shall include each amendment, modification or supplement thereto including each waiver and consent that may (pursuant to the Operative Agreements) be effective from time to time, except as otherwise expressly indicated. The definition of any person herein shall include its successors and permitted assigns. Reference to schedules and exhibits in this Schedule X shall mean Schedules and Exhibits attached to the Participation Agreement, except as otherwise indicated. All references to "the Vehicles" or "all of the Vehicles" or words of similar import shall be deemed to refer to all Vehicles covered by all Lease Supplements then in effect.

     "Actual Knowledge" shall mean, as to any matter with respect to any Person, the actual knowledge of such matter by a Responsible Officer of such Person and shall include, without limitation, receipt of a notice of such matter by any such Responsible Officer.

     "Affected Lessor" shall have the meaning provided in
Section 7.6 of the Participation Agreement.

     "Affiliate(s)" of any Person shall mean any other Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such Person. No Person shall be considered an Affiliate of Agent unless such Person directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, Agent solely in its capacity as agent under the Lease.

     "Agent" shall have the meaning provided in the preamble of the Lease.

     "Agent's Corporate Office" shall mean the principal corporate office of Agent, which office is, on the date the Participation Agreement is executed by all parties thereto, located at the address for Agent set forth in Section 11.4 of the Participation Agreement.

     "Agency Fee" shall have the meaning specified in
Section 9.10 of the Participation Agreement.

     "Allocation Fraction" of any Vehicle shall mean, (a) with respect to any Lease Supplement, a fraction, the numerator of which is the Purchase Price of such Vehicle and the denominator of which is the aggregate Purchase Price of all of the Vehicles then subject to such Lease Supplement, including such Vehicle, and (b) with respect to the Lease, a fraction, the numerator of which is the Purchase Price of such Vehicle and the denominator of which is the aggregate Purchase Price of all of the Vehicles then subject to the Lease, including such Vehicle.

     "alter" shall have the meaning provided in Section 5.5(a) of the Lease.

     "Appraisal" shall mean the appraisal of the Vehicles from an Appraiser received pursuant to the terms of the Lease.

     "Appraised Value" shall mean, with respect to any Vehicle as of any date of determination, the fair market value of such Vehicle as set forth on the Appraisal therefor.

     "Appraiser" shall mean Valuation Research Corporation or such other Person as is selected by the Lessee and Agent.

     "Assumed Interest Rate" shall mean, as of the date of any Funding, the Interest Rate that would have been applicable for purposes of calculating Variable Rent under the Lease in the event that the Delivery Date to which such Funding relates had occurred on such date.

     "Assumption Agreement" shall have the meaning provided in
Section 6.1(c) of the Participation Agreement.

     "Authority" shall mean any: (a) Federal, state, local or (if any Vehicle or any component thereof has been moved outside of the United States) foreign, tribunal, legislative body, governmental subdivision, administrative agency or other governmental authority; or (b) arbitrator or panel of arbitrators, in the case of each of clause (a) and (b) having or exercising jurisdiction over Lessee, Agent, or any Vehicle (or any component thereof).

     "Base Period" shall have the meaning provided in
Section 2.1 of the Lease.

     "Basic Rent" shall mean, with respect to the Lease or any Lease Supplement (as the context may require) all installments of Fixed Rent and Variable Rent due and payable by Lessee on each Payment Date during the Base Period.

     "Business Day" shall mean any day on which

         (a)  Federal and state chartered banks in San
    Francisco, California are open for commercial banking business; and

         (b) solely with respect to determinations of Variable Rent and Rent Periods, dealings in Dollars are carried on in the London Interbank market.

     "Casualty" shall mean any of the following events in respect of any Vehicle: (a) the loss of such Vehicle or the use thereof due to theft, disappearance, destruction, damage beyond repair or rendition of such Vehicle permanently unfit for normal use for any reason whatsoever; (b) any damage to such Vehicle which results in an insurance settlement with respect to such Vehicle on the basis of a total loss; (c) the permanent condemnation, confiscation or seizure of, or requisition of title to or use of, such Vehicle; (d) as a result of any rule, regulation, order or other action by any Authority, the use of such Vehicle in the normal course of business shall have been prohibited, directly or indirectly, for a period of six consecutive months, unless Lessee, prior to the expiration of such six-month period, shall have undertaken and shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of such Vehicle by the Lessee thereof or, in any event, if use of such Vehicle shall have been prohibited, directly or indirectly, for a period of twelve consecutive months; or (e) the operation or location of such Vehicle, while under requisition for use by any Authority, in any area excluded from coverage by any insurance policy then in effect with respect to such Vehicle required by the terms of
Section 7.1 of the Lease, if Lessee shall be unable to obtain indemnity in lieu thereof from such Authority; provided that for the purpose of the foregoing clause (e), if such Vehicle shall be returned to Lessee prior to the Casualty Settlement Date in such condition that a Casualty would not otherwise be deemed to exist with respect thereto, then such event shall, at the option of Lessee, not constitute a Casualty.

     "Casualty Amount" of any Vehicle shall mean, with respect to any Casualty (and for purposes of Section 6.1(g) of the Participation Agreement), an amount equal to the product of
(a) the Lease Balance on the date of such Casualty (or the date of determination for purposes of Section 6.1(a) of the Participation Agreement) and (b) the Allocation Fraction of such Vehicle.

     "Casualty Notice" shall have the meaning provided in
Section 6.1 of the Lease.

     "Casualty Proceeds" shall have the meaning provided in
Section 6.2 of the Lease.

     "Casualty Settlement Date" shall have the meaning provided in Section 6.1(a) of the Lease.

     "CD Rate" means, relative to any Rent Period with respect to the Lease Balance and each Supplement Balance, the rate of interest determined by the Agent to be the arithmetic average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the prevailing rates per annum bid at 10:00 a.m., San Francisco time (or as soon thereafter as practicable), on the first day of such Rent Period by two or more certificate of deposit dealers of recognized standing located in San Francisco, California for the purchase at face value from ABN AMRO Bank N.V. of its certificates of deposit in an amount approximately equal to the Lease Balance at the beginning of such Rent Period and having a maturity approximately equal to such Rent Period plus 115 basis points.

     "Certificate of Title" shall mean a certificate of title, certificate of ownership, manufacturer's certificate of origin or any similar equivalent instrument issued by any applicable Authority evidencing title, or an interest in title, to a Vehicle.

     "CFI Revolving Credit Agreement" shall mean that certain Amended and Restated Credit Agreement dated as of January 10, 1995 among Consolidated Freightways, Inc., the Banks listed therein, the LC Issuing Banks listed therein, the Co-Agents listed therein and Morgan Guaranty Trust Company of New York as Agent, as amended, restated, replaced, refinanced, supplemented or otherwise in effect from time to time, including any successor agreement or agreements or arrangement or arrangements providing for revolving or working capital indebtedness, whether or not secured.

     "Charges" shall mean (a) freight, installation and other similar costs with respect to any Vehicle and (b) applicable sales, use or similar taxes imposed upon any Vehicle.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Collateral" shall mean all of Lessee's right, title and interest in and to each of the following, whether now existing or hereafter arising or acquired, and wherever located:

         (a)  the Vehicles and the Intellectual
Property Collateral;

         (b)  the Subleases;

         (c) all contracts necessary to purchase, operate and maintain the Vehicles, including all warranties;

         (d) any rebate, offset or other similar rights under a purchase order, invoice or purchase agreement with any manufacturer of any Vehicle;

         (e) all books, manuals, logs, records, writings, data bases, information and other property relating to, used or useful in connection with, evidencing, embodying or incorporating any of the foregoing; and

         (f) all products, accessions and proceeds of and from any and all of the foregoing Collateral (including proceeds which constitute property of the types described in subsections (a), (b), (c), (d) and (e) above and, to the extent not otherwise included, all payments under insurance (whether or not Lessor is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing
    Collateral.

     "Commitment(s)" for each Lessor shall mean the amount set forth in Schedule I to the Participation Agreement across from the name of such Lessor.

     "Commitment Fee" shall have the meaning specified in
Section 2.5 of the Participation Agreement.

     "Commitment Percentage" shall mean, with respect to each Lessor, the quotient (expressed as a percentage) of such Lessor's Commitment divided by the Total Commitment.

     "Consolidated Debt" shall mean, at any date, the Debt of Lessee and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

     "Consolidated EBITDAR" shall mean, in respect of any period, Consolidated Net Income, increased by extraordinary losses, decreased by extraordinary gains, and increased by interest (including the portion of payments under any Operative Agreements that may be characterized for GAAP purposes as interest), federal and state income taxes, depreciation, amortization and Consolidated Rental Expense, all for such period.

     "Consolidated Interest Expense" shall mean, for any period, the interest expense of Lessee and its Consolidated
Subsidiaries, determined on a consolidated basis for such period.

     "Consolidated Net Income" means, for any period, the net income of Lessee and its Consolidated Subsidiaries for such period determined in accordance with GAAP provided, however, that in determining Consolidated Net Income, there shall not be included the following: if the Lessee shall have acquired the assets and business of any Person or any substantial part of the assets and business of any Person, any revenues and expenses properly attributable to such assets and business or part thereof prior to the date of such acquisition.

     "Consolidated Rental Expense" shall mean, for any period, the rental expense for operating leases of Lessee and its Consolidated Subsidiaries, determined on a consolidated basis for such period.

     "Consolidated Subsidiary" shall mean, at any date, any subsidiary or other entity the accounts of which would be consolidated with those of Lessee in its consolidated financial statements if such statements were prepared as of such date.

     "Consolidated Tangible Net Worth" shall have the same meaning as "CFI investment and advances" as such term is used in the Consolidated Freightways Corporation of Delaware and Subsidiaries Consolidated Balance Sheets. until such time as Lessee shall cease to be a subsidiary of Consolidated Freightways, Inc., at which point "Consolidated Tangible Net Worth" shall mean at any date the Shareholders' Equity of Lessee and its Consolidated Subsidiaries, determined on a consolidated basis, less Intangible Assets, all determined as of such date. For purposes of this definition, "Intangible Assets" means the amount (to the extent reflected in determining such Shareholders' Equity) of (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to September 30, 1995 in the book value of any asset owned by Lessee, (ii) all equity investments in Persons (except invest ments in publicly traded marketable equity securities) and
(iii) all unamortized debt discount and expense, goodwill, patents, trademarks, service marks, trade names, copyrights, organization or developmental expenses and other intangible assets (it being understood that unamortized deferred charges and deferred income tax assets are not deemed to be intangible assets for purposes hereof).

     "Debt" of any Person shall mean at any date, without dupli cation, (i) all obligations of such Person for borrowed money,
(ii) all obligations of such Person evidenced by bonds, deben tures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with GAAP, (v) non-real estate minimum operating lease commitments (present valued at ten percent (10%)); (vi) all obligations of such Person to reimburse banks for drawings under letters of credit or payments with respect to bankers' acceptances, which obligations remain unpaid for more than three Business Days after they become due, or, if later, after such Person is notified of the due date thereof, (vii) all obligations of the types referred to in clauses (i) to (v), inclusive, of this definition which are secured by a Lien on any asset of such Person, whether or not such obligations are otherwise obligations of such Person, and
(viii) all obligations of others of the types referred to in clauses (i) to (v), inclusive, of this definition which are guaranteed by such Person; provided, however, if any of the obligations described in clause (viii) above are also guaranteed by Person(s) other than such Person (the "Additional Guarantors"), the amount of such obligations which shall be included as Debt of such Person shall be equal to the product of
(i) the amount of such obligations times (ii) such Person's Percentage Shareholders' Equity. As used herein, the term "Percentage Shareholders' Equity" shall be a fraction, the numerator of which is the Shareholders' Equity of such Person and the denominator of which is the sum of the Shareholders' Equity of such Person and of all Additional Guarantors; provided however that this clause (viii) shall not apply to guarantee obligations of Lessee that in the aggregate are less than five million dollars ($5,000,000) or relate to guarantee obligations in respect of the CFI Revolving Credit Agreement.

     "Defaulted Amount" shall have the meaning provided in
Section 2.1(c) of the Participation Agreement.

     "Defaulting Lessor" shall have the meaning provided in
Section 2.1(c) of the Participation Agreement.

     "Default Rate" shall mean, at any time, the rate per annum which is two percent (2%) higher than the Interest Rate then in effect.

     "Delivery Date(s)" shall mean each of the actual dates on or prior to December 29,> 1995 on which the transactions contemplated in Article II of the Participation Agreement are completed.

     "Delivery Date Closing" shall mean, with respect to a Delivery Date, the completion of those transactions described in
Article II of the Participation Agreement.

     "Delivery Date Notice" shall have the meaning provided in
Section 3.1 of the Participation Agreement.

     "Deposit Account" shall have the meaning provided in
Section 6.2 of the Lease.

     "Dollar" and the sign "$" mean lawful money of the United
States.

     "Environmental Laws" shall mean all applicable Federal, state, local or foreign statutes, laws, ordinances, codes, rules, regulations and orders (including consent decrees) relating to public health and safety and protection of the environment.

     "ERISA" shall mean the Employee Retirement Income Security
Act of 1974, as amended.

     "Event of Default" shall have the meaning provided in
Section 8.1 of the Lease.

     "Fixed Rent" shall mean, for each Payment Date during the Base Period and each Renewal Term, that portion of the installment of Rent payable on such Payment Date set forth under the heading "Fixed Rent Payment" on Schedule II to each Lease
Supplement.

     "Funding" shall have the meaning assigned to that term in
Section 2.1 of the Participation Agreement.

     "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time, applied on a consistent basis both as to classification of items and amounts.

     "Impositions" shall mean all fees (including, but not limited to, license, documentation, recording or registration fees) and taxes (including but not limited to all income, sales, use, lease, sublease, gross receipts, personal property, occupational, value added or other taxes, levies, imposts, duties, assessments, charges or withholdings of any nature whatsoever), together with any penalties, fines or additions to tax or interest thereon.

     "Incipient Default" shall mean an event or condition which, with the giving of notice or the passage of time or both, would constitute an Event of Default.

     "Indemnitee(s)" shall mean Agent in both its individual and agent capacity, the Lessors, any Affiliate of any of them and any assignee, officer, director, employee, attorney or agent of any of them.

     "Initial Delivery Date" shall mean the first Delivery Date completed pursuant to Article II of the Participation Agreement.

     "Intellectual Property Collateral" shall mean:

         (a)  all software programs (including
both source code, object code and all related applications and data files), whether now owned, licensed or leased or hereafter acquired by Lessee, designed for use on any computers and electronic data processing hardware constituting part of and not readily removable from the Vehicles and necessary for the operation and maintenance of the Vehicles; provided that with respect to any licensed or leased software program the foregoing shall be included in "Intellectual Property Collateral" only to the extent that a grant of a security interest is not prohibited by the terms of the license or lease;

         (b)  all firmware associated therewith;

         (c) all documentation (including flow charts, logic diagrams, manuals, guides and specifications) with respect to such hardware, software and firmware described in the preceding clauses (a) and (b); and

         (d)  all rights with respect to all of the
    foregoing, including, without limitation, any and all copyrights, licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, additions or model conversions of any of the foregoing.

     "Interest Rate" means, with respect to any Rent Period or any Interim Period under any Lease Supplement, the rate per annum equal to the sum of the LIBO Rate for such Rent Period or Interim Period plus 115 basis points, unless and to the extent that the CD Rate shall apply as a result of the application of provisions of Section 7.4 of the Participation Agreement.

     "Interim Period" shall mean, as to each Lease Supplement, the period, if any, commencing on the Delivery Date of such Lease Supplement and continuing to and ending (but not including) the Lease Commencement Date.

     "Interim Rent" shall mean all payments, if any, due and payable by Lessee under each Lease Supplement on the last day of the applicable Interim Period. The Interim Rent payable under each Lease Supplement, if any, is set forth under the heading "Interim Rent" on Schedule II to such Lease Supplement.

     "International Registration Plan" shall mean the reciprocity agreement among various states, including Oregon and Illinois, and Canadian provinces, pursuant to which fleets of motor vehicles used in interstate commerce are registered and licensed for operation within and among the signatory states and provinces.

     "interstate" or "intrastate" shall refer to interstate or intrastate activity within the United States.

     "Investment Percentage" shall mean, with respect to each Lessor as of any date of determination, the quotient (expressed as a percentage) of such Lessor's Outstanding Investment divided by the Lease Balance.

     "Invoice Cost" with respect to any Vehicle shall mean the aggregate cost of such Vehicle (exclusive of Charges) reflected on the invoice therefor delivered to Agent pursuant to Section
3.1 of the Participation Agreement.

     "IRS" shall mean the Internal Revenue Service.

     "Lease" shall mean that certain Master Lease Intended as Security, dated as of December 22, 1995, by and between Agent and Lessee, substantially in the form of Exhibit A to the Participation Agreement, as amended, modified or supplemented from time to time in accordance with the Participation Agreement.

     "Lease Balance" shall mean, as of any determination date, the aggregate Purchase Price of all of the Vehicles, minus all amounts of Fixed Rent actually paid to the date of determination and all Reduction Amounts actually paid to the date of determination.

     "Lease Commencement Date" shall have the meaning provided in Section 2.2 of the Lease.

     "Lease Supplement" shall have the meaning provided in
Section 3.5 of the Participation Agreement.

     "Lease Supplement Lessee Risk Amount" shall mean, for any Lease Supplement on any date, an amount equal to the product of
(i) the percentage (expressed as a decimal) set forth opposite such date under the heading "Lease Supplement Lessee Risk Percentage" on Schedule II to such Lease Supplement times
(ii) the aggregate Purchase Price of all Vehicles subject to such Lease Supplement.

     "Lease Supplement Lessor Risk Amount" shall mean, for any Lease Supplement on any date, an amount equal to the product of
(i) the percentage (expressed as a decimal) set forth opposite such date under the heading "Lease Supplement Lessor Risk Percentage" on Schedule II to such Lease Supplement times
(ii) the aggregate Purchase Price of all Vehicles subject to such Lease Supplement.

     "Lease Supplement Termination Value" shall mean, for any Lease Supplement on any date, an amount equal to the product of
(i) the percentage (expressed as a decimal) set forth opposite such date under the heading "Lease Supplement Termination Percentage" on Schedule II to such Lease Supplement times
(ii) the aggregate Purchase Price of all Vehicles subject to such Lease Supplement.

     "Lease Term" shall mean the Interim Period, if any, the Base Period and all exercised Renewal Terms.

     "Lessee" shall mean Consolidated Freightways Corporation of
Delaware, a Delaware corporation.

     "Lessee Purchase Option" shall have the meaning provided in
Section 11.1(b) of the Lease.

     "Lessee Risk Amount" shall mean, on any date, the sum of the Lease Supplement Lessee Risk Amounts for all Lease
Supplements then in effect.

     "Lessors" shall mean each of the Persons identified as a Lessor in Schedule I to the Participation Agreement and those Persons to whom the interests in the Lease and the Collateral shall have been transferred or assigned from time to time in accordance with the provisions of the Lease and the Participation Agreement.

     "Lessor Commitment" shall mean, with respect to each Lessor, the amount set forth opposite such Lessor's name on
Schedule I to the Participation Agreement.

     "Lessor Liens" shall mean Liens or other conveyances result ing from any act of or claim against Agent in its individual capacity (or any Person claiming by, through or under Agent in its individual capacity) or any Lessor, in each case arising out of any event or condition not related to the exercise of such Person's rights or the performance of its duties expressly provided under any Operative Agreement.

     "Lessor Risk Amount" shall mean, on any date, the sum of the Lease Supplement Lessor Risk Amounts for all Lease
Supplements then in effect.

     "LIBO Rate" means, relative to any Rent Period with respect to the Lease Balance and each Supplement Balance, the rate per annum determined by Agent to be:

         (a)  the offered rate per annum at
which deposits in United States Dollars appear on the Telerate
Page 3750 (or any successor page), or

         (b) if such offered rate is not available, then the rate per annum at which deposits in United States
    Dollars appear on the Reuters Screen LIBO Page (or any successor page), or

         (c) if neither of the foregoing offered rates is available, the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates per annum at which Dollar deposits in immediately available funds are offered to The Industrial Bank of Japan, Limited's LIBOR Office in the London interbank market, determined in any case as of 11:00 a.m. (London time) two Business Days prior to the beginning of such Rent Period for delivery on the first day of such Rent Period, and in an amount approximately equal to the amount of the Lease Balance or the applicable Supplement Balance and for a period approximately equal to such Rent Period.

     "LIBOR Office" shall mean ABN AMRO Bank N.V., London, England branch, or such other office of ABN AMRO Bank N.V. as designated from time to time by notice from Agent to Lessee, whether or not outside the United States, which shall be used for purposes of establishing LIBO Rates hereunder.

     "Lien" shall mean: (a) any interest in property securing an obligation owed to, or claimed by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including, without limitation, any judgment lien, security interest, mortgage, encumbrance, pledge, conditional sale, right of distraint or trust receipt or a lease, consignment or bailment for security purposes; or (b) any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or defect, cloud on title or encumbrance affecting property.

     "Material Adverse Effect" shall mean any change or changes, effect or effects or condition or conditions that individually or in the aggregate are or are reasonably likely to be materially adverse to (i) the business, consolidated financial position or consolidated results of operations of Lessee and its Consolidated Subsidiaries taken as a whole, (ii) the transactions contemplated by the Operative Agreements, (iii) the ability of Lessee to perform its respective obligations under the Operative Agreements or (iv) the validity or enforceability of any of the Operative Agreements or any rights or remedies under any thereof.

     "Multiemployer Plan" shall have the meaning assigned to the term "multiemployer plan" in Section 3(37) of ERISA.

     "Non-Defaulting Lessor" shall have the meaning provided in
Section 2.1(c) of the Participation Agreement.

     "Officer's Certificate" shall mean a certificate executed on behalf of any entity by its President, one of its Vice
Presidents, its Chief Financial Officer, its Treasurer, its
Assistant Treasurer or its Controller.

     "Operative Agreement(s)" shall mean the Participation Agreement, the Lease, the Lease Supplements, the Delivery Date Notices, the Subleases, any Assumption Agreement, each Certificate of Title and each UCC financing statement filed or to be filed from time to time with respect to the security interests created pursuant to the Lease.

     "Outstanding Investment" of any Lessor as of any date of determination shall mean the aggregate amount funded by such Lessor pursuant to Section 2.1 of the Participation Agreement (but excluding amounts returned to such Lessor pursuant to Section 2.4 of the Participation Agreement), reduced by all Fixed Rent paid to Agent for the account of such Lessor and all Reduction Amounts paid to Agent for the account of such Lessor.

     "Part(s)" shall mean all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature that may from time to time be incorporated or installed in or attached to any Vehicle.

     "Partial Casualty" shall mean any loss, damage, destruction, taking by eminent domain, loss of use or theft of any portion of a Vehicle which does not constitute a Casualty.

     "Participant(s)" shall mean any or all of the parties to the Participation Agreement.

     "Participation Agreement" shall mean the Participation
Agreement, dated as of December 22, 1995, entered into between Lessee, Agent and Lessors, as amended, modified or supplemented from time to time in accordance with its terms.

     "Payment Date" shall mean the last day of each Rent Period.

     "Payment Default" shall mean an Event of Default described in Section 8.1(a) of the Lease.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation.

     "Pension Plan" shall mean, with respect to any Person, a "pension plan" as such term is defined in section 3(2) of ERISA which is subject to Title IV of ERISA and to which such Person may have any liability or contingent liability, including, but not limited to, liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason or being deemed to be a contributing sponsor under section 4069 of ERISA.

     "Permitted Contest" shall mean actions taken by a Person to contest in good faith, by appropriate proceedings initiated timely and diligently prosecuted, the legality, validity or applicability to the Vehicles or any interest therein of any Person of: (a) any law, regulation, rule, judgment, order, or other legal provision or judicial or administrative require ments; (b) any term or condition of, or any revocation or amendment of, or other proceeding relating to, any authorization or other consent, approval or other action by any Authority; or
(c) any Lien or Imposition; provided that the initiation and prosecution of such contest would not: (i) result in, or materially increase the risk of, the imposition of any criminal liability on any Indemnitee; (ii) materially and adversely affect the security interests created by the Lease or the right, title or interest of Agent or any Lessor in or to any of the Vehicles or the right of Agent to receive payment of Rent or the Lease Balance or any interest therein; or (iii) materially and adversely affect the fair market value, utility or remaining useful life of the Vehicles or any interest therein or the continued economic operation thereof; and provided further that in any event adequate reserves in accordance with GAAP are maintained against any adverse determination of such contest.

     "Permitted Lessor Liens" shall mean Lessor Liens: (a) for Taxes of Agent or a Lessor either not yet due or being chal lenged by a Permitted Contest; (b) arising out of judgments or awards against Agent or a Lessor with respect to which at the time an appeal or proceeding for review is being prosecuted by a Permitted Contest; and (c) arising out of Liens arising volun tarily in the ordinary course of business of Agent or a Lessor for amounts the payment of which is either not delinquent or is being contested by a Permitted Contest.

     "Permitted Liens" shall mean: (i) any rights in favor of Lessors under the Operative Agreements and any rights of any Persons entitled to use of the Collateral in accordance with
Section 5.2 of the Lease; (ii) any Lien, (including, without limitation, Liens of landlords, carriers, warehousemen, mechanics or materialmen) in favor of any Person securing payment of the price of goods or services provided in the ordinary course of business for amounts the payment of which is not overdue or is being contested in good faith by appropriate proceedings promptly initiated and diligently prosecuted, so long as such proceedings do not involve any reasonable danger of sale, forfeiture or loss of all or any material part of the Collateral and do not materially adversely affect any Lien created in favor of Lessor under the Lease; (iii) any Lessor Lien or any Lien arising out of any breach by any Lessor of its obligations under the Operative Agreements; (iv) any Lien for current taxes, assessments or other governmental charges which are not delinquent or the validity of which is being contested by a Permitted Contest; (v) attachments, judgments and other similar Liens arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured hereby are being contested in good faith and by appropriate proceedings;
(vi) reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, zoning and land use restrictions and other similar title exceptions or encumbrances affecting real property that were not incurred in connection with the incurrence of indebtedness, so long as such Liens do not involve a reasonable danger of sale, forfeiture or loss of all or any material portion of the Collateral and do not materially adversely affect any Lien created in favor of Lessor under the Lease; and (vii) any Lien incurred in the ordinary course of business to secure performance of statutory obligations.

     "Person" shall mean any individual, partnership, corpora tion, trust, unincorporated association or joint venture, a government or any department or agency thereof or any other legal entity.

     "Plan" shall mean an "employee benefit plan" as defined in section 3(3) of ERISA.

     "Proceeds" shall have the meaning provided in Section
11.1(c) of the Lease.

     "Purchase Price" shall mean, for any Vehicle, the sum of the Invoice Cost of such Vehicle plus Charges; provided that the items described in clause (a) of the definition of "Charges" shall not exceed 3% of the Purchase Price of such Vehicle and the items described in clause (b) of the definition of "Charges" shall not exceed 12% of the Purchase Price of such Vehicle, and provided, further, that the Purchase Price shall in no event exceed the sum of the Appraised Value of such Vehicle as of its Delivery Date plus Charges (subject to the preceding proviso).

     "Reduction Amount" shall mean amounts paid by Lessee to Agent, for the benefit of the Lessors, for the purchase of any Vehicle pursuant to Section 6.1 or 6.2 of the Lease or
Section 6.1(g) of the Participation Agreement, provided that "Reduction Amounts" shall not include any Rent, Administrative Charges or any costs, expenses or taxes to be paid by Lessee in connection with any such purchase, sale or transfer.

     "Related Person" shall mean, with respect to any Person, any trade or business (whether or not incorporated) which, together with such Person, is under common control as described in section 414 of the Code.

     "Renewal Option" shall mean the meaning provided in Section
11.1(a) of the Lease.

     "Renewal Rent" shall mean, with respect to the Lease or any Lease Supplement (as the context may require), all payments of Fixed Rent and Variable Rent due and payable by Lessee on each Payment Date during the applicable Renewal Term.

     "Renewal Term" shall have the meaning provided in
Section 2.3 of the Lease.

     "Rent" shall mean, with respect to the Lease or any Lease
Supplement, Interim Rent, if any, Basic Rent, and/or Renewal
Rent, as the context may require.

     "Rent Period" shall mean, for the Base Period or any Renewal Term the period beginning on the first day of the Base Period and ending on (but excluding) the date which numerically corresponds to such date three months thereafter and each consecutive three-month period thereafter, with each such period ending on the date which numerically corresponds to the date on which such period commenced; provided, however, that (a) if such Rent Period would otherwise end on a day which is not a Business Day, then such Rent Period would otherwise end on a day which is not a Business Day, then such Rent Period shall end on the next following Business Day, unless (solely for purposes of determining Rent Periods in connection with calculating Variable Rent on a LIBO Rate basis) such next following Business Day is the first Business Day of a calendar month, in which case such Rent Period shall end on the Business Day immediately preceding such numerically corresponding day, and (b) no Rent Period may end later than the last day of the Lease Term.

     "Replaced Part" shall have the meaning provided in
Section 5.4(a) of the Lease.

     "Replacement Part" shall have the meaning provided in
Section 5.4(a) of the Lease.

     "Replacement Vehicle" shall mean any Vehicle duly substituted for another Vehicle in accordance with the provisions of the Operative Agreements, as contemplated by Sections 6.1 and 6.2 of the Lease and Section 6.1(g) of the Participation Agreement.

     "Reportable Event" shall mean a "reportable event" described in Section 4043(b) of ERISA and the regulations thereunder.

     "Required Lessors" shall mean, at a particular time, the holders of at least 60% of the Outstanding Investment.

     "Responsible Officer" of the Person shall mean: (i) in the case of any business corporation, the chairman of the board of directors of such corporation if such chairman is an officer of such corporation, the president, any vice president or any assistant vice president of such corporation, the secretary or any assistant secretary of such corporation or the treasurer or any assistant treasurer of such corporation; (ii) in the case of any partnership, a general partner (if such general partner is an individual), or a Responsible Officer of a corporate general partner, of such partnership or the general manager of such partnership or any assistant general manager of such partnership; and (iii) in the case of any commercial bank or trust company, the chairman or vice chairman of the board of directors or trustees of such bank or trust company, the chairman or vice chairman of the executive committee of the board of directors or trustees of such bank or trust company, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or any assistant trust officer of such bank or trust company, the controller or any assistant controller of such bank or trust company, any executive or senior assistant or second vice president of such bank or trust company or any other individual who is employed by such bank or trust company and customarily performs functions similar to those performed by any of the other officers of such bank or trust company referred to herein.

     "Sale Option" shall have the meaning provided in Section
11.1(c) of the Lease.


     "Schedule X" shall mean this Schedule to the Participation
Agreement.

     "Securities Act" shall have the meaning provided in
Section 5.1(aa) of the Participation Agreement.

     "Shareholder's Equity" shall mean the total shareholder's equity of Lessee and its Consolidated Subsidiaries, determined in accordance with GAAP.

     "Sublease" shall mean a sublease of Vehicles entered into in accordance with Section 5.2 of the Lease.

     "Sublessee" shall mean the lessees or sublessee under any Sublease.

     "Subsequent Delivery Date" shall mean each of the dates scheduled for a Delivery Date Closing pursuant to a Delivery
Date Notice occurring following the Initial Delivery Date.

     "Subsequent Delivery Date Closing" shall mean the Delivery
Date Closing relating to a Subsequent Delivery Date.

     "Subsequent Delivery Date Notice" shall mean a Delivery
Date Notice relating to a Subsequent Delivery Date.

     "Subsidiary" shall mean, with respect to any Person, any corporation, association, partnership, joint venture or other business entity more than 50% (by number of votes) of the stock of any class or classes (or equivalent interests) of which is at the time owned by such Person or by one or more Subsidiaries of such Person; if the holders of the stock of such class or classes (or equivalent interests) (a) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or Persons performing similar functions) of such business entity, even though the right so to vote has been suspended by the happening of such a contingency, or (b) at the time entitled, as such holders, to vote for the election of a majority of the directors (or Persons performing similar functions) of such business entity, whether or not the right so to vote exists by reason of a happening of a contingency.

     "Supplement Balance" shall mean, as of any determination date, the aggregate Purchase Price of all of the Vehicles subject to such Lease Supplement, minus all amounts of Fixed Rent actually paid to the date of determination pursuant to such Lease Supplement and all Reduction Amounts with respect to such Lease Supplement actually paid with respect to such Vehicles to the date of determination.

     "Termination Date" shall mean the date the Lease Term including any Renewal Term, ends pursuant to (a) Article VIII of the Lease relating to termination as a result of an Event of Default, (b) Article X of the Lease relating to early termination, or (c) Section 11.1 of the Lease relating to the exercise of Lessee Purchase Option or Sale Option.

     "Termination Value" shall mean, on any date, the sum of the Lease Supplement Termination Values for such date for all Lease
Supplements then in effect.

     "Total Commitment" shall mean $65,000,000.

     "Transaction Costs" shall mean, without duplication,

         (i)  the Commitment Fee;

         (ii) a fee in respect of legal fees of Pillsbury Madison & Sutro reasonably incurred on behalf of Agent through the Initial Delivery Date in connection with the negotiation, execution and delivery of the Operative Agreements, and the transactions contemplated thereby, and the reasonable out-of-pocket expenses of Pillsbury Madison & Sutro in connection with the foregoing;

         (iii)  the fees and expenses of the Appraiser;

         (iv) the Upfront Fee; and

         (v) all costs of lien searches and perfection of a first priority security interest in the Vehicles.

     "UCC" shall mean the Uniform Commercial Code, as in effect from time to time in any applicable jurisdiction.

     "Upfront Fee" shall mean that amount referred to in a letter agreement dated December 19, 1995 from ABN AMRO North
America, Inc. to Lessee.

     "Variable Rent" shall mean, with respect to each Rent Period, an amount equal to interest accrued on the Lease Balance (or, with respect to a Lease Supplement, on the Supplement Balance) outstanding during such period at the Interest Rate and, for purposes of the Interim Period, shall mean the Interim Rent.

     "Vehicle" shall mean each tractor listed on Schedule I to each Lease Supplement, and any substitutions therefor, replace ments thereof and additions thereto from time to time pursuant to the Operative Agreements.

     "Welfare Plan" shall mean, with respect to any Person, a "welfare plan" as such term is defined in section 3(1) of ERISA to which such Person or any Related Person to such Person may have any liability or contingent liability





                MASTER LEASE INTENDED AS SECURITY

                 Dated as of December 22, 1995


                            between


        CONSOLIDATED FREIGHTWAYS CORPORATION OF DELAWARE
                           as Lessee


                              and


                       ABN AMRO BANK N.V.
                  not individually, but solely
                 as Agent for the Lessors from
                     time to time under the
                    Participation Agreement

                       TABLE OF CONTENTS

                                                                      Page

ARTICLE I    Delivery and Acceptance                                    1
             Section 1.1  Transfer 1
             Section 1.2  Acceptance Procedure                          2

ARTICLE II   Lease Term                                                 2
             Section 2.1  Interim and Base Periods                      2
             Section 2.2  Lease Commencement Date                       2
             Section 2.3  Lease Renewal                                 2

ARTICLE III  Rent; Other Economic Provisions                            3
             Section 3.1  Rent Payments                                 3
             Section 3.2  Place and Manner of Payment                   3
             Section 3.3  Net Lease                                     4

ARTICLE IV   Warranties                                                 5
             Section 4.1  Warranty Disclaimer                           5
             Section 4.2  Quiet Enjoyment                               5

ARTICLE V    Possession, Assignment, Use and Maintenance of Vehicles    5
             Section 5.1  Restriction on Lessee's Possession and Use    5
             Section 5.2  Subleases                                     6
             Section 5.3  Maintenance                                   7
             Section 5.4  Repair, Replacement and Substitution          8
             Section 5.5  Alterations, Modifications and Additions;
                             Removable Parts                            9
             Section 5.6  Inspection of Collateral                     10

ARTICLE VI   Risk of Loss; Replacement; Waiver and Indemnity           10
             Section 6.1   Casualty                                    10
             Section 6.2   Casualty Proceeds                           11

ARTICLE VII  Insurance                                                 11
             Section 7.1   Required Coverages                          11
             Section 7.2   Delivery of Insurance Certificates          13

ARTICLE VIII Default                                                   13
             Section 8.1  Events of Default                            13
             Section 8.2  Remedies                                     15
             Section 8.3  Additional Remedies                          17
             Section 8.4  Proceeds of Sale; Deficiency                 17
             Section 8.5  Right to Perform Lessee's Agreements         18

ARTICLE IX   Return of Vehicles                                        19

ARTICLE X    Early Termination                                         19
             Section 10.1 Early Termination as to all Vehicles         19
             Section 10.2 Early Termination as to a Vehicle            20

ARTICLE XI   Lease Termination                                         20
             Section 11.1 Options                                      20
             Section 11.2 Lessee Purchase Option                       21
             Section 11.3 Sale Option                                  21

ARTICLE XII  Ownership, Grant of Security Interest to
             Lessor and Further Assurances                             22
             Section 12.1 Grant of Security Interest                   22
             Section 12.2 Retention of Proceeds in the Case of Default 23
             Section 12.3 Attorney-in-Fact                             24
             Section 12.4 Release of Liens                             24

ARTICLE XIII Miscellaneous                                             24
             Section 13.1  No Waiver                                   24
             Section 13.2  Survival of Covenants                       25
             Section 13.3  APPLICABLE LAW                              25
             Section 13.4  Effect and Modification of Lease            25
             Section 13.5  Notices                                     25
             Section 13.6  Counterparts                                25
             Section 13.7  Severability                                25
             Section 13.8  Successors and Assigns:
                               Benefit of Agreement                    26
             Section 13.9  Assignment by Agent                         26
             Section 13.10 Assignment by Lessee                        26
             Section 13.11 Jury Trial                                  26
             Section 13.12 Section Headings: Table of Contents         26
             Section 13.13 Final Agreement                             26
             Section 13.14 Timeliness of Performance                   26






               MASTER LEASE INTENDED AS SECURITY


     THIS MASTER LEASE INTENDED AS SECURITY (as amended, modi fied, restated or supplemented from time to time, this "Lease") dated as of December 22, 1995 is between CONSOLIDATED FREIGHTWAYS CORPORATION OF DELAWARE, a Delaware corporation, as Lessee ("Lessee"), with its principal office at Menlo Park, California, and ABN AMRO BANK N.V., a bank organized under the laws of the Netherlands, not in its individual capacity, but solely in its capacity as agent ("Agent") for the benefit of the Lessors.

     WHEREAS, pursuant to the terms and conditions set forth herein and in that certain Participation Agreement, dated as of December 22, 1995 (the "Participation Agreement"), by and among Lessee, Agent and the Lessors named therein, the Participants have agreed that Agent, on behalf of the Lessors, will lease to Lessee and Lessee will lease from Agent, on behalf of the Lessors, certain personal property described in Schedule I hereto and replacements thereto;

     WHEREAS, capitalized terms used but not otherwise defined herein (including those used in the foregoing recitals) shall have the meanings specified in Schedule X to the Participation
Agreement, unless the context otherwise requires;

     WHEREAS, Lessee may from time to time enter into a Lease
Supplement with Agent, on behalf of the Lessors, covering certain of the Vehicles identified on Schedule I hereto;

     WHEREAS, each Lease Supplement executed from time to time by Agent, on behalf of the Lessors, and Lessee shall be incorporated herein by reference;

     WHEREAS, to secure Lessee's obligations under this Lease and the other Operative Agreements, Lessee will grant to Agent, on behalf of the Lessors, a security interest in the Collateral.

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


Paragraph Definition here.    ARTICLE I

                    Delivery and Acceptance

     Section I.1  Transfer, Acceptance and Lease of Vehicles.
On each Delivery Date, subject to the satisfaction or waiver of the conditions set forth in Article III of the Participation Agreement, (a) Lessee hereby grants, assigns, transfers and sets over unto Agent, on behalf of the Lessors, an interest in the Vehicles to be delivered on such Delivery Date and covered by each Lease Supplement, (b) Agent hereby agrees to accept delivery on such Delivery Date of the interest in the Vehicles to be so delivered pursuant to the terms of the Participation Agreement and simultaneously to lease such Vehicles to Lessee under this Lease and the applicable Lease Supplement, and
(c) Lessee hereby agrees, expressly for the direct benefit of Agent and the Lessors, to lease from Agent hereunder, for the Lease Term, such Vehicles to be delivered on such Delivery Date.

     Section I.2 Acceptance Procedure. Agent hereby authorizes one or more employees of Lessee, as the authorized representa tive or representatives of Agent to accept delivery of the Vehicles identified on Schedule I to each Lease Supplement executed by Lessee on each Delivery Date. Lessee hereby agrees that such acceptance of delivery by such authorized representa tive or representatives and the execution and delivery by Lessee on each Delivery Date of a Lease Supplement shall, without further act, constitute the irrevocable acceptance by Lessee of the Vehicles which are the subject thereof for all purposes of this Lease and the other Operative Agreements on the terms set forth therein and herein.


                           ARTICLE II

                           Lease Term

     Section II.1 Interim and Base Periods. Unless earlier terminated, the term of this Lease shall consist of (a) an interim period commencing, with respect to each Lease Supple ment, on and including the applicable Delivery Date of such Lease Supplement, and ending on but not including the Lease Commencement Date (the "Interim Period"), (b) a base period, commencing on and including the Lease Commencement Date and ending on but not including the second anniversary thereof (the "Base Period") and (c) any Renewal Terms (collectively, the "Lease Term").

     Section II.2 Lease Commencement Date. The lease commence ment date shall be December 28, 1995 (the "Lease Commencement
Date").

     Section II.3 Lease Renewal. Lessee may elect to renew this Lease for up to three successive one-year renewal terms with respect to all, but not less than all, of the Vehicles subject to all then-existing Lease Supplements (each, a "Renewal Term") as provided in Article XI.


                          ARTICLE III

                Rent; Other Economic Provisions

     Section III.1 Rent Payments. Lessee shall pay to Agent, for the benefit of the Lessors, the amounts of Interim Rent, Basic Rent or Renewal Rent, as applicable, determined in accordance with this Section 3.1 and each Lease Supplement. Scheduled installments of Basic Rent and Renewal Rent may be adjusted pursuant to Section 6.1. All computations of interest pursuant to the Operative Agreements shall be made on the basis of actual number of days elapsed in a 360-day year.

     (a) Interim Rent. With respect to the Interim Period (if any) for the Lease, Lessee shall pay to Agent, for the benefit of the Lessors, the amount of Interim Rent set forth on Schedule II to each Lease Supplement to which Lessee is a party. Interim Rent under each Lease Supplement shall consist of interest accrued on the Supplement Balance of such Lease Supplement at the Interest Rate for the Interim Period of such Lease Supplement and shall be payable on the Lease Commencement Date.

     (b) Basic Rent. On each Payment Date during the Base Period, Lessee shall pay to Agent, for the benefit of the Lessors, Basic Rent under each Lease Supplement to which Lessee is a party, consisting of the amount of Fixed Rent set forth opposite the applicable Payment Date on Schedule II to each such Lease Supplement and Variable Rent accrued on the Supplement Balance of each such Lease Supplement during the Rent Period ended on such Payment Date.

     (c) Renewal Rent. On each Payment Date during any Renewal Term in effect, Lessee shall pay to Agent, for the benefit of the Lessors, Renewal Rent under each Lease Supplement to which Lessee is a party, consisting of the amount of Fixed Rent set forth opposite the applicable Payment Date on Schedule II to each such Lease Supplement and Variable Rent accrued on the Supplement Balance of each such Lease Supplement during the Rent Period ended on such Payment Date.

     Section III.2 Place and Manner of Payment. Rent and all other sums due to Agent or any Lessor hereunder shall be paid in immediately available funds and if payable to Agent, at the Agent's Corporate Office, and if payable to a Lessor at the office of Lessor as it may from time to time specify to Lessee in a notice pursuant to this Lease. All such payments shall be received by Agent or Lessor, as applicable, not later than 11:00 a.m., San Francisco time, on the date due; funds received after such time shall for all purposes under the Operative Agreements be deemed to have been received by Lessor on the next succeeding Business Day. Any payments received by Agent not later than 11:00 a.m. San Francisco time, shall be paid by Agent to the Lessors in immediately available funds no later than 1:00 p.m. San Francisco time on the same day and any payments received by Agent from or on behalf of Lessee after 11:00 a.m. San Francisco time, shall be paid to Lessors as soon after receipt as practicable, but not later than 1:00 p.m. San Francisco time on the next succeeding Business Day. Lessee shall pay to Agent, for the benefit of the Lessors, or to a Lessor in the case of payments to a Lessor, on demand, interest at the rate per annum which is 2% above the Interest Rate in effect from time to time on any overdue amount of Rent, or any other payment due under this Lease and (to the extent permitted by applicable law) interest from the date due (not taking into account any grace period) until payment is made.

     Section III.3 Net Lease. This Lease is a net lease and Lessee's obligation to pay all Rent, indemnities and other amounts payable hereunder shall be absolute and unconditional under any and all circumstances and, without limiting the generality of the foregoing, Lessee shall not be entitled to any abatement or reduction of Rent or any setoff against Rent, indemnity or other amount, whether arising by reason of any past, present or future claims of any nature by Lessee against Agent or any Lessor, or otherwise. Except as otherwise expressly provided herein, this Lease shall not terminate, nor shall the obligations of Lessee be otherwise affected: (a) by reason of any defect in, damage to, or loss of possession or use, obsolescence or destruction, of any or all of the Vehicles, however caused; or (b) by the taking or requisitioning of any or all of the Vehicles by condemnation or otherwise; or (c) by the invalidity or unenforceability or lack of due authorization by Lessor or Lessee or other infirmity of this Lease; or (d) by lack of power or authority of Agent to enter into this Lease or any other Operative Agreement; or (e) by the attachment of any Lien of any third party to any Vehicle; or (f) by any prohibition or restriction of or interference with Lessee's use of any or all of the Vehicles by any Person; or (g) by the insolvency of or the commencement by or against Lessor of any bankruptcy, reorganization or similar proceeding; or (h) by any other cause, whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding. It is the intention of the parties that all Rent, indemnities and other amounts payable by Lessee hereunder shall be payable in all events in the manner and at the times herein provided unless Lessee's obligations in respect thereof have been terminated or modified pursuant to the express provisions of this Lease. To the extent permitted by applicable law, Lessee hereby waives any and all rights which it may now have or which may at any time be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Lease, in whole or in part, except strictly in accordance with the express terms hereof. Each rental, indemnity or other payment made by Lessee hereunder shall be final, and Lessee shall not seek to recover (except as expressly provided in this Lease) all or any part of such payment from Lessor for any reason whatsoever. Without affecting Lessee's obligation to pay Rent, or other amounts payable hereunder, Lessee may seek damages for a breach by Agent or any Lessor of its obligations under this Lease or the Participation Agreement.

                           ARTICLE IV

                           Warranties

     Section IV.1 Warranty Disclaimer. LESSEE ACKNOWLEDGES AND AGREES THAT: (a) EACH OF THE VEHICLES IS LEASED AS-IS AND WHERE-IS; (b) EACH OF THE VEHICLES LEASED BY IT IS OF A SIZE, DESIGN, CAPACITY AND MANUFACTURE SELECTED BY LESSEE; (c) LESSEE IS SATISFIED THAT THE SAME IS SUITABLE FOR ITS PURPOSES;
(d) LESSOR IS NOT A MANUFACTURER THEREOF OR A DEALER IN PROPERTY OF SUCH KIND; AND (e) LESSOR HAS NOT MADE NOR SHALL IT BE DEEMED TO HAVE MADE: (i) ANY REPRESENTATION OR WARRANTY OR COVENANT WITH RESPECT TO THE TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, CONDITION, QUALITY, DESCRIPTION, DURABILITY OR SUITABILITY OF ANY VEHICLE IN ANY RESPECT OR IN CONNECTION WITH OR FOR THE PURPOSES AND USES OF LESSEE; OR (ii) ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY VEHICLE.

     Section IV.2 Quiet Enjoyment. In the absence of an Event of Default, neither any Lessor nor the Agent nor any Person acting by, through or under any of such Persons, shall take any actions to interfere with Lessee's quiet enjoyment of the Vehicles during the Lease Term.


                           ARTICLE V

                Possession, Assignment, Use and
                    Maintenance of Vehicles

     Section V.1 Restriction on Lessee's Possession and Use. Lessee shall not nor shall Lessee permit any Sublessee to:
(a) use, operate, maintain or store any Vehicle or any portion thereof: (i) except in accordance with Section 5.3; or (ii) in violation of any applicable insurance policy or law or regula tion of any Authority; (b) except as permitted by Section 6.1, abandon any Vehicle; (c) except as permitted by Section 5.2, sublease or assign, without the prior written consent of Agent, any Vehicle or permit the operation thereof by anyone other than Lessee; (d) except as set forth in Section 5.2, sell, assign or transfer any of its rights hereunder or in any Vehicle, or directly or indirectly create, incur or suffer to exist any Lien, on any of its rights hereunder or in any Vehicle, except for Permitted Liens; (e) permit any Vehicle to be titled in any jurisdiction other than the jurisdiction in which it was titled on its the Delivery Date, except as permitted under Section 6.1(f) of the Participation Agreement; and (f) use, operate, maintain or store any Vehicle or any portion thereof outside of the United States except that Lessee may (and may permit any Sublessee to) use, maintain and operate any Vehicle outside of the United States on trips to and from a point of embarkation located within the United States. Lessee will defend the transfer of the Vehicles by Lessee to Agent, for the benefit of the Lessors or Agent against the claims or demands of all Persons (other than Lessor Liens).

     Section V.2 Subleases. So long as no Event of Default shall have occurred and be continuing, Lessee may sublease one or more Vehicles (i) to a wholly-owned Subsidiary of Lessee without the prior written consent of Lessors and (ii) to any other corporation organized under the laws of the United States or any State thereof with the prior written consent of each of the Lessors, which consent shall not be unreasonably withheld; provided, that any Sublease entered into pursuant to this
Section 5.2 shall satisfy each of the following conditions:

     (a) such Sublease shall automatically expire upon the termination of the Lease Supplement governing the Vehicle subleased under such Sublease and shall be expressly subordinate and subject to this Lease and the Liens created hereunder, and to the applicable Lease Supplement;

     (b) such Sublease shall be in writing and shall expressly prohibit any further assignment, sublease or transfer;

     (c) such Sublease shall not contain a purchase option in favor of the Sublessee or any other provision pursuant to which the Sublessee may obtain record or beneficial title to the Vehicle leased thereunder from Lessee of such Vehicle;

     (d) such Sublease shall prohibit the Sublessee from making any alterations or modifications to the Vehicle that would violate this Lease;

     (e) such Sublease shall require the Sublessee to maintain the Vehicle in accordance with Section 5.3;

     (f) on or before execution and delivery of such Sublease, Lessee shall execute and deliver to Agent a security agreement, in a form approved by Agent, whereby Lessee grants to Agent, for the benefit of the Lessors, a security interest in all of Lessee's rights, title and interest in, to and under such Sublease, as Collateral for Lessee's obligations under the Operative Agreements. Such Sublease shall provide that such sublessee shall make all payments under such Sublease directly to Agent, at an account specified by Agent, upon the occurrence of any of the events specified in Section 6.1(j) of the Participation Agreement. In connection therewith, Lessee shall deliver to Agent an executed original counterpart of such Sublease upon the execution and delivery thereof, marked as the sole original execution counterpart for Uniform Commercial Code purposes, and Lessee shall, at its own cost and expense, do any further act and execute, acknowledge, deliver, file, register and record any further documents which Agent may reasonably request in order to create, perfect, preserve and protect Agent's and Lessor's security interest in such Sublease. Any payments received by Agent from Sublessee pursuant to this Section shall be credited to those amounts owing by Lessee under the Lease;

     (g) Lessee shall not, without Agent's prior written consent, permit or consent to any renewal or extension of a Sublease at any time when an Event of Default has occurred and is continuing;

     (h) Lessee shall notify Agent and each Lessor in writing not less than 30 days prior to entering into any Sublease, which notice shall include (i) a description of the Vehicle or Vehicles to be leased thereunder, and (ii) the street address, city, county and State where such Vehicle or Vehicles will be located during the term of such Sublease, and Lessee shall provide copies of each Sublease to Agent upon request, provided that if such Sublease will require that the Vehicle be titled or registered in a different jurisdiction, then Lessee must comply with Section 6.1(f) of the Participation Agreement in connection with such titling and registration.

The liability of Lessee with respect to this Lease, the Lease
Supplements and each of the other Operative Agreements shall not be altered or affected in any way by the existence of any Sublease.

     Section V.3 Maintenance. At all times during the term of this Lease, Lessee shall at its expense or shall cause each Sublessee to: (a) maintain, manage and monitor the Vehicles in compliance in all material respects with all applicable require ments of law, Authority and/or insurance policies; (b) maintain the Vehicles (or cause the Vehicles to be maintained) in as good operating order, repair and condition as it was on the date such Vehicles became subject to this Lease (assuming that, as of such date, each such Vehicle was in good operating order, repair and condition), ordinary wear and tear excepted; (c) maintain, manage and monitor the Vehicles in accordance with the terms of all applicable contracts (including, without limitation, service contracts and insurance contracts) in a manner consistent with Lessee's customary practices; and (d) conduct all scheduled maintenance of the Vehicles in conformity with Lessee's mainte nance procedures then in effect for similar equipment owned or leased by Lessee, and applicable warranty guidelines. Lessee shall in any event maintain the Vehicles (or cause the Vehicles to be maintained) in at least as good a condition as comparable equipment owned or leased by Lessee or any of its Subsidiaries. Lessee will maintain or cause to be maintained, and shall permit Agent and Lessors to inspect, any records, logs and other materials required by any Authority having jurisdiction to be maintained or filed in respect of any Vehicle.

     Section V.4  Repair, Replacement and Substitution.

     (a) As soon as practicable after a Partial Casualty to a Vehicle, Lessee shall repair and rebuild the affected portions of such Vehicle (or cause such affected portions to be repaired and rebuilt) to the condition required to be maintained by
Section 5.3. In the event that any Part which may from time to time be incorporated or installed in or attached to any Vehicle becomes at any time worn out, damaged or permanently rendered unfit for use for any reason whatsoever (unless such event constitutes a Casualty, in which event the provisions of
Section 6.1 hereof shall apply), Lessee, at its own cost and expense, will promptly replace, or cause to be replaced, such Part with a replacement Part (a "Replacement Part") in accordance with Lessee's customary practices, but in any event subject to Section 5.3. In addition, Lessee may, at its own cost and expense, remove in the ordinary course of maintenance, service, repair, overhaul or testing, any Part, whether or not worn out, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use; provided, that Lessee will, at its own cost and expense, replace such Part with a Replacement Part as promptly as is commercially reasonable. All Replacement Parts shall be free and clear of all Liens (other than Permitted Liens) and shall be in as good operating condition as, and shall have a value and utility at least equal to, the Parts replaced, assuming such replaced Parts and the Vehicles were in the condition and repair required to be maintained by the terms of Section 5.3. Any Part at any time removed from any Vehicle shall remain the property of Agent, for the benefit of the Lessors (subject to this Lease), no matter where located, until such time as such Part shall be replaced by a Part which has been incorporated or installed in or attached to such Vehicle and which meets the requirements for a Replacement Part specified above. Immediately upon any Replacement Part becoming incorporated or installed in or attached to any such Vehicle as above provided, without further act: (i) title to the replaced Part (the "Replaced Part") shall thereupon vest in Lessee of such Vehicle, free and clear of all rights of Agent, for the benefit of the Lessors, and shall no longer be deemed a Part hereunder; (ii) such Replacement Part shall thereupon vest in Lessor, as provided in Section 12.1 (in the same manner as the underlying Vehicle); and (iii) such Replacement Part shall become subject to this Lease, the security interest created hereunder, and the applicable Lease Supplement, and shall be deemed part of such Vehicle for all purposes hereof to the same extent as the Parts incorporated or installed in or attached to such Vehicle on the date such Vehicle became subject to this Lease.

     (b)  Upon the satisfaction of the conditions specified in
Section 5.4(a), and the Replacement Part becoming subject to this Lease and the security interest created hereunder, Agent, on behalf of the Lessors, shall execute and deliver to Lessee such documents as may be reasonably necessary to release the Replaced Part from the terms and scope of this Lease (but without representations or warranties, except that the Replaced
Part is free and clear of all Lessor Liens), in such form as may be reasonably requested by Lessee and are in form and substance satisfactory to the Required Lessors, all at the expense of Lessee.

     Section V.5  Alterations, Modifications and Additions;
Removable Parts.

     (a) Except as provided in Sections 5.3 and 5.4, Lessee shall not remove, replace or alter any Vehicle or affix or place any accessory, equipment or device on any Vehicle (such actions shall be hereafter referred to collectively as "alter") if such removal, replacement, alteration or addition would materially impair the originally intended function or use or materially reduce the value or useful life of such Vehicle; provided, that Lessee, at its own expense, will make, or cause to be made, any alteration, improvement, modification or addition to or in respect of any Vehicle that may be necessary, from time to time, to comply in all material respects with any applicable law, governmental rule or regulation or any provision of any insurance policy required to be maintained under Section 7.1 (any Parts being used to comply with this provision shall be hereafter referred to as "Mandatory Parts"). All Parts affixed to or installed as a part of any Vehicle, excluding temporary replacements, shall thereupon become subject to the security interest under this Lease. If no Event of Default shall exist, Lessee may remove, at its expense, any Part at any time during the term of this Lease (such Part, a "Removable Part"):
(i) which is in addition to, and not in replacement of or substitution for, any Part originally incorporated or installed in or attached to a Vehicle on the date such item became subject to this Lease or any Part in replacement of or substitution for any such Part originally incorporated or installed or attached to such Vehicle; (ii) which is not a Mandatory Part; and
(iii) which can be removed from any Vehicle without causing damage to such Vehicle or diminishing or impairing the value, utility or condition which such Vehicle would have had at such time had such addition not occurred; provided, that: (x) such removal will not materially impair the value, use or useful life which the Vehicle would have had at such time had such Part not been affixed or placed to or on such Vehicle; and (y) such Part is not necessary for the continued normal use of such Vehicle. Lessee shall repair all damage to any Vehicle resulting from any alteration so as to restore such Vehicle to the condition in which it existed prior to such alteration (ordinary wear and tear excepted). Neither Agent nor any Lessor shall have any obligation to pay for or to reimburse Lessee for any alteration required or permitted by this Section 5.5.

     (b) As provided in Section 4.1 of the Participation Agreement and Section 12.1 of this Lease, all Parts incorporated or installed in or attached or added to any Vehicle as the result of alterations, modifications or additions under this
Section 5.5, except Removable Parts, shall, without further act, vest in Agent, for the benefit of the Lessors, to secure Lessee's performance of its obligations under the Operative Agreements, in the manner provided in clause (ii) of
Section 5.4(a) and the other applicable provisions of
Section 5.4 shall apply with respect to such Parts. Upon the removal by Lessee of any Removable Part as provided herein, such Removable Part shall no longer be deemed part of the Vehicle from which it was removed. Any Removable Part not removed by Lessee as provided herein prior to the end of the Lease Term shall become the property of Lessor at such time.

     Section V.6 Inspection of Collateral. Agent, the Lessors and each of their agents and representatives shall have the right at all reasonable times, upon reasonable notice, to inspect any Collateral, including without limitation any Certificate of Title or documentation related to the Collateral. Lessee shall maintain: any Certificate of Title, microfiche containing Vehicle registration documents and executed blank powers of attorney enabling the Agent to reregister the Vehicles, each of them to be maintained in Lessee's records in a separate file entitled "ABN AMRO Documentation."



                           ARTICLE VI

        Risk of Loss; Replacement; Waiver and Indemnity

     Section VI.1 Casualty. Upon a Casualty, Lessee shall give prompt written notice thereof (a "Casualty Notice") to Agent, which notice shall specify whether Lessee will:

     (a) repay a portion of the Lease Balance equal to the Casualty Amount together with all Variable Rent accrued on such portion of the Lease Balance to the date of payment, which repayment shall be made no later than the next scheduled Payment Date occurring after such Casualty or, if such Casualty occurs during the last 5 Business Days of a Rent Period, then no later than the second Payment Date occurring after such Casualty, provided that in any event such repayment shall be made no later than the last day of the Lease Term (the "Casualty Settlement Date"); or

     (b) replace the Vehicle with respect to which the Casualty has occurred pursuant to the provisions of Section 5.4 (treating such Vehicle, for these purposes, in the same manner as a Part), provided that upon the occurrence and during the continuance of an Event of Default or an Incipient Default, Lessee shall be obligated, at the option of the Required Lessors, to make the payments referred to in clause (a) above and shall not be entitled to exercise any right or election of replacement as set forth in this clause (b).

     If Lessee has elected, or is required, to pay the Casualty Amount pursuant to clause (a) above, Lessee shall continue to make all payments of Rent due under the applicable Lease Supplement until and including the Casualty Settlement Date. Upon payment of the Casualty Amount in respect of any Vehicle suffering a Casualty on such Casualty Settlement Date, the remaining scheduled payments of Fixed Rent, if any, shall each be reduced by an amount equal to the product of the scheduled amount of such Fixed Rent prior to the receipt of such payment by Agent multiplied by the Allocation Fraction under such Lease Supplement of the Vehicle suffering such Casualty.

     Section VI.2 Casualty Proceeds. All proceeds of any casualty insurance or condemnation proceeds ("Casualty Proceeds") paid or payable to Lessee or any Affiliate of Lessee by reason of a Casualty or Partial Casualty to a Vehicle shall be deposited into a deposit account established by Agent, for the benefit of the Lessors, (the "Deposit Account"), unless Lessee shall have already complied with the applicable provisions of Section 5.4 or 6.1 with respect to such Casualty or Partial Casualty. Any Casualty Proceeds paid to Agent with respect to a Vehicle suffering a Casualty or a Partial Casualty shall also be deposited in the Deposit Account. Any moneys in the Deposit Account attributable to a Casualty or Partial Casualty shall be remitted promptly to Lessee after Lessee's full compliance with Section 6.1 or Section 5.4, as applicable. Notwithstanding the foregoing provisions of this Section 6.2, and provided that no Incipient Default consisting of an event described in Section 8.1 (a) or (g) or an Event of Default shall exist, if the aggregate amount of Casualty Proceeds at any one time outstanding is $250,000 or less, then Lessee may receive such Casualty Proceeds directly, without delivery to Agent; provided, that such Casualty Proceeds are applied in accordance with the requirements of Section 6.1 or Section 5.4, as applicable. Notwithstanding any Casualty, all of Lessee's obligations under this Lease and each Lease Supplement (including its obligation to make all payments of Rent as they become due) shall continue unabated and in full force and effect as provided in this Lease. Without limiting the foregoing, Lessee's obligations under Section 5.4 shall not be affected by the amount of any Casualty Proceeds received by Lessee.


                          ARTICLE VII

                           Insurance

     Section VII.1  Required Coverages.  At its own expense,
Lessee will maintain the following insurance coverages:

     (a) primary automobile and general liability insurance of not less than $3,000,000 per occurrence, with excess coverages of not less than $5,000,000 per occurrence and $95,000,000 in the aggregate, in each case naming Agent and Lessors as additional insureds; and

     (b) insurance against all risks of loss or physical damage to the Vehicles in a primary amount of not less than $250,000 per occurrence and excess "all risk" coverage on the Vehicles in a blanket amount of not less than $100,000,000, which insurance shall name Agent and Lessors as the sole loss payees.

So long as CF Financial Services Corporation or an insurer which is an Affiliate of Lessee (the "Insurer") shall (i) maintain its good standing as an insurer, (ii) be financially sound in the reasonable judgment of the Required Lessors and (iii) be in compliance with all applicable regulatory requirements, Lessee may obtain primary insurance coverage from the Insurer, with retained liability for physical damage to the Vehicles and for liability coverage required under clause (a) above, which retained liability amounts, in both such cases, shall be in amounts not greater than amounts customary for similarly situated companies operating comparable equipment in the same industry as Lessee. Lessee shall obtain its excess insurance and, if Insurer does not meet the criteria set forth in the preceding sentence or is no longer providing Lessee's insurance, its primary insurance, from financially responsible companies selected by Lessee and having an A.M. Best rating of "A" or better or otherwise acceptable to the Required Lessors.

     Such insurance shall (i) name Agent and Lessors as additional insured parties thereunder as specified above (without any representation or warranty by, or obligation upon, Agent or any Lessor) as their respective interests may appear,
(ii) contain the agreement by the Insurer that any loss thereunder shall be payable to Agent and Lessors notwithstanding any action, inaction or breach of representation or warranty by Lessee or any other Person having an interest in any Vehicle (including, without limitation, Agent or any Lessor), (iii) pro vide that there shall be no recourse against Agent or any Lessor for payment of premiums or other amounts with respect thereto,
(iv) provide that Insurer shall give Agent and each Lessor at least 30 days' prior written notice of cancellation, lapse or reduction of limits, (v) be primary with respect to any other insurance carried by or available to Agent and the Lessors,
(vi) provide that the insurer shall waive any right of subrogation, setoff, counterclaim, or other deduction, whether by attachment or otherwise, against Agent or any Lessor, and
(vii) contain a cross-liability clause providing for coverage of Agent and each Lessor as if separate policies had been issued to each of them, provided, however, that such provision shall not increase the total limits of liability over those specified herein. Lessee will notify Agent and Lessors promptly of any policy cancellation, reduction in policy limits, modification or amendment.

     Section VII.2 Delivery of Insurance Certificates. On or before the Initial Delivery Date and thereafter on each Subsequent Delivery Date, Lessee shall deliver to Agent certificates of insurance satisfactory to Agent and Lessors evidencing the existence of all insurance required to be maintained hereunder and setting forth the respective coverages, limits of liability, carrier, policy number and period of coverage. Thereafter, throughout the Lease Term, at the time each of Lessee's insurance policies is renewed (but in no event less frequently than once each year), Lessee shall deliver to Agent and each Lessor certificates of insurance evidencing that all insurance required by Section 7.1 to be maintained by Lessee with respect to the Vehicles is in effect.


                          ARTICLE VIII

                            Default

     Section VIII.1 Events of Default. The following shall constitute events of default (each an "Event of Default") hereunder and under each Lease Supplement then in effect (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Authority):

     (a) any payment of Rent, or any other payment payable by Lessee hereunder or by Lessee under any other Operative Agreement (including without limitation, any amount payable pursuant to Article VII or VIII of the Participation Agreement) shall not be paid when due, and such payment shall be overdue for a period of three Business Days;

     (b) any representation or warranty made by or on behalf of Lessee contained in any Operative Agreement or in any certifi cate, letter or other writing or instrument furnished or delivered to Agent or Lessors, pursuant thereto shall at any time prove to have been incorrect in any material respect when made, deemed made or reaffirmed, as the case may be;

     (c) Lessee shall default in the performance or observance of any term, covenant, condition or agreement on its part to be performed or observed under Article XI or Section 13.10 of this Lease or under Section 6.1(c), (f), (g) of the Participation Agreement (except to the extent that Section 13.10 incorporates
Section 5.2, in which case clause (e) of this Section 8.1 shall apply);

     (d) Lessee shall default in any material respect in the performance or observance of any term, covenant, condition or agreement on its part to be performed or observed under
Section 7.1;

     (e) Lessee shall default in any material respect in the performance or observance of any other term, covenant, condition or agreement on its part to be performed or observed hereunder or under any other Operative Agreement (and not constituting an Event of Default under any other clause of this Section 8.1), and such default shall continue unremedied for a period of 30 days after the earlier to occur of (i) written notice thereof by Agent or any Lessor to Lessee or (ii) Lessee has Actual Knowledge thereof;

     (f)(i) Lessee shall generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or shall voluntarily commence any case or proceeding or file any petition under any bankruptcy, insolvency or similar law or seeking dissolution, liquidation or reorganization or the appointment of a receiver, agent, custodian or liquidator for itself or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, or shall file any answer admitting the jurisdiction of the court and the material allegations of any involuntary petition filed against it in any bankruptcy, insolvency or similar case or proceeding, or shall be adjudicated bankrupt, or shall make a general assignment for the benefit of creditors, or shall consent to, or acquiesce in the appointment of, a receiver, agent, custodian or liquidator for itself or a substantial portion of its property, assets or business; or
(ii) corporate action shall be taken by Lessee for the purpose of effectuating any of the foregoing;

     (g) involuntary proceedings or an involuntary petition shall be commenced or filed against Lessee under any bankruptcy, insolvency or similar law or seeking the dissolution, liquida tion or reorganization of Lessee or the appointment of a receiver, agent, custodian or liquidator for Lessee or of a substantial part of the property, assets or business of Lessee, or any writ, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of the property, assets or business of Lessee, and such proceedings or petition shall not be dismissed or stayed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within 60 days after commencement, filing or levy, as the case may be;

     (h) any one or more of the following shall occur and the liability of Lessee and its Subsidiaries on a consolidated basis shall exceed, individually or in the aggregate, $20,000,000:
(i) a contribution failure occurs with respect to any Pension Plan (other than a Multi-employer Plan) sufficient to give rise to a lien under Section 302(f) of ERISA or Section 412(n) of the Code with respect to any Pension Plan (other than a Multi-employer Plan) as to which Lessee or any Related Person to Lessee may have any liability, (ii) there shall exist an unfunded current liability (as defined in 302(d)(8) of ERISA) with respect to any Pension Plan, (iii) steps are undertaken to terminate any Pension Plan, (iv) any Reportable Event occurs with respect to a Pension Plan for which notice to the PBGC has not been waived, (v) any action is taken with respect to a Pension Plan which could result in the requirement that Lessee or any Related Person to Lessee furnish a bond or other security to the PBGC or such Pension Plan, (vi) the occurrence of any event which could cause Lessee or any Related Person to Lessee to incur any liability, fine or penalty with respect to any Pension Plan or any increase in liability with respect to any Pension Plan, or (vii) the occurrence of any event that could result in any increase in the liability (or contingent liability) of Lessee or any Related Person to Lessee with respect to post-retirement benefits under any Welfare Plan;

     (i) any Operative Agreement or the security interest granted under this Lease shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of Lessee or any Affiliate, directly or indirectly, contest in any manner in any court the effectiveness, validity, binding nature or enforceability thereof; or the security interest securing Lessee's obligations under the Operative Agreements shall, in whole or in part, cease to be a perfected first priority security interest;

     (j) there shall have occurred any event of default (after giving effect to any applicable grace or cure period) in the performance or observance of any obligation or condition with respect to any Debt owing by or guaranteed by Lessee having an aggregate principal amount in excess of $20,000,000; provided that should such event of default be subsequently cured or waived, it shall no longer constitute an Event of Default hereunder; or

     (k) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against Lessee, and such judgment or judgments remain undischarged or unstayed for a period (during which execution shall not be effectively stayed) of 30 days; provided, that the aggregate of all such judgments exceeds $20,000,000.

     Section VIII.2 Remedies. If any Event of Default has occurred and is continuing, Agent may exercise in any order one or more or all of the remedies set forth in this Section 8.2 (it being understood that no remedy herein conferred is intended to be exclusive of any other remedy or remedies, but each and every remedy shall be cumulative and shall be in addition to every other remedy given herein or now or hereafter existing at law or in equity or by statute):

     (a) Agent may proceed by appropriate court action or actions, either at law or in equity, to enforce performance by Lessee of the applicable covenants of this Lease or to recover damages for the breach thereof;

     (b) Agent may by notice in writing to Lessee terminate this Lease, but Lessee shall remain liable as hereinafter provided; and Agent may, at its option, do any one or more of the following: (i) declare the Lease Balance, all accrued Variable Rent, all other amounts then payable by Lessee under this Lease and the other Operative Agreements to be immediately due and payable, and recover any other damages and expenses (including the costs and expenses described in Article VII and Section 11.5 of the Participation Agreement) in addition thereto which Agent or any Lessor shall have sustained by reason of such Event of Default; (ii) enforce the security interest given hereunder pursuant to the Uniform Commercial Code or any other law; (iii) enter upon the premises where any Vehicle may be and either remove such Vehicle, with any damage to the improvements on such premises to be borne by Lessee (except to the extent such damage is due to the willful misconduct or gross negligence of Agent or its representatives), or take possession of such Vehicle; and (iv) require Lessee to return the Vehicles as provided in Article IX; or

     (c) Agent may require Lessee immediately to purchase the Vehicles for an aggregate purchase price equal to the applicable Termination Value as of the most recent Payment Date. Lessee shall also pay to Agent (i) all accrued unpaid Rent payable on or prior to such Payment Date; (ii) the pro rata Variable Rent from the most recent Payment Date to the date of such purchase; and (iii) all other fees and expenses and other amounts then due and payable pursuant to this Lease and the other Operative Agreements.

     Notwithstanding the foregoing, and provided that no event of default has occurred and is continuing under any documents evidencing obligations for borrowed money in excess of twenty million dollars ($20,000,000) to which Consolidated Freightways, Inc. is a party, upon the occurrence of any Event of Default resulting from a default in the performance or observance of any term, covenant, condition or agreement on Lessee's part to be performed or observed under 6.1(i) of the Participation Agreement, and upon notice by the Agent to Lessee that the Agent seeks to pursue any of the remedies described in Section 8.2, Lessee may, within one (1) Business Day from receipt of such notice, cause Consolidated Freightways, Inc. to enter into a Guarantee, the form of which is attached hereto as Exhibit B, the effect of which shall cure such Event of Default and such Guarantee shall remain in effect until such time as Lessee is in compliance with all financial covenants referred to in Section 6.1(i) of the Participation Agreement.

     Notwithstanding the foregoing, upon the occurrence of any Event of Default described in subsections (a) through (e) and
 (h) through (k) of Section 8.1, and upon notice by the Agent to Lessee that the Agent seeks to pursue any of the remedies described in Section 8.2, Lessee may, within one (1) Business Day from the receipt of such notice, elect to purchase all of the Vehicles for an amount equal to the applicable Termination Value as of the most recent Payment Date. Lessee shall also pay to Agent (i) all accrued unpaid Rent payable on or prior to such Payment Date; (ii) the pro rata Variable Rent from the most recent Payment Date to the date of such purchase; and (iii) all other fees and expenses and other amounts then due and payable pursuant to this Lease and the other Operative Agreements. The purchase of all Vehicles by Lessee pursuant to the preceding two sentences shall be in immediately available funds within three
(3) Business Days from the date of Lessee's election to purchase the Vehicles.

     Notwithstanding the foregoing, upon the occurrence of any Event of Default described in subsection (f) or (g) of
Section 8.1, Lessee shall automatically and immediately be required to purchase all of the Vehicles for an amount equal to the applicable Termination Value as of the most recent Payment Date. Lessee shall also pay to Agent (i) all accrued unpaid Rent payable on or prior to such Payment Date; (ii) the pro rata Variable Rent from the most recent Payment Date to the date of such purchase; and (iii) all other fees and expenses and other amounts then due and payable pursuant to this Lease and the other Operative Agreements.

     Except for notices expressly otherwise provided for in the Operative Agreements, Lessee hereby waives presentment, demand, protest and notice of any kind including, without limitation, notices of default, notice of acceleration and notice of intent to accelerate.

     Section VIII.3 Additional Remedies. In addition to the remedies set forth in Section 8.2, if any Event of Default shall occur, the Agent (at the direction of the Required Lessors) may, but is not required to, sell the Collateral in one or more sales. Lessor may purchase all or any part of the Collateral at such sale. Lessee acknowledges that sales for cash or on credit to a wholesaler, retailer or user of such Collateral, at a public or private auction, are all commercially reasonable. Any notice required by law of intended disposition by the Agent shall be deemed reasonable and properly given if given at least 10 days before such disposition.

     Section VIII.4 Proceeds of Sale; Deficiency. All payments received and amounts held or realized by the Agent at any time when an Event of Default shall have occurred and be continuing and after, pursuant to Section 8.2, the Lease Balance shall have been accelerated or Lessee is required to purchase the Vehicles, as well as all payments or amounts then held or thereafter received by the Agent shall be distributed forthwith upon receipt by the Agent in the following order of priority:

          first: (i) so much of such payments or amounts as shall be required to reimburse first the Agent and then any Lessor for any tax (other than any income tax payable on interest and on fees and other compensation of the Agent), expense or other amount owed to the Agent or any Lessor in connection with the collection or distribution of such payments or amounts to the extent not previously reimbursed by Lessee (including, without limitation, the expenses of any sale, taking or other proceeding, expenses in connection with realizing on any of the Collateral, reasonable attorneys' fees and expenses (including the allocated costs of internal counsel), court costs and any other reasonable expenditures incurred or reasonable expenditures or advances made by the Agent or any Lessor in the protection, exercise or enforcement of any right, power or remedy upon such Event of Default whether pursuant to Section 8.2 or otherwise) shall be so applied by the Agent first to itself and then to such Lessors; and (ii) so much of such payments or amounts as shall be required to pay the reasonable fees and compensation of the Agent in connection with acting as Agent not previously paid by Lessee, shall be distributed to the Agent;

          second: so much of such payments or amounts except those specified in clause third below, which under the terms of this Lease and the other Operative
     Agreements have accrued, including, without limita tion, such amounts as shall be required to reimburse the then existing or prior Lessors for payments made by them to Agent pursuant to Section 9.4 of the Participation Agreement (to the extent not previously reimbursed);

          third: so much of such payments or amounts remaining as shall be required to pay in full, in the following order of application, (a) all accrued unpaid
     Variable Rent (including, to the extent permitted by applicable law, interest on interest) and (b) the aggregate unpaid Lease Balance, and in case the aggregate amount so to be distributed shall be insufficient to pay any of the foregoing in full all as aforesaid then, ratably to the Lessors in accordance with their respective Commitment
     Percentages; and

          fourth: so much of such payments or amounts as shall remain shall be distributed to Lessee.

     Section VIII.5 Right to Perform Lessee's Agreements. If Lessee fails to perform any of its agreements contained herein or in any other Operative Agreement within the time period specified therefor, whether or not an Event of Default has occurred and is continuing, Agent, upon written instructions from Required Lessors and receipt by Agent of indemnification satisfactory to it, and, upon 3 Business Days' prior notice to Lessee, may perform such agreement and the fees and expenses incurred by Agent (or one or more Lessors) in connection with such performance together with interest thereon shall be payable by Lessee upon demand. Interest on fees and expenses so incurred by Agent (or one or more Lessors) shall accrue at the rate provided in Section 3.2 for overdue payments.


                           ARTICLE IX

                       Return of Vehicles

     If Agent has terminated this Lease pursuant to Section 8.2, and Lessee has not elected to purchase the Vehicles pursuant to Articles X or XI, Lessee shall (a) maintain (or cause to be main tained) the Vehicles in the condition required by Section 5.3, store the Vehicles without cost to Agent or any Lessor and keep all of the Vehicles insured in accordance with Article VII, and
(b) upon such termination forthwith package and deliver exclusive possession of such Vehicles to Agent, for the benefit of the Lessors, at a location designated by Agent, together with a copy of an inventory list of the Vehicles then subject to the Lease, all then current plans, specifications and operating, maintenance and repair manuals relating to the Vehicles that have been received or prepared by Lessee, appropriately protected and in the condition required by Section 5.3 (and in any event in condition to be placed in immediate service), to Agent. This Article IX shall survive termination of this Lease.


                           ARTICLE X

                       Early Termination

     Section X.1 Early Termination as to all Vehicles. On any scheduled Payment Date Lessee may, at its option, upon at least 30 days' advance written notice from Lessee to Agent and the Lessors, purchase all, but not less than all, of the Vehicles subject to all Lease Supplements then in effect in immediately available funds in an amount equal to the applicable Termination Value as of such Payment Date. Lessee shall also pay to Agent
(i) all accrued unpaid Rent payable on or prior to such Payment Date and (ii) all other fees and expenses and other amounts then due and payable pursuant to this Lease and the other Operative Agreements. Upon the indefeasible payment of such sums by Lessee in accordance with the provisions of the preceding sentence, the obligation of Lessee to pay Rent hereunder shall cease, the term of this Lease shall end on the date of such payment and Agent, on behalf of Lessors, shall execute and deliver to Lessee such documents as may be reasonably required to release the Vehicles from the terms and scope of this Lease (without representations or warranties, except that the Vehicles are free and clear of Lessor Liens), in such form as may be reasonably requested by Lessee, all at Lessee's sole cost and expense.

     Section X.2 Early Termination as to a Vehicle. Lessee may, at its option, at any time and from time to time, purchase any Vehicle for an amount equal to the Casualty Amount of such Vehicle, together with all accrued but unpaid Variable Rent on the portion of the Lease Balance represented by such Casualty Amount, whereupon Agent shall transfer its interest in such Vehicle to Lessee in accordance with the last two sentences of
Section 12.1; provided, however, that Lessee shall not have such option to purchase a Vehicle pursuant to this Section 10.2, if as a result of such purchase, all Vehicles theretofore purchased under this Section 10.2 together with the Vehicle to be purchased would have an aggregate Purchase Price in excess of $4,000,000.


                           ARTICLE XI

                       Lease Termination

     Section XI.1 Options. Not later than 90 days prior to the last day of the Base Period or any Renewal Term then in effect, Lessee shall, by delivery of written notice to Agent (except in the case of clause (a)), exercise one of the following options:

     (a) unless Lessee delivers written notice to the contrary, except in the case of the last Renewal Term, renew this Lease with respect to all, but not less than all, of the Vehicles then subject hereto for an additional one year Renewal Term (the "Renewal Option") on the terms and conditions set forth herein and the other Operative Agreements; or

     (b) purchase in immediately available funds in an amount equal to the applicable Termination Value all, but not less than all, of the Vehicles then subject to this Lease on the last day of the Base Term or Renewal Term with respect to which such option is exercised, on the terms and conditions set forth in
Section 11.2. (the "Lessee Purchase Option"); or

     (c) sell on behalf of the Lessors to a purchaser or purchasers not in any way affiliated with Lessee all, but not less than all, of the Vehicles then subject to this Lease on the last day of the Base Period or of any Renewal Term then in effect with respect to which such option is exercised, on the terms and conditions set forth in Section 11.3 (the "Sale Option").

Paragraph set at margin without indent per J. Berg's instruction.Lessee's election of the Lessee Purchase Option will be irrevocable at the time made, but if Lessee fails to make a timely election, Lessee will be deemed, in the case of the Lease Term and each Renewal Term then in effect (other than the last Renewal Term) to have irrevocably elected the Renewal Option and, in the case of the last Renewal Term, Lessee will be deemed to have irrevocably elected the Lessee Purchase Option. In addition, the Sale Option shall automatically be revoked if there exists an Incipient Default or Event of Default at anytime after the Sale Option is properly elected and Agent shall be entitled to exercise all rights and remedies provided in
Article VIII. Lessee may not elect the Sale Option if there exists on the date the election is made an Event of Default or an Incipient Default.

     Section XI.2 Lessee Purchase Option. If Lessee elects the Lessee Purchase Option, then on the Termination Date, Lessee shall purchase all (but not less than all) of the Vehicles for an amount equal to the applicable Termination Value. Lessee shall also pay to Agent all accrued unpaid Rent and all other amounts, if any then due and owing hereunder. Upon the indefeasible payment of such sums by Lessee in accordance with the provisions of the preceding sentence, the obligation of Lessee to pay Rent hereunder shall cease, the term of this Lease shall end on the date of such payment and Agent, on behalf of Lessors, shall execute and deliver to Lessee such documents as may be reasonably required to release the Vehicles from the terms and scope of this Lease (without representations or warranties, except that the Vehicles are free and clear of Lessor Liens), in such form as may be reasonably requested by Lessee, all at Lessee's sole cost and expense.

     Section XI.3 Sale Option. If Lessee elects the Sale Option, then during the period prior to the Termination Date, Lessee, as agent for Agent and Lessors and at no expense to Agent and Lessors, shall use its commercial best efforts to obtain bids for the purchase in immediately available funds on the Termination Date of the Vehicles from prospective purchasers which are unaffiliated with Lessee and are financially capable of purchasing the Vehicles ("Qualified Purchasers"). The Agent may also, if it so desires, seek to obtain such bids. All bids received by Lessee or Agent, within five Business Days after receipt thereof, shall be certified to the other in writing setting forth the name and address of the party submitting each such bid and the amount and terms thereof.

     If any bid is received from a Qualified Purchaser for an amount in excess of the Lessor Risk Amount, or if Agent agrees in its sole and absolute discretion to accept a bid for less than the Lessor Risk Amount, then on the Termination Date
(i) the Vehicles shall be sold on an "as-is," "where-is" basis (without recourse to or warranty from Agent and Lessors, except that the Vehicles are free of Lessor Liens), to the bidder, which is a Qualified Purchaser, selected by Lessee after consultation with Agent (the "Purchaser"), provided, however, that Lessee may not reject the highest bidder if the next highest bid is not at least equal to the Lessor Risk Amount;
(ii) Lessee shall make the Vehicles available to the Purchaser in the same manner and in the same condition and otherwise in accordance with this Lease as if delivery were made to Agent pursuant to Article IX, (iii) such Purchaser shall pay the sale proceeds in immediately available funds to Agent for the benefit of Lessors, (iv) Lessee shall pay to Agent, for the benefit of the Lessor, in immediately available funds (x) all accrued unpaid Rent and all other amounts, if any then due and owing under this Lease, and (y) an amount equal to the excess, if any, of (A) the Termination Value as of the Termination Date over
(B) the sale proceeds (but in no event shall such amount payable by Lessee under this clause (y) exceed the applicable Lessee Risk Amount), (v) title to the Vehicles shall be transferred to such Purchaser free, and clear of Lessor Liens, and (vi) Agent, on behalf of Lessors, shall execute and deliver to Purchaser such documents as may be reasonably required to release the Vehicles from the terms and scope of this Lease (without representations or warranties, except that the Vehicles are free and clear of Lessor Liens), in such form as may be reasonably requested by Purchaser.

     If (x) Agent does not receive any bid in excess of the applicable Lessor Risk Amount from a Qualified Purchaser or Agent does not accept any bids received for less than the Lessor Risk Amount prior to the Termination Date or (y) the proposed sale to the Purchaser is not consummated prior to the Termination Date, Lessee shall have the option to purchase the Vehicles by paying to Agent within ten (10) Business Days of the Termination Date, in immediately available funds an amount equal to the applicable Termination Value as of the Termination Date. Lessee shall also pay to Agent (i) all accrued unpaid Rent payable on the Termination Date; (ii) the pro rata Variable Rent from the Termination Date to the date of such purchase; and
(iii) all other fees and expenses and other amounts then due and payable pursuant to this Lease and the other Operative Agreements. If Lessee does not so elect to purchase the Vehicles pursuant to the immediately preceding sentence, Lessee shall pay to Agent an amount equal to the Lessee Risk Amount, Agent shall retain title to the Vehicles (or, if at such time Lessee holds title to the Vehicles, Lessee shall transfer title to Vehicles to Agent, without recourse, representations or warranties, except that the Vehicles are free and clear of Lessor Liens) and Lessee shall return the Vehicles to Agent in accordance with Article IX.


                          ARTICLE XII

                  Ownership, Grant of Security
           Interest to Lessor and Further Assurances

     Section XII.1 Grant of Security Interest. Lessee hereby assigns, grants and pledges to Agent, for the benefit of the Lessors, a security interest in all of Lessee's right, title and interest, whether now or hereafter existing or acquired, in the Collateral, to secure the payment and performance of all obligations of Lessee now or hereafter existing under this Lease or any other Operative Agreement. Lessee shall, at its expense, do any further act and execute, acknowledge, deliver, file, register and record any further documents which Agent or any Lessor may reasonably request in order to protect its title to and perfected security interest in the Collateral, subject to no Liens other than Permitted Liens, and Agent's rights and benefits under this Lease. Lessee shall promptly and duly execute and deliver to Agent such documents and assurances and take such further action as Agent or any Lessor may from time to time reasonably request in order to carry out more effectively the intent and purpose of this Lease and the other Operative Agreements, to establish and protect the rights and remedies created or intended to be created in favor of Agent hereunder and thereunder, and to establish, perfect and maintain the right, title and interest of Agent, for the benefit of the Lessors, in and to the Vehicles, subject to no Lien other than Permitted Liens, or of such financing statements or fixture filings or other documents with respect hereto as Agent or any Lessor may from time to time reasonably request, and Lessee agrees to execute and deliver promptly such of the foregoing financing statements and fixture filings or other documents as may require execution by Lessee. Without limiting the foregoing, on and after the date Lessee elects or is deemed to have elected the Lessee Purchase Option or the Sale Option, Agent shall have the unconditional right to demand the execution and delivery by Lessee of bills of sale with respect to the Vehicles leased by Lessee or such documentation as may be necessary to cause title to the Vehicles to be recorded in the name of Agent, for the benefit of the Lessors. To the extent permitted by applicable laws, Lessee hereby authorizes any such financing statements and other documents to be filed without the necessity of the signature of Lessee, if Lessee has failed to sign any such instrument within 10 days after request therefor by Agent or any Lessor. Upon Lessee's request, Agent shall at such time as all of the obligations of Lessee under this Lease or any other Operative Agreements have been indefeasibly paid or performed in full (other than Lessee's contingent obligations, if any, under Articles VII and VIII of the Participation Agreement), execute and deliver termination statements and other appropriate documentation reasonably requested by Lessee, all at Lessee's expense, to evidence Agent's release of its security interest in the Collateral. At such time, Agent shall execute and deliver to Lessee such documents as may be reasonably necessary (without representations or warranties, except that the Vehicles are free and clear of Lessor Liens) to release Agent's security interest in the Vehicles. Any such sale of the Vehicles to either Lessee or a third party shall be on an AS-IS, WHERE-IS basis (without representations or warranties, except that the Vehicles are free and clear of Lessor Liens).

     Section XII.2 Retention of Proceeds in the Case of Default. If Lessee would be entitled to any amount (including any Casualty Proceeds or Partial Casualty Proceeds) but for the existence of any Event of Default or Incipient Default, Agent shall hold such amount as part of the Collateral and shall be entitled to apply such amounts against any amounts due hereunder; provided, that Agent shall distribute such amount or transfer such Vehicle in accordance with the other terms of this Lease if and when no Event of Default or Incipient Default exists.

     Section XII.3 Attorney-in-Fact. Lessee hereby irrevocably appoints Agent as Lessee's attorney-in-fact, with full authority in the place and stead of Lessee and in the name of Lessee or otherwise, from time to time in Agent's discretion, upon the occurrence and during the continuance of an Event of Default, to take any action (including any action that Lessee is entitled to take) and to execute any instrument which Agent or the Required Lessors may deem necessary or advisable to accomplish the purposes of this Lease (subject to any limitations set forth in the Operative Agreements), including, without limitation:

     (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for money due and to become due under or in connection with the Collateral;

     (b) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with the foregoing clause (a);

     (c) to file any claim or take any action or institute any proceedings which Agent may deem to be necessary or advisable for the collection thereof or to enforce compliance with the terms and conditions of any Collateral; and

     (d) to perform any affirmative obligations of Lessee hereunder.

Lessee hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section 12.3 is irrevocable and coupled with an interest.

     Section XII.4 Release of Liens. Upon the replacement or substitution of any Vehicle or Part or Sublease, or the payment of all amounts required pursuant to Section 6.1 in connection with a Casualty, in each case in compliance with the applicable provisions of the Lease, such Vehicle or Part or Sublease shall be released from the security interest created hereunder as provided in Section 5.4(b).


                          ARTICLE XIII

                         Miscellaneous

     Section XIII.1 No Waiver. No delay or omission in the exercise of any right, power or remedy accruing to Agent and/or the Lessors upon any breach or default of Lessee hereunder shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein or of or in any similar breach or default thereafter occurring, nor shall any single or partial exercise of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of Agent or the Lessors of any breach or default under this Lease must be specifically set forth in writing and must satisfy the requirements set forth in Article X of the Participation Agreement with respect to approval by Agent or the Lessors.

     Section XIII.2 Survival of Covenants. All claims pertaining to the representations, warranties and covenants of Lessee under Articles II, III, IV, V, VI, VII, X, XI and XIII shall survive the termination of this Lease to the extent such claims arose out of events occurring or conditions existing prior to any such termination.

     Section XIII.3  APPLICABLE LAW.  THIS LEASE SHALL BE
GOVERNED BY AND CONSTRUED UNDER THE LAWS OF CALIFORNIA, WITHOUT
REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF.

     Section XIII.4 Effect and Modification of Lease. No variation, modification, amendment or waiver of this Lease, including any schedules or exhibits hereto, or any other Operative Agreement to which Agent or any Lessor is a party shall be valid unless the same shall have been entered into in accordance with Article X of the Participation Agreement.

     Section XIII.5 Notices. All notices, demands, requests, consents, approvals and other instruments hereunder shall be in writing and shall be deemed to have been properly given if given as provided for in Section 11.4 of the Participation Agreement.

     Section XIII.6 Counterparts. This Lease has been executed in several counterparts. One counterpart has been prominently marked "Agent's Copy." Only the counterpart marked "Agent's Copy" shall evidence a monetary obligation of or shall be deemed to be an original or to be chattel paper for purposes of the Uniform Commercial Code, and such copy shall be held by Agent.

     Section XIII.7 Severability. Whenever possible, each provision of this Lease shall be interpreted in such manner as to be effective and valid under applicable law; but if any provision of this Lease shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Lease.

     Section XIII.8  Successors and Assigns:  Benefit of
Agreement. This Lease shall be binding upon each of the parties hereto and, subject to Sections 13.9 and 13.10 hereof, its respective successors and assigns, and shall inure to the benefit of each of the parties hereto and its respective successors and permitted assigns.

     It is expressly understood and agreed that Agent is entering into this Lease for the benefit of the Lessors, who are third party beneficiaries of this Lease and each Lease
Supplement.

     Section XIII.9 Assignment by Agent. Agent shall not sell, assign, transfer or otherwise dispose of its rights or delegate its obligations under this Lease to any other Person except as permitted or required by the Participation Agreement.

     Section XIII.10 Assignment by Lessee. Lessee shall not sell, assign, transfer or otherwise dispose of its rights or delegate its obligations under this Lease to any other Person, except as permitted or required by Section 5.2 hereof or the Participation Agreement.

     Section XIII.11 Jury Trial. LESSEE WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS LEASE OR ANY RELATED DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THERE WITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS LEASE OR ANY RELATED DOCUMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     Section XIII.12  Section Headings: Table of Contents.
Section headings and the table of contents used in this Lease
(including the schedule) are for convenience of reference only and shall not affect the construction of this Lease.

     Section XIII.13 Final Agreement. THIS LEASE, TOGETHER WITH THE OTHER OPERATIVE AGREEMENTS, REPRESENTS THE ENTIRE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED BY THE LEASE AND THE OTHER OPERATIVE AGREEMENTS. THIS LEASE CANNOT BE MODIFIED, SUPPLEMENTED, AMENDED, RESCINDED OR CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSE QUENT ORAL AGREEMENTS OF THE PARTIES, EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY THE PARTIES HERETO IN ACCORDANCE WITH THE TERMS OF THE PARTICIPATION AGREEMENT. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     Section XIII.14 Timeliness of Performance. The provisions of Articles VIII and XI pertaining to the delivery of notice and


         [Remainder of page intentionally left blank.]
the performance of certain events on dates required by Articles
VIII and XI are to be strictly adhered to by the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed and delivered as of the date first above written.


                                CONSOLIDATED FREIGHTWAYS
                                CORPORATION OF DELAWARE, as
                                Lessee



                                By /s/D. F. Morrison
                                Name Printed: D.F. Morrison
                                Title: Assistant Treasurer


                                ABN AMRO BANK N.V., not individually
                                but solely as Agent for the
                                Lessors



                                By /s/Jeffery A. French
                                Name Printed: Jeffery A. French
                                Title: Vice President



                                By /s/L.T. Osborne
                                Name Printed: L.T. Osborne
                                Title: Group Vice President




           FIRST AMENDMENT TO PARTICIPATION AGREEMENT

             AND MASTER LEASE INTENDED AS SECURITY


     THIS FIRST AMENDMENT TO PARTICIPATION AGREEMENT AND MASTER LEASE INTENDED AS SECURITY (this "First Amendment") dated as of this 25th day of March, 1996, by and among CONSOLIDATED FREIGHTWAYS CORPORATION OF DELAWARE, a Delaware corporation, as Lessee ("Lessee"), ABN AMRO BANK N.V., a bank organized under the laws of the Netherlands, not in its individual capacity, but solely as Agent for the Lessors (the "Agent"), and the several Lessors signatory hereto (together with their respective permitted successors, assigns and transferees, each a "Lessor" and collectively the "Lessors"),

                      W I T N E S S E T H:

     WHEREAS, the parties hereto are parties to that certain
Participation Agreement, dated as of December 22, 1995 (the
"Participation Agreement"); and

     WHEREAS, pursuant to the Participation Agreement, the Agent and the Lessee entered into that certain Master Lease Intended as Security, dated as of December 22, 1995 (the "Lease"); and

     WHEREAS, the parties hereto desire to amend the Participation Agreement and the Lease to, among other things, permit the Lessee to enter into certain secured interest rate hedging transactions;

     NOW THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

     1. Definitions. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Participation Agreement.

     2.   Amendments to Participation Agreement.

     (a)  The following new definition is hereby added to
Schedule X to the Participation Agreement:

         "Permitted Interest Rate Hedging Liens" shall mean
    Liens incurred to secure the obligations of the Lessee under interest rate swap agreements entered into by Lessee with respect to the Variable Rent.

     (b)  The definition of "Permitted Liens" contained in
Schedule X to the Participation Agreement is hereby deleted in its entirety and replaced with the following new definition:

         "Permitted Liens" shall mean: (i) any rights in favor of Lessors under the Operative Agreements and any rights of any Persons entitled to use of the Collateral in accordance with Section 5.2 of the Lease; (ii) any Lien, (including, without limitation, Liens of landlords, carriers, warehousemen, mechanics or materialmen) in favor of any Person securing payment of the price of goods or services provided in the ordinary course of business for amounts the payment of which is not overdue or is being contested in good faith by appropriate proceedings promptly initiated and diligently prosecuted, so long as such proceedings do not involve any reasonable danger of sale, forfeiture or loss of all or any material part of the Collateral and do not materially adversely affect any Lien created in favor of Lessor under the Lease; (iii) any Lessor Lien or any Lien arising out of any breach by any Lessor of its obligations under the Operative Agreements; (iv) any Lien for current taxes, assessments or other governmental charges which are not delinquent or the validity of which is being contested by a Permitted Contest; (v) attachments, judgments and other similar Liens arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured hereby are being contested in good faith and by appropriate proceedings; (vi) reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, zoning and land use restrictions and other similar title exceptions or encumbrances affecting real property that were not incurred in connection with the incurrence of indebtedness, so long as such Liens do not involve a reasonable danger of sale, forfeiture or loss of all or any material portion of the Collateral and do not materially adversely affect any Lien created in favor of Lessor under the Lease; (vii) any Lien incurred in the ordinary course of business to secure performance of statutory obligations; and (viii) Permitted Interest Rate Hedging Liens.

     3.   Amendments to Lease.

     (a)  The following new Section 12.5 is hereby added to the
Lease:

         Section 12.5 Permitted Interest Rate Hedging Liens. Notwithstanding anything contained herein to the contrary, in no event shall any Permitted Interest Rate Hedging Lien on the Collateral be prior to the security interest of the Agent in the Collateral granted pursuant to Section 12.1 above; provided, however, that Permitted Interest Rate Hedging Liens may be pari passu ratably with such security interest, subject to documentation of such pari passu status in form and substance acceptable to Agent in its sole discretion.

     (b) The first paragraph immediately following paragraph (c) of Section 8.2 of the Lease is hereby deleted in its entirety and replaced with the following new paragraph:

         Notwithstanding the foregoing, and provided that no event of default has occurred and is continuing under any documents evidencing obligations for borrowed money in excess of twenty million dollars ($20,000,000) to which Consolidated Freightways, Inc. is a party, (i) upon the occurrence of any Event of Default resulting from a default in the performance or observance of any term, covenant, condition or agreement on Lessee's part to be performed or observed under Section 6.1(i) of the Participation Agreement, or (ii) in the event that Lessee anticipates that such a default or Event of Default is likely to occur, Consolidated Freightways, Inc. may elect to enter into a Guarantee, the form of which is attached hereto as Exhibit B, the effect of which shall be to prevent the occurrence of any such anticipated default or Event of Default, or to cure any such actual Event of Default; provided, however, the Agent and the Lessors shall have no obligation to accept the Guarantee as a cure for any actual Event of Default if the Agent gives notice to Lessee that the Agent seeks to pursue any of the remedies described in Section 8.2 and Consolidated Freightways, Inc. does not deliver the Guarantee within one (1) Business Day after Lessee's receipt of such notice; and provided, further, that no Guarantee shall be effective for purposes of this provision unless Consolidated Freightways, Inc. shall have delivered to the Agent certified resolutions of its Board of Directors authorizing such Guarantee, an incumbency certificate and a legal opinion opining as to such matters related to such Guarantee as the Agent shall reasonably request, in form and substance satisfactory to Agent in its reasonable discretion, and such other evidence of the authority of Consolidated Freightways, Inc. to enter into such Guarantee as Agent shall reasonably request. Any such Guarantee shall remain in effect until receipt of notice by the Agent from Consolidated Freightways, Inc. of termination of the Guarantee; provided, however, that no such notice will be effective unless (i) Lessee is in compliance with all financial covenants referred to in
    Section 6.1(i) of the Participation Agreement as of the end of the fiscal quarter immediately preceding Agent's receipt of the notice, and (ii) with respect to any Guarantee given in anticipation of a default or Event of Default, the Guarantee has been in effect through the end of at least one fiscal quarter for which Lessee was in compliance with all such financial covenants.

     (c) Exhibit B to the Lease is hereby deleted in its entirely and replaced with the new Exhibit B attached hereto as Exhibit A.

     4. Ratification of Agreements. Except as amended hereby, all the provisions set forth in the Participation Agreement and the Lease remain in full force and effect. From and after the date hereof, (i) any reference in the Participation Agreement to "this Participation Agreement" shall mean the Participation Agreement as amended by this First Amendment, and (ii) any reference in the Lease to "this Lease" shall mean the Lease as amended by this First Amendment.

     5. Severability. If any provision of this First Amendment shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     6. Governing Law. This First Amendment shall be governed by and construed in accordance with the internal laws of the State of California.

     7. Counterparts. This First Amendment may be executed in any number of counterparts, all of which together shall consti tute a single instrument, and it shall not be necessary that any counterpart be signed by all the parties hereto.

     8. Headings. The headings hereof are for convenience only and are not intended to affect the meaning or interpretation of this First Amendment.

     9. Benefit of Agreement. This First Amendment shall inure to the benefit of, and be enforceable by Lessee, Agent, Lessors, and their respective successors and assigns.

     IN WITNESS WHEREOF, the undersigned have caused this First
Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                  CONSOLIDATED FREIGHTWAYS
                                  CORPORATION OF DELAWARE



                                  By /s/ Howard A. Young
                                  Name Printed: Howard A.
                                  Young
                                  Title: Assistant Treasurer



                                  ABN AMRO BANK N.V., not
                                  individually but solely as
                                  Agent for the Lessors



                                  By /s/Linda Beardman
                                  Name Printed: Linda
                                  Beardman
                                  Title: Vice President and
                                  Director




                                  By /s/Prorile Anand
                                  Name Printed: Prorile
                                  Anand
                                  Title: Vice President and
                                  Director



                                 LESSORS:


                                  ABN AMRO BANK N.V.



                                  By /s/Linda Beardman
                                  Name Printed: Linda
                                  Beardman
                                  Title: Vice President and
                                  Director




                                  By /s/Prorile Anand
                                  Name Printed: Prorile
                                  Anand
                                  Title: Vice President and
                                  Director












          SECOND AMENDMENT TO PARTICIPATION AGREEMENT
             AND MASTER LEASE INTENDED AS SECURITY



           THIS SECOND AMENDMENT TO PARTICIPATION AGREEMENT AND MASTER LEASE INTENDED AS SECURITY, dated as of January 23, 1997 (this "Amendment"), by and among CONSOLIDATED FREIGHTWAYS CORPORATION OF DELAWARE, a Delaware corporation, as lessee ("Lessee"), and ABN AMRO BANK N.V., a bank organized under the laws of the Netherlands, not in its individual capacity, but solely in its capacity as agent ("Agent"), and the several Lessors signatory hereto (together with their respective permitted successors, assigns, and transferees, each a "Lessor" and collectively the "Lessors").

           WHEREAS, the parties hereto are parties to that certain Participation Agreement dated as of December 22, 1995, as amended by an amendment thereto dated as of March 25, 1996 (said Participation Agreement as so amended being, the "Participation Agreement");

           WHEREAS, pursuant to the Participation Agreement, the Agent and the Lessee entered into that certain Master Lease Intended as Security, dated as of December 22, 1995, as amended by an amendment thereto dated as of March 25, 1996 (said Master Lease Intended as Security as so amended being the "Lease"); and

           WHEREAS, the parties hereto desire to amend the Participation Agreement and the Lease to, among other things, reflect the spin-off of the Lessee from Consolidated Freightways Inc. (the "Parent"), to release the Parent from its guarantee of the obligations of the Lessee under the Participation Agreement, the Lease and other Operative Agreements and to provide for the granting of additional security by the Lessee to the Agent and the Lessors to further secure such obligations;

           NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

           SECTION 1. Definitions. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Participation Agreement.

           SECTION 2. Amendments to Participation Agreement. The Participation Agreement is, effective as of the date hereof or on such later date on which all of the conditions precedent set forth in Section 4 hereof have been satisfied, hereby amended as follows:

           (a) Section 5.1(j) is deleted in full and replaced with the following:

               "(j) Location of Offices. The principal place of business and chief executive office (as such term is used in Article 9 of the UCC) of Lessee is located at 175 Linfield
Drive, Menlo Park, California  94025."

           (b) Section 6.1(i) is deleted in full and replaced with the following:

          "(i) Financial Tests.  Lessee shall:

                     (i)   not permit Adjusted Net Earnings  for
          the fiscal periods specified below, determined as of the last day of each fiscal quarter set forth below on a year-to-date basis for each fiscal quarter in 1997 and thereafter for the twelve-month period ending the last day of the respective fiscal quarter, to be less than the amount set forth below listed opposite such fiscal quarter:

          Fiscal Quarter Ending:

          March 1997                    $ 5,000,000
          June 1997                     $15,000,000
          September 1997                $27,000,000
          December 1997                 $40,000,000
          March 1998                    $43,000,000
          June 1998                     $45,000,000
          September 1998                $48,000,000
          December 1998                 $52,000,000
          March 1999                    $54,000,000
          June 1999                     $56,000,000
          September 1999                $58,000,000
          December 1999 and each
           fiscal quarter  thereafter   $60,000,000


                    (ii) not permit Adjusted Tangible Net Worth,
          calculated without regard to the increase, not in excess of $10,000,000 (after giving effect to income taxes), in the worker's compensation accrual reserve over and above the level of such reserve reflected in the management projections dated as of September 9, 1996 heretofore delivered to Agent, determined as of the last day of each fiscal quarter set forth below, to be less than the amount set forth below listed opposite such fiscal quarter:

           Fiscal  Quarter Ending:             Adjusted Tangible
                                                   Net Worth:

          December 1996                           $210,000,000
          March 1997 through December 1997        $195,000,000
          March 1998 through September 1988       $190,000,000
          December 1998                           $195,000,000
          March 1999 through September 1999       $190,000,000
          December 1999 and each fiscal
          quarter thereafter                      $200,000,000

                      (iii)      not  permit  the  Fixed  Charge
          Coverage Ratio, determined as of the last day of each fiscal quarter set forth below, on a year-to-date basis for each fiscal quarter in 1997 and thereafter for the twelve-month period ending on the last day of the respective fiscal quarter, to be less than the ratio set forth below opposite such fiscal quarter:

            Fiscal  Quarter  Ending:              Fixed   Charge
                                                  Coverage Ratio

          March 1997                                .5 to 1
          June 1997                                 .8 to 1
          September 1997                           1.0 to 1
          December 1997 to June 1999               1.1 to 1
          September 1999                          1.15 to 1
          December 1999 and each fiscal
          quarter thereafter                       1.2 to 1

                    (iv) not make or incur, or permit any of its
          Subsidiaries to make or incur, any Capital Expenditure if, after giving effect thereto, the aggregate amount of all such Capital Expenditures, net of proceeds from sales of fixed assets, would exceed $30,000,000 for Fiscal Year 1997, $35,000,000 for Fiscal Year 1998 and $60,000,000 for Fiscal Year 1999, provided however, that up to $15,000,000 of permitted Capital Expenditures unused in one year may be carried over to the following year."

      (c) Subsection 6.1(k) is amended by adding "or" before "(iii)" in the seventh line thereof, adding a period at the end of such clause (iii) and deleting the portion of such subsection beginning with "; or (iv)" in the eighth line thereof through the remainder of such subsection.

      (d) Section 6.1 is amended by adding at the end thereof new subsections to read as follows:

                    "(q) Acquisitions.  Lessee shall not acquire
          any Person or assets or merge or consolidate with any Person, or permit any of its Subsidiaries to do any of the foregoing, if for any such transaction the aggregate of (i) the sum of (A) cash paid by the Lessee or such Subsidiary in connection with such transaction plus (B) the amount of obligations issued or assumed by the Lessee or such Subsidiary in connection with such transaction which are payable within twelve months of the date of issuance or assumption, as the case may be, and (ii)  the  sum  of
          (C)  the  aggregate amount of cash paid by the  Lessee
          and all of its Subsidiaries in connection with all other acquisitions, mergers and consolidations theretofore consummated during the term of this Agreement plus (D) the aggregate amount of obligations issued or assumed by the Lessee and its Subsidiaries in connection with all such other acquisitions, mergers and consolidations which are payable within twelve months of the respective date of issuance or assumption, as the case may be, is greater than $50,000,000.

                    (r)  Other Covenants.  Lessee will not enter
          into any other Synthetic Lease which contains more burdensome financial covenants than are contained in Subsection 6.1(i).

                      (s)    Letter  of  Credit.   Lessee  shall
          (i) maintain in effect at all times a letter of credit, in form and substance satisfactory to the Lessors, issued by NationsBank of Texas, N.A., or such other financial institution satisfactory to the Lessors, for the benefit of the Agent and in a face amount not less than the maximum Rent payable under the Lease in any quarter and (ii) shall cause such letter of credit to be delivered to the Agent. The proceeds of any drawing under any such letter of credit shall be deposited in the Deposit Account (as defined in Section 5(f)(i) of the Security Agreement), and held (together with all earnings therein) as security for the obligations of the Lessee under the Lease and for the benefit of the Agent and the ratable benefit of the Lessors, and all funds in the Deposit Account shall be applied to Rent payments when due in the order of maturity, provided that during the continuance of an Event of Default, all such funds, including any earnings thereon, shall be applied to any amounts owing under the Lease, with the allocation thereof to be made as the Agent determines in its sole discretion. All such funds, and earnings thereon, shall remain in the Deposit Account until all obligations (other than Surviving Indemnities) under the Lease are paid in full. Notwithstanding the provisions of any such letter of credit, in lieu of any automatic renewal of such letter of credit, Lessee may cause the letter of credit to be renewed (i) in a decreased face amount so long as the face amount is not less than the maximum Rent payable under the Lease in any future quarter, and/or (ii) with a renewal period in excess of six months (or, if shorter, for a period extending 30 days beyond the maximum Lease Term as then permitted under the terms of the Lease). Upon termination of the Lease and the payment in full of all obligations (other than Surviving Indemnities) under the Lease, the Agent shall return any such letter of credit, to the extent undrawn, to the issuer thereof for cancellation. Any such letter of credit shall not be drawn solely because of nonrenewal if the Lease is due to terminate at least 30 days prior to the expiration date of the letter of credit."

           (e) Section 9.10 is amended to read in its entirety as follows: "As compensation for the performance of Agent's obligations hereunder, Lessee shall pay to Agent (a) for the first year of the Lease Term, on the Initial Delivery Date, a fee in the amount of $15,000 and (b) for each year thereafter during the Lease Term, on each anniversary of the Initial Delivery Date an annual fee in the amount of $20,000 (such fee as payable from time to time being the 'Agency Fee')."

          (f)  Section 11.4 is amended by deleting the reference
therein   to  "Consolidated  Freightways,  Inc.,  3240  Hillview
Avenue,  Palo  Alto,  California  94304, Attn:   Treasurer  Fax:
415/856-1685."

           (g) The definition of "Interest Rate" in Schedule X is amended by deleting the phrase "115 basis points" therein and substituting for such phrase the phrase "175 basis points."

           (h) Schedule X is amended by adding the following definitions:

           "'Adjusted Net Earnings' means, with respect to any fiscal period of the Lessee, the Adjusted Net Earnings from Operations for such fiscal period plus the sum of the following to the extent deducted in computing Adjusted Net Earnings from Operations; (a) interest expense, (b) accrued income taxes, (c) depreciation and amortization expenses, and (d) miscellaneous expenses (including Letter of Credit
     Fees) less miscellaneous income for such period.

           'Adjusted Net Earnings from Operations' shall mean, with respect to any fiscal period of the Lessee, the Parent's, the Lessee's and their Subsidiaries' consolidated net income after provision for income taxes for such fiscal period, as determined in accordance with GAAP and reported to the Agent hereunder for such period, excluding any and all of the following included in such net income: (i) gain or loss arising from the sale of any capital assets (excluding Revenue Equipment), (ii) gain arising from any write-up in the book value of any asset, (iii) earnings of any corporation, substantially all the assets of which have been acquired by the Parent or the Lessee or any of their Subsidiaries in any manner, to the extent realized by such other corporation prior to the date of acquisition, (iv) earnings of any business entity in which the Parent or the Lessee or any of their Subsidiaries has an ownership interest (other than such Subsidiaries) unless (and only to the extent) such earnings shall actually have been received by the Parent or the Lessee or any of their Subsidiaries in the form of cash distributions, (v) earnings of any Person into which the Parent or the Lessee or any of their Subsidiaries shall have been merged, or which has been a party with the Parent or the Lessee or any of their
     Subsidiaries to any consolidation or other form of reorganization, prior to the date of such transaction, (vi) gain arising from the acquisition of debt or equity securities of the Parent or the Lessee or their Subsidiaries or from cancellation or forgiveness of Debt, and (vii) gain arising from extraordinary items, as determined in accordance with GAAP, or gain from any other non-recurring transaction.

           'Adjusted Tangible Assets' shall mean all of the Parent's, the Lessee's and their Subsidiaries' assets except: (i) deferred assets, other than deferred tax assets, prepaid insurance, and prepaid taxes, (ii) patents, copyrights, trademarks, trade names, franchises, goodwill and other similar intangibles, (iii) unamortized debt discount and expense, and (iv) fixed assets to the extent of any write-up in the book value thereof resulting from a revaluation effective after November 27, 1996.

          'Adjusted Tangible Net Worth' shall mean, at any date:
     (a) the book value (after deducting related depreciation, obsolescence, amortization, valuation, and other proper reserves as determined in accordance with GAAP) at which the Adjusted Tangible Assets would be shown on a consolidated balance sheet of the Parent, the Lessee and their Subsidiaries at such date prepared in accordance with GAAP, less (b) the amount at which the Parent's, the Lessee's and their Subsidiaries' liabilities would be shown on such balance sheet, including as liabilities all reserves for contingencies and other potential liabilities which would be required to be shown on such balance sheet.

          'BABC Agreement' means the Loan and Security Agreement dated as of November 27, 1996 among BankAmerica Business Credit, Inc., as agent, NationsBank of Texas, N.A., as letter of credit issuer, the lenders party thereto, Consolidated Freightways Corporation, Leland James Service Corporation and the Lessee, as in effect on January 23, 1997.

           'Capital Expenditure' means all payments due (whether or not paid) in respect of the cost of any fixed asset or improvement, or replacement, substitution, or addition thereto, which has a useful life of more than one year, including, without limitation, those costs arising in connection with the direct or indirect acquisition of such asset by way of increased product or service charges or offset items or in connection with a Capital Lease on a Synthetic Lease.

           'Capital Lease' means any lease of Property of the Lessee which, in accordance with GAAP, is or should be capitalized on the Lessee's balance sheet or for which the amount of the asset and liability thereunder, as if so capitalized, should be disclosed in a footnote to such balance sheet.

           'Debt for Borrowed Money' means Debt for borrowed money or as evidenced by notes, bonds, debentures or similar evidences of any such Debt of such Person, the deferred and unpaid purchase price of any Property or business (other than trade accounts payable incurred in the ordinary course of business and constituting current liabilities) and all obligations under Capital Leases or Synthetic Leases.

           'Fixed Charge Coverage Ratio' means, for any period, the ratio of (a) Adjusted Net Earnings for such period, to
     (b) the sum of the following: (i) total principal and interest payments made or required to be made (without duplication) during such period by the Parent, the Lessee and their Subsidiaries on Debt for Borrowed Money plus any Letter of Credit Fees during such period, (ii) Capital Expenditures net of asset sales and (iii) accrued income taxes during such period.

           'Letter of Credit Fees' means the letter of credit fees paid pursuant to the BABC Agreement.

          'Moody's' means Moody's Investor Service, Inc. and its successors.

          'Parent' means Consolidated Freightways Corporation, a
     Delaware corporation.

           'Property' means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

           'Revenue Equipment' has the meaning provided therefor in the BABC Agreement.

          'State' means the District of Columbia or any State of the United States of America.

                'Surviving Indemnities' means any obligation in the nature of an indemnity or hold harmless by the Lessee in favor of the Agent and/or any Lessor, arising under or pursuant to the Lease, the Participation Agreement or any of the other Operative Agreements, which by its terms survives the latest of (the 'Cut-off Date'):

                    (i)  the termination of the Lease, and

                          (ii) the payment of all rent, fees and
               all other obligations of Lessee (not in the nature of an indemnity or hold harmless) due to the Agent or any Lessor at the time of such payment under the Lease and the Operative Agreements;

           provided,  that  there shall be  excluded  from  such
indemnity or hold harmless         obligations all amounts  that
are due and payable thereunder upon the Cut-off Date.

          'S&P' means Standard & Poor's Rating Group, a division of McGraw-Hill Corporation, and its successors.

            'Synthetic Leases' means a lease (and related documents) entered into in connection with the financing of equipment which qualifies as an operating lease for accounting purposes but which permits the lessee to be treated as the owner of equipment for tax purposes, including without limitation the Lease and the lease entered into on or about September 30, 1994 by the Lessee (and certain other Persons) with BankAmerica Leasing & Capital Corp., as agent.

       SECTION  3.      Amendments  to  Lease.   The  Lease  is,
effective as of the date hereof or on such later date on which all of the conditions precedent set forth in Section 4 hereof have been satisfied, hereby amended as follows:

           (a) Section 8.1(k) is amended by deleting the figure "$20,000,000" therein and substituting for such figure the figure "$10,000,000" and deleting the period at the end thereof and substituting therefor a semicolon followed by the word "or";

           (b) Section 8.1 is amended by adding the following subsection (l) following subsection 8.1(k) thereof:

               "(l) Lessee shall default in any material respect in the performance or observance of any other term, covenant, condition or agreement on its part to be performed or observed under the Security Agreement dated as of January 23, 1997 from the Lessee to the Agent, and such default shall continue unremedied for a period of 30 days after the earliest to occur of (i) written notice thereof by the Agent or any Lessor to the Lessee or (ii) the Lessee has Actual Knowledge thereof."

            (c) The first paragraph immediately following paragraph (c) of Section 8.2 is deleted in full.

           (d) Exhibit B to the Lease, "Form of Guarantee," is hereby deleted in its entirety.

     SECTION 4. Conditions of Effectiveness. This Amendment shall become effective when, and only when, on or before January
30, 1997 the Agent shall have received:

           (a) Counterparts of this Amendment executed by the Lessee and the Required Lessors, or advice satisfactory to the Agent that such Lessors have executed this Amendment;

            (b) (i) A Security Agreement (the "Security Agreement") in substantially the form of Exhibit A duly executed by the Lessee, together with a duly executed Officer's Certificate from the Lessee, certifying that the Lessee has submitted to the Illinois Motor Vehicle Authority with respect to each Vehicle subject to the Security Agreement which is titled in Illinois, such certificates, documents and fees as may be required by such Authority to perfect the security interest of the Agent, on behalf of the Lessors, in such Vehicles, together with, for each such Vehicle, copies of each application for vehicle title and certificate of title of a vehicle reflecting the recorded security interest of the Agent, and (ii) evidence of the completion of all other recordings and filings, including without limitation the filing of appropriately completed UCC financing statements for all Vehicles and the other Collateral subject to the Security Agreement with evidence of filing in the jurisdiction in which the Lessee has its principal office and in each other jurisdiction in which any such vehicle is to be titled, with respect to the Security Agreement that the Agent may deem necessary or desirable in order to perfect and protect the liens created thereby;

           (c) A letter of credit, in form and substance satisfactory to the Agent and issued by NationsBank of Texas, N.A., for the account of the Lessee and for the benefit of the Agent, on behalf of the Lessors, in a face amount not less than the maximum Rent payable under the Lease in any quarter;

           (d) Certified resolutions of the Board of Directors of the Lessee approving this Amendment, the Security Agreement and the transactions contemplated hereby and thereby together with an incumbency certificate with respect to the officers of the Lessee executing this Amendment and the Security Agreement;

            (e)    Opinions   of  counsel  to  the   Lessee   in
     substantially the forms of Exhibits B-1, B-2 and B-3;

           (f) An amendment fee as provided in a letter agreement dated as of January 23, 1997 between the Agent and Consolidated Freightways, Inc.; and

           (g) Such other approvals, opinions or documents as any Lessor through the Agent may reasonably request.

The Agent shall notify the Lessee and the Lessors after the conditions set forth above have been satisfied or waived and the date this Amendment is effective.

          SECTION 5. Maintenance of Certificates of Title. The Agent and the Lessors agree that, until notice from the Agent, the Lessee shall hold and maintain the originals of all certificates of title for the Vehicles subject to the Security Agreement and shall only be required to deliver copies thereof to the Agent. Upon notice from the Agent, the Lessee shall promptly deliver all such originals to the Agent.

           SECTION  6.   Representations and Warranties  of  the
Lessee.  The Lessee represents and warrants as follows:

           (a) The Lessee is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware.

           (b) The Lessee has all requisite corporate power and authority to execute, deliver and perform its obligations under this Amendment, the Security Agreement and each Operative Agreement, as amended hereby.

           (c) The execution, delivery and performance by the Lessee of this Amendment, the Security Agreement and the Operative Agreements, as amended hereby, and the performance by the Lessee of its respective obligations hereunder and thereunder, have been duly authorized by all necessary corporate action and do not and will not:
     (i) violate any provision of the Lessee's certificate of incorporation or by-laws; (ii) violate any provision of any law, rule or regulation presently in effect applicable to the Lessee, which violation or violations would have individually or in the aggregate, a Material Adverse Effect; (iii) result in a breach of, or constitute a default under, any indenture, loan or credit agreement, or any other agreement or instrument to which the Lessee is a party or by which Lessee or its properties may be bound or affected, which breaches or defaults would have, individually or in the aggregate, a Material Adverse Effect; or (iv) result in, or require the creation of imposition of, any Lien of any nature upon or with respect to any of the properties now owned or hereafter acquired by Lessee (other than the security interest contemplated by the Lease and by the Security Agreement).

           (d) No authorization, consent, license, approval or other action by or formal exemption from, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Lessee of this Amendment, the Security Agreement or any of the Operative Agreements, as amended hereby, except as referred to in Section 4(b).

           (e) This Amendment, the Security Agreement and each of the other Operative Agreements, as amended hereby, constitute legal, valid and binding obligations of the Lessee enforceable against the Lessee in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, arrangement, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

           (f) There is no pending or, to the knowledge of Lessee, threatened action or proceeding affecting the Lessee or any of its Subsidiaries before any court, governmental agency or arbitrator, in which there is a reasonable probability of an adverse decision which, if adversely determined, would have a Material Adverse Effect or which purports to affect the legality, validity or enforceability of this Amendment, the Security Agreement or any of the Operative Agreements, as amended hereby.

           SECTION 7. Reference to and Effect on the Operative Agreements. (a) Upon the effectiveness of this Amendment, on and after the date hereof each reference in the Participation Agreement to "this Agreement," "hereunder," "hereof" or words of like import referring to the Participation Agreement, and each reference in the other Operative Agreements to "the Participation Agreement," "thereunder," "thereof" or words of like import referring to the Participation Agreement, shall mean and be a reference to the Participation Agreement as amended hereby and each reference in the Lease to "this Lease," "hereunder," "hereof" or words of like import referring to the Lease, and each reference in the other Operative Agreements to "the Lease," "thereunder," "thereof" or words of like import referring to the Lease, shall mean and be a reference to the Lease as amended hereby.

            (b) Except as specifically amended above, the Participation Agreement and the Lease, and all other Operative Agreements, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lessor or the Agent under any of the Operative Agreements, nor constitute a waiver of any provision of any of the Operative Agreements.

           SECTION 8. Consent to Security Interest. The Agent and the Lessors hereby consent to the grant of a security interest by the Lessee to BankAmerica Business Credit, Inc. ("BABC") as agent under the Loan and Security Agreement dated as of November 27, 1996 among BABC, as agent, NationsBank of Texas, N.A., as letter of credit issuer, the lenders party thereto, Consolidated Freightways Corporation, Leland James Service Corporation and the Lessee, for the ratable benefit of BABC, as agent, the Letter of Credit Issuer thereunder and such lenders, in Lessee's rights as "Lessee" under the Operative Documents.

           SECTION 9. Termination of the Guarantee. The Agent and the Lessors hereby agree that upon the effectiveness of this Amendment, the obligations and liabilities of the Parent under that certain Guarantee, dated as of March 25, 1996 (the "Guarantee"), by the Parent in favor of the Agent, on behalf of the Lessors, shall be fully and finally discharged and the Guarantee shall thereby terminate without any further action.

           SECTION 10. Costs, Expenses and Taxes. The Lessee agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification, amendment and enforcement of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the
Agent as to its rights and responsibilities hereunder and thereunder. In addition, the Lessee shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder.

            SECTION 11. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

           SECTION 12. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of California.

           IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                              CONSOLIDATED FREIGHTWAYS
                              CORPORATION OF DELAWARE, as Lessee


                              By:  /s/Robert E. Wrightson
                              Name: Robert E. Wrightson
                              Title: Senior Vice President
                                       and Controller

                              ABN AMRO BANK NORTH AMERICA, INC.,
                                        as agent for
                              ABN AMRO BANK N.V., not individually,
                              but solely as Agent for the Lessors.


                              By:  /s/R. Clay Jackson
                              Name: R. Clay Jackson
                              Title: Senior Vice President

                              By:  /s/L.T. Osborne
                              Name: L.T. Osborne
                              Title: Group Vice President


                              LESSORS:

                              ABN AMRO NORTH AMERICA, INC.,
                                   as agent for
                              ABN AMRO BANK N.V.


                             By:  /s/R. Clay Jackson
                              Name: R. Clay Jackson
                              Title: Senior Vice President

                              By:  /s/L.T. Osborne
                              Name: L.T. Osborne
                              Title: Group Vice President


                              THE FIRST NATIONAL BANK OF CHICAGO


                              By:  /s/ Amy R. Fahey
                              Name: Amy R. Fahey
                              Title: Vice President




                               EXHIBIT A

                          SECURITY AGREEMENT


           SECURITY AGREEMENT dated as of January 23, 1997 (this "Security Agreement") made by CONSOLIDATED FREIGHTWAYS CORPORATION OF DELAWARE, a Delaware corporation ("Grantor"), in favor of ABN AMRO BANK N.V., a bank organized under the laws of the Netherlands, not in its individual capacity, but solely in its capacity as agent ("Agent") for its benefit and the ratable benefit of the lessors (the "Lessors") parties to the Lease (as hereinafter defined);

          WHEREAS, the Grantor and the Agent have entered into a Master Lease Intended as Security dated as of December 22, 1995, and amendments thereto dated as of March 25, 1996 and as of the date hereof (said Master Lease Intended as Security, as so amended, being the "Lease"); and

           WHEREAS, the terms defined in Schedule X to the Participation Agreement referred to in the Lease being used herein as so defined unless otherwise provided herein; and

           WHEREAS, the Grantor has requested that the Agent agree to certain amendments to the Lease and the related Participation Agreement and in connection therewith has agreed to grant the Agent additional collateral as provided herein to secure the Grantor's obligations under the Lease;

            NOW, THEREFORE, in consideration of the premises and in order to induce the Agent to enter in such amendments, the Grantor hereby agrees with the Agent for its benefit and the ratable benefit of the Lessors as follows:

           SECTION 1. Grant of Security. The Grantor hereby assigns, grants and pledges to the Agent for its benefit and the ratable benefit of the Lessors a security interest in all of the Grantor's right, title and interest in and to the following, whether now owned or hereafter acquired (the "Collateral"):

          (a) all of the Grantor's right, title and interest in all vehicles listed on Schedule I hereto and any substitutions therefor, replacements thereof and additions thereto, in each case from time to time pursuant to the
     provisions    of   this   Agreement   (collectively,    the
     "Vehicles");

           (b) all contracts necessary to purchase, operate and maintain the Vehicles, including all warranties;

           (c) any rebate, offset or similar rights under a purchase order, invoice or purchase agreement with any manufacturer of any Vehicle;

           (d)  all books, manuals, logs, records, writing, data
     bases, information and other property relating to, used  or
     useful   in  connection  with,  evidencing,  embodying   or
     incorporating any of the foregoing; and

           (e)   all  proceeds of any and all of  the  foregoing
     Collateral (including, without limitation, proceeds that constitute property of the types described in any of the foregoing clauses of this Section 1) and, to the extent not otherwise included, all payments under insurance (whether or not the Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral.

           SECTION 2. Security for Obligations. This Agreement secures the payment of all obligations of the Grantor now or hereafter existing under the Lease, whether for rent, fees, expenses or otherwise, and all obligations of the Grantor now or hereafter existing under this Agreement (all such obligations being the "Obligations"). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Obligations and would be owed by the Grantor to the Agent or the Lessors under the Lease but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Grantor.

           SECTION  3.   Representations  and  Warranties.   The
Grantor represents and warrants as follows:

           (a) The chief place of business and chief executive office of the Grantor is 175 Linfield Drive, Menlo Park,
     California  94025.

           (b) The Grantor has record title to each of the Vehicles, and each of the Vehicles and all of the other Collateral is free and clear of any Lien except for the security interest created by this Agreement and (i) any Lien (including, without limitation, Liens of landlords, carriers, warehousemen, mechanics or materialmen) in favor of any Person securing payment of the price of goods or services provided in the ordinary course of business for amounts the payment of which is not overdue or is being contested in good faith by appropriate proceedings promptly initiated and diligently prosecuted, so long as such proceedings do not involve any reasonable danger of sale, forfeiture or loss of all or any material part of the Collateral and do not materially adversely affect any Lien created in favor of the Agent hereunder; (ii) any Lien for current taxes, assessments or other governmental charges which are not delinquent or the validity of which is being contested by a Permitted Contest (as hereinafter defined);
     (iii) attachments, judgments and other similar Liens arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being contested in good faith and by appropriate proceedings; (iv) reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, zoning and land use restrictions and other similar title exceptions or encumbrances affecting real property that were not incurred in connection with the incurrence of indebtedness, so long as such Liens do not involve a reasonable danger of sale, forfeiture or loss of all or any material portion of the Collateral and do not materially adversely affect any Lien created in favor of Agent or Lessor hereunder; (v) any Lien incurred in the ordinary course of business to secure performance of statutory obligations and (vi) any Lien in favor of BankAmerica Business Credit, Inc., as Agent, under the BABC Agreement in the Collateral described in Section 1(d) hereof to the extent that such Collateral applies both to Vehicles and to vehicles in which BankAmerica Business Credit, Inc., as Agent, has a security interest in connection with the BABC Agreement (all such Liens set forth in clauses (i) through
     (vi) hereinafter referred to as "Permitted Liens"). "Permitted Contest" shall mean actions taken by a Person to contest in good faith, by appropriate proceedings initiated timely and diligently prosecuted, the legality, validity or applicability to the Vehicles or any interest therein of any Person of: (a) any law, regulation, rule, judgment, order, or other legal provision or judicial or administrative requirements; (b) any term or condition of, or any revocations or amendments of, or other proceeding relating to, any authorization or other consent, approval or other action by any Authority; or (c) any Lien or Imposition; provided that the initiation and prosecution of such contest would not: (i) result in, or materially increase the risk of, the imposition of any criminal liability on any Indemnitee; (ii) materially and adversely affect the security interests created hereunder or the right, title or interest of Agent or any Lessor in or to any of the Vehicles; or (iii) materially and adversely affect the fair market value, utility or remaining useful life of the Vehicles or any interest therein or the continued economic operation thereof; and provided further that in any event adequate reserves in accordance with GAAP are maintained against any adverse determination of such contest.

           (c) No filing, recordation or registration is necessary or advisable in order to perfect the security interest of the Agent, for its benefit and the ratable benefit of the Lessors, in the Vehicles and other Collateral other than the filing or recording of financing statements under Article 9 of the applicable UCC in Illinois, Ohio, Pennsylvania, Washington, New Jersey, Georgia, Michigan, Minnesota, North Carolina and Wisconsin (the "Original States") and in California, and the recordation on the Certificate of Title for each Vehicle with the applicable governmental authority of the security interest of the Agent for its benefit and the ratable benefit of the Lessors in the respective Original State, and upon the actions described in the foregoing clause the security interests in the Vehicles and the other Collateral are enforceable, properly perfected, first-priority Liens, subject only to Permitted Liens; provided, however, that such actions may not be effective to perfect such security interest in certain items described in clause (d) of the definition of "Collateral" to the extent such items are stored in (but not made a part of) a Vehicle and located from time to time in jurisdictions where no such filing has been made or to the extent that any such item consists of a type of collateral in which a security interest cannot be perfected by taking such actions.

          (d)  Certain Vehicle Matters.

                     (i)   Each  Vehicle is properly  registered
          pursuant to the International Registration Plan as in effect in the State in which such Vehicle is titled.

                     (ii)  Except  as set forth  on  Schedule  I
          hereto, each Vehicle has a gross weight rating of more than 16,000 pounds, and none of the Vehicles has been specifically constructed, built, reconstituted or assembled.

                    (iii)     The Grantor is not in the business
          of selling Vehicles and the Vehicles do not constitute
          "inventory" under any applicable UCC.

          (e)  Registration of Vehicles.  Each Vehicle is either
     (i) used in interstate commerce, titled in one of the Original States and registered in a State which is a party to the International Registration Plan or (ii) used in intrastate commerce, registered in the State in which it is so used and titled in one of the Original States.

            (f) Intellectual Property. To the Grantor's knowledge or as represented in writing by a vendor of the Vehicles which writing has been provided to the Agent, there are no patents, patent rights, trademarks, service marks, trade names, copyrights, licenses or other intellectual property rights with respect to the Vehicles, or proprietary, patented or patentable modifications or Parts (as hereinafter defined) used in connection with the Vehicles, the unavailability of which would have a material adverse effect on the current fair market value of the Vehicles. "Parts" means all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature that may from time to time be incorporated in or installed in or attached to any Vehicle.

           (g)   Insurance.  All insurance coverage required  by
     Section 6 hereof are in full force and effect and there are no past due premiums in respect of any such insurance.

           SECTION 4. Further Assurances. (a) The Grantor agrees that from time to time, at the expense of the Grantor, the Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent or any Lessor may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Grantor will execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Agent may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted hereby, including with respect to any replaced Vehicle or any Replaced Part (as hereinafter defined). In addition, the Grantor shall record or file, or cause to be recorded or filed, and pay all applicable filing or recording fees within fifteen days after the date of delivery of this Agreement to the Agent in respect of each Vehicle subject to this Agreement on such date (except all such Vehicles titled in the State of Illinois), and within fifteen days after any other Vehicle becomes subject to this Agreement, an appropriate Certificate of Title in the appropriate jurisdiction in order to perfect the security interest therein created hereby, and in each case deliver to the Agent copies of all such Certificates with the security interest of the Agent reflected thereon.

           (b) The Grantor hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of the Grantor where permitted by law, if Grantor has failed to sign any such instrument within 10 days after request therefor by the Agent or any Lessor. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

           (c) The Grantor will furnish to the Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request, all in reasonable detail.

           (d) If Grantor would be entitled to any amount (including any Casualty Proceeds (as hereinafter defined)) but for the existence of any Event of Default or Incipient Default, Agent shall hold such amount as part of the Collateral and shall be entitled to apply such amounts against any amounts due hereunder; provided that Agent shall distribute such amount in accordance with the other terms hereof if and when no Event of Default or Incipient Default exists.

            SECTION   5.    Possession,  Assignment,   Use   and
Maintenance of Vehicles.

          (a) Restriction on Possession and Use. Grantor shall not (a) use, operate, maintain or store any Vehicle or any portion thereof: (i) except in accordance with Section 5(b) hereof; or (ii) in violation of any applicable insurance policy or law or regulation of any Authority; (b) except as permitted by Section 5(f)(i) hereof, abandon any Vehicle; (c) except for the temporary loan of Vehicles to other carriers pursuant to interchange agreements in the ordinary course of business, lease or assign any Vehicle or permit the operation thereof by anyone other than Grantor; (d) sell, assign or transfer any of its rights in any Vehicle, or directly or indirectly create, incur or suffer to exist any Lien, on any of its rights in any Vehicle, except for Permitted Liens; (e) unless the security interest of the Agent is noted in the certificate of title in the new jurisdiction and Grantor notifies Agent within three business days of any retitling in any jurisdiction other than any of the Original States, permit any Vehicle to be titled in any jurisdiction other than the jurisdiction in which it is titled on the date hereof; or (f) use, operate, maintain or store any Vehicle or any portion thereof outside of the United States except that Grantor may use, maintain and operate any Vehicle outside of the United States on trips to and from a point of embarkation located within the United States.

           (b) Maintenance. Until the payment in full of the Obligations, Grantor shall at its expense: (a) maintain, manage and monitor the Vehicles in compliance in all material respects with all applicable requirements of law, Authority and/or insurance policies; (b) maintain each Vehicle (or cause each Vehicle to be maintained) in as good operating order, repair and condition as it was on the date such Vehicle became subject to this Security Agreement (to the extent that, as of such date, each such Vehicle was in good operating order, repair and condition), ordinary wear and tear excepted; (c) maintain, manage and monitor the Vehicles in accordance with the terms of all applicable contracts (including, without limitation, service contracts and insurance contracts) in a manner consistent with Grantor's customary practices; and (d) conduct all scheduled maintenance of the Vehicles in conformity with Grantor's maintenance procedures then in effect for similar equipment owned or leased by Grantor, and applicable warranty guidelines. Grantor shall in any event maintain the Vehicles (or cause the Vehicles to be maintained) in at least as good a condition as comparable equipment owned or leased by Grantor or any of its Subsidiaries. Grantor will maintain or cause to be maintained, and shall permit Agent and Lessors to inspect, any records, logs and other materials required by Authority having jurisdiction to be maintained or filed in respect of any Vehicle.

          (c)  Repair, Replacement and Substitution.

           (i) As soon as practicable after a Partial Casualty (as hereinafter defined) to a Vehicle, Grantor shall repair and rebuild the affected portions of such Vehicle (or cause such affected portions to be repaired and rebuilt) to the condition required to be maintained by
Section 5(b) hereof. In the event that any Part which may from time to time be incorporated or installed in or attached to any Vehicle becomes at any time worn out, damaged or permanently rendered unfit for use for any reason whatsoever (unless such event constitutes a Casualty (as hereinafter defined), in which event the provisions of
Section   5(f)   hereof   shall  apply   instead   of   this
Section 5(c)), Grantor, at its own cost and expense, will promptly replace, or cause to be replaced, such Part with a replacement Part (a "Replacement Part") in accordance with Grantor's customary practices, but in any event subject to
Section 5(b) hereof. In addition, Grantor may, at its own cost and expense, remove in the ordinary course of maintenance, service, repair, overhaul or testing, any Part, whether or not worn out, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use; provided, that Grantor will, at its own cost and expense, replace such Part with a Replacement Part as promptly as is commercially reasonable. All Replacement Parts shall be free and clear of all Liens (other than Permitted Liens) and shall be in as good operating condition as, and shall have a value and utility at least equal to, the Parts replaced, assuming such replaced Parts and the Vehicles were in the condition and repair required to be maintained by the terms of Section 5(b) hereof. Any Part at any time removed from any Vehicle shall remain subject to this Security Agreement, no matter where located, until such time as such Part shall be replaced by a Part which has been incorporated or installed in or attached to such Vehicle and which meets the requirements for a Replacement Part specified above. Immediately upon any Replacement Part becoming incorporated or installed in or attached to any such Vehicle as above provided, without further act: (i) the replaced part (the "Replaced Part") shall be released from the security interest covered hereby and shall no longer be a part of the Collateral; and (ii) such Replacement Part shall become subject to this Security Agreement, and the security interest created hereunder, and shall be deemed part of such Vehicle for all purposes hereof to the same extent as the Parts incorporated or installed in or attached to such
Vehicle on the date such Vehicle became subject to this Security Agreement. "Partial Casualty" means any loss, damage, destruction, taking by eminent domain, loss of use or theft of any portion of a Vehicle which does not constitute a Casualty. "Casualty" means any of the following events in respect of any Vehicle: (a) the loss of such Vehicle or the use thereof due to theft, disappearance, destruction, damage beyond repair or rendition of such Vehicle permanently unfit for normal use for any reason whatsoever; (b) any damage to such Vehicle which results in any insurance settlement with respect to such Vehicle on the basis of a total loss; (c) the permanent condemnation, confiscation or seizure of, or requisition of title to or use of, such Vehicle; (d) as a result of any rule, regulation, order or other action by any Authority, the use of such Vehicle in the normal course of business shall have been prohibited, directly or indirectly, for a period of six consecutive months, unless Grantor, prior to the expiration of such six-month period, shall have undertaken and shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of such Vehicle by Grantor thereof or, in any event, if use of such Vehicle shall have been prohibited, directly or indirectly, for a period of twelve consecutive months; or (e) the operation or location of such Vehicle, while under requisition for use by any Authority, in any area excluded from coverage by any insurance policy then in effect with respect to such Vehicle required by the terms of Section 6 hereof, if Grantor shall be unable to obtain indemnity in lieu thereof from such Authority.

           (ii) Upon the satisfaction of the conditions specified in Section 5(c)(i) hereof, and the Replacement Part becoming subject to this Security Agreement and the security interest created hereunder, Agent, on behalf of the Lessors, shall execute and deliver to Grantor such documents as may be reasonably necessary to release the Replaced Part from the terms and scope of this Security Agreement, in such form as may be reasonably requested by Grantor, and are in form and substance satisfactory to the Required Lessors, all at the expense of Grantor.

           (d) Alterations, Modifications and Additions; Removable Parts. Except as provided in Sections 5(b) and 5(c) hereof, Grantor shall not remove, replace or alter any Vehicle or affix or place any accessory, equipment or device on any Vehicle (such actions shall be hereafter referred to collectively as "alteration") if such alteration would materially impair the originally intended function or use or materially reduce the value or useful life of such Vehicle; provided, that Grantor, at its own expense, will make, or cause to be made, any alteration to or in respect of any Vehicle that may be necessary, from time to time, to comply in all material respects with any applicable law, governmental rule or regulation or any provision of any insurance policy required to be maintained under Section 6 hereof (any Parts being used to comply with this provision shall be hereafter referred to as "Mandatory Parts"). All Parts affixed to or installed as a part of any Vehicle, excluding temporary replacements, shall thereupon become subject to the security interest under this Security Agreement. If no Event of Default shall exist, Grantor may remove, at its expense, any Part at any time during the term of this Security Agreement (such Part, a "Removable Part")
(i) which is in addition to, and not in replacement of or substitution for, any Part originally incorporated or installed in or attached to a Vehicle on the date such Vehicle became subject to this Security Agreement or any
Part in replacement of or substitution for any such Part originally incorporated or installed or attached to such Vehicle; (ii) which is not a Mandatory Part; and (iii) which can be removed from any Vehicle without causing damage to such Vehicle or diminishing or impairing the value, utility or condition which such Vehicle would have had at such time had such addition not occurred; provided, that: (x) such removal will not materially impair the value, use or useful life which the Vehicle would have had at such time had such Part not been affixed or placed to or on such Vehicle; and
(y) such Part is not necessary for the continued normal use of such Vehicle. Grantor shall repair all damage to any Vehicle resulting from any alteration so as to restore such Vehicle to the condition in which it existed prior to such alteration (ordinary wear and tear excepted). Neither Agent nor any Lessor shall have any obligation to pay for or to reimburse Grantor for any alteration required or permitted by this Section 5(d) hereof.

          (e) Inspection of Collateral. Agent, the Lessors and each of their agents and representatives shall have the right at all reasonable times, upon reasonable notice, to inspect any Collateral, including without limitation any certificate of title, certificate of ownership, manufacturer's certificate of origin or any similar equivalent instrument issued by any applicable Authority evidencing title, or an interest in title, to a Vehicle ("Certificate of Title") or documentation related to the Collateral. Grantor shall maintain: any Certificate of Title, microfiche containing Vehicle registration documents and executed blank powers of attorney enabling the Agent to reregister the Vehicles, each of them to be maintained in Grantor's records in a separate file entitled "ABN AMRO Documentation."

            (f)   Risk  of  Loss;  Replacement;  Waiver  and
Indemnity.

           (i) Casualty. Grantor shall have no obligation to replace any Vehicle or repay any portion of the Lease Balance in respect of any Casualty so long as the number of Vehicles which would be considered a Casualty do not exceed in any year five percent of the number of Vehicles subject to this Security Agreement on the date hereof (the "Initial Vehicle Number") or exceed on a cumulative basis from the date hereof to the date of determination ten percent of the Initial Vehicle Number. Upon the happening of any Casualty not included within the limits set forth in the preceding sentence, Grantor either shall replace the Vehicle with respect to which the Casualty has occurred pursuant to the provisions of Section 5(c) hereof (treating such Vehicle, for these purposes, in the same manner as a Part), or deposit within 10 days of such Casualty into a deposit account established by the Agent for its benefit and the ratable benefit of the Lessors, as security for the Lessee's obligations under the Lease (the "Deposit Account") an amount equal to the Casualty Proceeds, provided, that upon the occurrence and during the continuance of an Event of Default or an Incipient Default, Grantor shall be obligated, at the option of the Required Lessors, to make the deposit as provided herein and shall not be entitled to exercise any right of replacement as set forth in this subclause (i). All funds in the Deposit Account, including any earnings thereon, shall be applied to Rent payments when due in the order of maturity, provided that during the continuance of an Event of Default, all such funds, including any earnings thereon, shall be applied to any amounts owing under the Lease, with the allocation thereof to be made as the Agent determines in its sole discretion. All such funds, and earnings thereon, shall remain in the Deposit Account until all Obligations (other than Surviving Indemnities) are paid in full. All funds in the Deposit Account shall be invested, as the Agent determines in its sole discretion in one or more of the following:

           (a) securities issued or fully guaranteed or insured by the United States Government or any agency thereof and backed by the full faith and credit of the United States maturing not more than one year from the date of acquisition;

           (b) certificates of deposit, time deposits, Eurodollar time deposits, bankers' acceptances or deposit accounts having in each case a remaining term to maturity of not more than one year, which are either
     (i) fully insured by the Federal Deposit Insurance Corporation or (ii) issued by any commercial bank under the laws of any State or any national banking association that has combined capital and surplus of not less than $800,000,000 and whose short-term securities are rated at least A-1 by S&P or P-1 by Moody's;

           (c) commercial paper that is rated at least A-1 by S&P or P-1 by Moody's, issued by a company that is incorporated under the laws of the United States or of any State and directly issues its own commercial paper, and has a remaining term to maturity of not more than one year; and

          (d) any money market or other investment fund the investments of which are limited to investments described in clauses (a), (b) and (c) above and which is managed by (i) a commercial bank that is organized under the laws of any State or any national banking association and that has total assets of at least $1,000,000,000, or (ii) an investment bank that is organized under the laws of any State and that has total assets of at least $1,000,000,000.

            (ii) Casualty Proceeds. Subject to Section 5(f)(i) hereof, all proceeds of any casualty insurance or condemnation proceeds ("Casualty Proceeds") paid or payable to Grantor or any Affiliate of Grantor by reason of a Casualty or Partial Casualty to a Vehicle shall be deposited into the Deposit Account, unless Grantor shall have already complied with the applicable provisions of Section 5(c) or 5(f)(i) hereof with respect to such Casualty or Partial Casualty. Any Casualty Proceeds paid to Agent with respect to a Vehicle suffering a Casualty or a Partial Casualty shall also be deposited in the Deposit Account. Any moneys in the Deposit Account attributable to a Casualty or Partial Casualty shall be remitted promptly to Grantor after Grantor's full compliance with Section 5(f)(i) or 5(c) hereof, as applicable. Notwithstanding the foregoing provisions of this Section 5(f)(ii) hereof, and provided that no Incipient Default consisting of an event described in Section 8.1 (a) or (g) of the Lease or an Event of Default shall exist, if the aggregate amount of Casualty Proceeds at any one time outstanding is $250,000 or less, then Grantor may receive such Casualty Proceeds directly, without delivery to Agent; provided, that such Casualty Proceeds are applied in accordance with the requirements of
Section 5(f)(i) or Section 5(c) hereof, as applicable. Notwithstanding any Casualty, all of Grantor's obligations under the Lease shall continue unabated and in full force and effect as provided in the Lease. Without limiting the foregoing, Grantor's obligations under Section 5(c) hereof shall not be affected by the amount of any Casualty Proceeds received by Grantor.

          SECTION 6.  Insurance.

           (a)   Required  Coverage.  At  its  own  expense,
Grantor will maintain the.following insurance coverage with respect to the Vehicles:

                     1.    primary  automobile  and  general
          liability insurance of not less than $3,000,000 per occurrence, with excess coverage of not less than $5,000,000 per occurrence and $95,000,000 in the aggregate, in each case naming Agent and Lessors as additional insured; and

                    2.   insurance against all risks of loss
          or physical damage to the Vehicles in a primary amount of not less than $250,000 per occurrence and excess "all risk" coverage on the Vehicles in a blanket amount of not less than $100,000,000, which insurance shall name Agent and Lessors as the sole loss payees.

So long as an insurer which is an Affiliate of Grantor (the "Insurer") shall (i) maintain its good standing as an insurer, (ii) be financially sound in the reasonable judgment of the Agent and (iii) be in compliance with all applicable regulatory requirements, Grantor may obtain primary insurance coverage from the Insurer, with retained liability for physical damage to the Vehicles and for liability coverage required under clause (a) above, which retained liability amounts, in both such cases, shall be in amounts not greater than amounts customary for similarly situated companies operating comparable equipment in the same industry as Grantor. Grantor shall obtain its excess insurance and, if Insurer does not meet the criteria set forth in the preceding sentence or is no longer providing Grantor's insurance, its primary insurance, from financially responsible companies selected by Grantor and having an A.M. Best rating of "A" or better or otherwise acceptable to the Agent.

          Such insurance shall (i) name Agent and Lessors as additional insured parties thereunder and loss payees as specified above (without any representation or warranty by, or obligation upon, Agent or any Lessor) as their respective interests may appear, (ii) contain the agreement by the Insurer that any loss thereunder shall be payable to Agent and Lessors notwithstanding any action, inaction or breach of representation or warranty by Grantor or any other entity having an interest in any Vehicle (including, without limitation, Agent or any Lessor), (iii) provide that there shall be no recourse against Agent or any Lessor for payment of premiums or other amounts with respect thereto,
(iv) provide that Insurer shall give Agent and each Lessor at least 30 days' prior written notice of cancellation, lapse or reduction of limits, (v) be primary with respect to any other insurance carried by or available to Agent and the Lessors, (vi) provide that the Insurer shall waive any right of subrogation, setoff, counterclaim, or other deduction, whether by attachment or otherwise, against Agent or any Lessor, and (vii) contain a cross-liability clause providing for coverage of Agent and each Lessor as if separate policies had been issued to each of them, provided, however, that such provision shall not increase the total limits of liability over those specified herein. Grantor will notify Agent and Lessors promptly of any policy cancellation, reduction in policy limits, modification or amendment.

           (b) Delivery of Insurance Certificates. Lessee has heretofore delivered to Agent certificates of insurance satisfactory to Agent and Lessors evidencing the existence of all insurance required to be maintained hereunder and setting forth the respective coverage, limits of liability, carrier, policy number and period of coverage. Thereafter, at the time each of Lessee's insurance policies is renewed (but in no event less frequently than once each year), Lessee shall deliver to Agent and each Lessor certificates of insurance evidencing that all insurance required by this Section to be maintained by Lessee with respect to the Vehicles is in effect.

          SECTION 7. Place of Perfection The Grantor shall keep its chief place of business and chief executive office at the location therefor specified in Section 3(a) hereof and shall keep the office where it maintains its records concerning the collateral at 1717 N.W. 21st Street, Portland, Oregon 97209 or, in either case, upon 30 days' prior written notice to the Agent, at such other locations in a jurisdiction where all actions required by Section 4 herein shall have been taken with respect to the Collateral.

            SECTION   8.   Release  of  Liens.    Upon   the
replacement or substitution of any Vehicle or Part, or the payment of all amounts required pursuant to Section 5(f)(i) in connection with a Casualty, in each case in compliance with the applicable provisions hereof, such Vehicle or Part shall be released from the security interest created hereunder.

           SECTION 9. Attorney-in-Fact. Grantor hereby irrevocably appoints Agent as Grantor's attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor or otherwise, from time to time in Agent's discretion, upon the occurrence and during the continuance of an Event of Default, to take any action (including any action that Grantor is entitled to take) and to execute any instrument which Agent or the Required Lessors may deem necessary or advisable to accomplish the
purposes  of  this  Security  Agreement  (subject   to   any
limitations   set   forth  in  the  Operative   Agreements),
including, without limitation:

           (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for money due and to become due under or in connection with the Collateral;

          (b) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with the foregoing clause (a);

           (c) to file any claim or take any action or institute any proceedings which Agent may deem to be necessary or advisable for the collection thereof or to enforce compliance with the terms and conditions of any Collateral; and

           (d) to perform any affirmative obligations of Grantor hereunder.

Grantor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section 9 is irrevocable and coupled with an interest.

           SECTION 10. Agent May Perform. If the Grantor fails to perform any agreement contained herein, the Agent may itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be payable by the Grantor under Section 13.

           SECTION 11. The Agent's Duties. The powers conferred on the Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Agent accords its own property.

           SECTION  12.  Remedies.  If any Event of  Default
shall have occurred and be continuing:

           (a) The Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of California at that time (the "Code") (whether or not the Code applies to the affected Collateral), and also may (i) require the Grantor to, and the Grantor hereby agrees that it will at its expense and upon request of the Agent forthwith, assemble all or part of the Collateral as directed by the Agent and make it available to the Agent at a place to be designated by the Agent which is reasonably convenient to both parties, (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable, including public sales to the Agent or the Lessors or one or more of their designees, and (iii) enter upon the premises where any Vehicle may be and either remove such Vehicle, with any damage to the improvements on such premises to be borne by Grantor (except to the extent such damage is due to the willful misconduct or gross negligence of Agent or its representatives), or take possession of such Vehicle. The Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Grantor acknowledges that sales for cash or on credit to a wholesaler, retailer or user of
     Collateral, at a public or private sale, are in each case commercially reasonable.

           (b) Any cash held by the Agent as Collateral and all cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Agent, be held by the Agent as collateral for, and/or then or at any time thereafter be applied (after payment of any amounts payable to the Agent pursuant to Section 13) in whole or in part by the Agent for the ratable benefit of the Lessors against, all or any part of the Obligations in such order as the Agent shall elect. Any surplus of such cash or cash proceeds held by the Agent and remaining after payment in full of all the Obligations shall be paid over to the Grantor or to whomsoever may be lawfully entitled to receive such surplus.

           SECTION 13. Indemnity and Expenses. (a) The Grantor agrees to indemnify the Agent from and against any and all claims, losses and liabilities (including reasonable attorneys' fees) growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from the Agent's gross negligence or willful misconduct.

          (b) The Grantor will upon demand pay to the Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Agent or the Lessors hereunder or (iv) the failure by the Grantor to perform or observe any of the provisions hereof.

           SECTION 14. Amendments; Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          SECTION 15. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telecopier communication) and mailed, telecopied or delivered to it, if to the Grantor or to the Agent, at its address specified in the Lease, or, as to either party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and other communications shall, when mailed or telecopied be effective when deposited in the mails or telecopied, respectively.

            SECTION   16.   Continuing  Security   Interest;
Assignments under Lease. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the payment in full of the Obligations (other than Surviving Indemnities) and all other amounts payable under this Agreement, (ii) be binding upon the Grantor, its successors and assigns, and (iii) inure to the benefit of, and be enforceable by, the Agent, the Lessors and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), any Lessor may assign or otherwise transfer all or any portion of its rights and obligations under the Lease to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Lessor herein or otherwise, subject, however, to the provisions of Section
11.8  of  the Participation Agreement.  Upon the payment  in full of the Obligations (other than Surviving Indemnities) and all other amounts payable under this Agreement, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantor. Upon any such termination, the Agent will, at the Grantor's expense, execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

          SECTION 17. Governing Law; Terms. This Agreement shall be governed by and construed in accordance with the laws of the State of California, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of California. Unless otherwise defined herein, terms used in Division 9 of the Code are used herein as therein defined.

           SECTION 18. JURY TRIAL. THE GRANTOR AND THE AGENT AND THE LESSORS (BY THEIR ACCEPTANCE OF THIS AGREEMENT AND THE BENEFITS HEREUNDER) WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

           IN WITNESS WHEREOF, the Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                         CONSOLIDATED FREIGHTWAYS
                         CORPORATION OF DELAWARE


                         By/s/Robert E. Wrightson
                         Title: Senior Vice President and
                                 Controller